As filed with the Securities and Exchange Commission on May 15, 1997
                                               Registration No. 333-24203
------------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                           AMENDMENT NO. 2 TO
                                  FORM S-4
                          REGISTRATION STATEMENT
                                  under
                       THE SECURITIES ACT OF 1933

                      Cascade Financial Corporation
        (Exact name of registrant as specified in its charter)

         Delaware                      6035                91-0167790
------------------------------   ------------------     ----------------
State or other jurisdiction of   (Primary Standard      (I.R.S. Employer
incorporation or organization)      Industrial          Identification No.)
                                 Classification Code
                                     Number

                           2828 Colby Avenue
                         Everett, Washington 98201
                              (206) 339-5500
    ------------------------------------------------------------------
    (Address, including ZIP code, and telephone number, including area code, of Registrant's principal executive office)

                          John F. Breyer, Jr., Esq.
                           Aaron M. Kaslow, Esq.
                             Breyer & Aguggia
                     1300 I Street, N.W., Suite 470 East
                         Washington, D.C.   20005
                              (202) 737-7900
      ------------------------------------------------------------
      (Name and address, including ZIP code, and telephone number, including area code, of agent for service)

                            with copies to:
                          Glen P. Garrison, Esq.
                            Keller Rohrback
                       1201 Third Ave., Suite 3200
                        Seattle, Washington 98101
                   -----------------------------------
   Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the effective date of this Registration
                              Statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance
with General Instruction G, check the following box. [   ]

                    CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
   Title of                        Proposed        Proposed         Amount
  Each Class         Amount        Maximum     Maximum Aggregate      of
 of Securities       to be      Offering Price     Offering      Registration
to be Registered  Registered(1)  Per Unit(2)       Price(2)         Fee(2)
------------------------------------------------------------------------------
Common Stock, $.01
 par value          768,000        $13.15        $5,103,430         $1,547(3)
------------------------------------------------------------------------------

(1) Represents the estimated maximum number of shares of common stock, par value $.01 per share, issuable by Cascade Financial Corporation. ("Cascade") upon consummation of the acquisition of AmFirst Bancorporation ("AmFirst") by Cascade.
(2) Pursuant to Rules 457(f)(2) and 457(c), the registration fee for the Cascade common stock is based on the book value of AmFirst common stock, $1.00 par value per share, on December 31, 1996 ($5,103,430), and computed based on the estimated maximum number of such shares (388,213), including shares issuable upon the exercise of outstanding employee and director stock options, that may be exchanged for the securities being registered.
(3)  Previously filed.
     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               [Cascade logo]

                                                 May 22, 1997

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Cascade Financial Corporation ("Cascade"), the holding company for Cascade Bank, to be held at the company's main office at 2828 Colby Avenue, Everett, Washington on Tuesday, June 24, 1997 at 8:00 p.m., local time.

     The Notice of Special Meeting of Shareholders and Prospectus/Joint Proxy Statement that appear on the following pages describe the formal business to be transacted at the meeting. The primary purpose of the meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Mergers (the "Merger Agreement") dated as of February 6, 1997 between Cascade and Cascade Bank, and AmFirst Bancorporation ("AmFirst") and its wholly-owned subsidiary, American First National Bank. The Merger Agreement provides that AmFirst will be merged with a wholly-owned subsidiary of Cascade, which will then be merged into Cascade with Cascade as the surviving corporation. As soon as practicable thereafter, American First National Bank will be merged into Cascade Bank, resulting in Cascade Bank as the surviving bank. Directors and officers of Cascade, as well as representatives of KPMG Peat Marwick LLP, Cascade's independent auditors, will be present to respond to any appropriate questions shareholders may have.

     The Merger Agreement provides that upon consummation of the merger all outstanding shares of common stock of AmFirst will be converted into shares of common stock of Cascade. You are urged to review carefully the Prospectus/Joint Proxy Statement, which contains a more complete description of the terms of the merger.

     The Board of Directors of Cascade has unanimously approved the Merger Agreement and recommends that the shareholders vote FOR the approval of the Merger Agreement. Approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Cascade common stock.

     It is very important that your shares be represented at the Special Meeting, regardless of whether you plan to attend in person. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Merger Agreement. To assure that your shares are represented in voting on this very important matter, please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope whether or not you plan to attend the meeting. If you do attend, you may, if you wish, revoke your proxy and vote your shares in person at the meeting.

     The merger is an important step for Cascade and its shareholders. On behalf of the Board of Directors, I urge you to vote FOR approval of the Merger Agreement.

                                  Sincerely,

                                  /s/ Frank M. McCord

                                  Frank M. McCord
                                  Chairman of the Board and
                                  Chief Executive Officer

                         CASCADE FINANCIAL CORPORATION
                             2828 Colby Avenue
                           Everett, Washington 98201
                              (206) 339-5500
                             ___________________

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To Be Held on June 24, 1997
                             ___________________

     NOTICE IS HEREBY GIVEN THAT a Special Meeting of Shareholders of Cascade Financial Corporation ("Cascade") will be held at the company's main office at 2828 Colby Avenue, Everett, Washington, on Tuesday, June 24, 1997 at 8:00 p.m., local time, for the following purposes:

     (1) To consider and vote upon a proposal to approve the Agreement and Plan of Mergers, dated as of February 6, 1997 (the "Merger Agreement"), between Cascade and its wholly-owned subsidiary, Cascade Bank, and AmFirst Bancorporation ("AmFirst") and its wholly-owned subsidiary, American First National Bank, a copy of which is attached as Appendix A to the accompanying Prospectus/Joint Proxy Statement, under the terms of which (i) AmFirst will merge with and into a wholly-owned subsidiary of Cascade, which will then be merged into Cascade, and (ii) each outstanding share of common stock of AmFirst will be converted into shares of Cascade common stock in accordance with the terms of the Merger Agreement.

     (2) To consider and vote upon a proposal to approve an amendment to Cascade's Certificate of Incorporation increasing the number of authorized shares of common stock from 5,000,000 to 8,000,000 shares.

     (3) To consider and vote upon a proposal to adopt the Cascade Financial Corporation 1997 Stock Option Plan.

     (4) To consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     Any action may be taken on the foregoing proposal at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on May 1, 1997 are the shareholders entitled to vote at the meeting and any adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of Cascade common stock is required for approval of the Merger Agreement.

     You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             /s/ Russell E. Rosendal

                             RUSSELL E. ROSENDAL
                             SECRETARY

Everett, Washington
May 22, 1997

Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, please sign, date and promptly return the accompanying proxy card using the enclosed postage-prepaid envelope. If for any reason you should desire to revoke your proxy, you may do so at any time before it is voted at the meeting.

                            [AmFirst logo]

                                             May 22, 1997

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of AmFirst Bancorporation ("AmFirst"), the holding company for American First National Bank (the "Bank"), to be held at the Bank's main office at 6920 Evergreen Way, Everett, Washington on June 26, 1997 at 8:00 p.m., local time.

     The attached Notice of Special Meeting of Shareholders and Prospectus/Joint Proxy Statement describe the formal business to be transacted at the meeting. At the Special Meeting, shareholders will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Mergers (the "Merger Agreement") dated as of February 6, 1997 between Cascade Financial Corporation ("Cascade") and Cascade Bank ("Cascade Bank"), and AmFirst and the Bank. The Merger Agreement provides that AmFirst will be merged with a wholly-owned subsidiary of Cascade, which will then be merged into Cascade. As soon as practicable thereafter, the Bank will be merged into Cascade Bank, with Cascade Bank as the surviving bank.

     Upon consummation of the merger, each outstanding share of AmFirst common stock (excluding any dissenting shares and certain shares held by Cascade and AmFirst) will be converted into the right to receive approximately 1.925 shares of Cascade common stock, subject to certain adjustments, in a transaction that is generally tax-free for federal income tax purposes, all as more fully discussed in the accompanying Prospectus/Joint Proxy Statement.
The last reported sale price of Cascade common stock on the Nasdaq SmallCap Market ("CASB") on _____ __, 1997 was $____ per share.

     You are urged to review carefully the enclosed Prospectus/Joint Proxy Statement, which contains a more complete description of the terms of the merger.

     The Board of Directors of AmFirst has unanimously approved the Merger Agreement and recommends that the shareholders vote FOR the approval of the Merger Agreement. Approval of the Merger Agreement requires the affirmative vote of two-thirds of the outstanding shares of AmFirst common stock.

     It is very important that your shares be represented at the Special Meeting, regardless of whether you plan to attend in person. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Merger Agreement. To assure that your shares are represented in voting on this very important matter, please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope whether or not you plan to attend the meeting. If you do attend, you may, if you wish, revoke your proxy and vote your shares in person at the meeting.

     On behalf of the Board of Directors, I recommend that you vote FOR approval of the Merger Agreement.

                                Sincerely,

                                /s/ Thomas H. Rainville

                                Thomas H. Rainville
                                Chairman, Chief Executive Officer
                                and President

                         AMFIRST BANCORPORATION
                           6920 Evergreen Way
                        Everett, Washington  98203
                          ___________________

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       To Be Held on June 26, 1997
                          ___________________

     NOTICE IS HEREBY GIVEN THAT a Special Meeting of Shareholders of AmFirst Bancorporation ("AmFirst") will be held at the main office of American First National Bank at 6920 Evergreen Way, Everett, Washington, on Thursday, June 26, 1997, at 8:00 p.m., local time, for the following purposes:

     (1) To consider and vote upon a proposal to approve the Agreement and Plan of Mergers, dated as of February 6, 1997 (the "Merger Agreement"), between Cascade Financial Corporation ("Cascade") and its wholly- owned subsidiary, Cascade Bank, and AmFirst and its wholly-owned subsidiary, American First National Bank, a copy of which is attached as Appendix A to the accompanying Prospectus/Joint Proxy Statement, under the terms of which (i) AmFirst will merge with and into a wholly-owned subsidiary of Cascade, which will then be merged into Cascade with Cascade as the surviving corporation, and (ii) each outstanding share of common stock of AmFirst will be converted into shares of Cascade common stock in accordance with the terms of the Merger Agreement.

     (2) To consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     Any action may be taken on the foregoing proposal at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on May 1, 1997 are the shareholders entitled to vote at the meeting and any adjournments thereof. The affirmative vote of the holders of two-thirds of the outstanding shares of AmFirst common stock is required for approval of the Merger Agreement.

     AmFirst shareholders have the right to dissent from the merger and obtain payment of the fair value of their shares of AmFirst common stock under the applicable provisions of Washington law. In order to perfect dissenter's rights, AmFirst shareholders must send a notice to AmFirst before the Special Meeting on June 26 and must not vote in favor of the merger by proxy or otherwise. Further information regarding voting rights and the business to be transacted at the Special Meeting is given in the accompanying Prospectus/Joint Proxy Statement. A copy of the applicable Washington statutory provisions regarding dissenters' rights is set forth in Appendix B to the accompanying Prospectus/Joint Proxy Statement and a summary of such provisions is set forth under "THE MERGER -- Dissenters' Rights" beginning on page 13.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Marlee M. Fowler

                              MARLEE M. FOWLER
                              SECRETARY

Everett, Washington
May 22, 1997

Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, please sign, date and promptly return the accompanying proxy card using the enclosed postage-prepaid envelope. If for any reason you should desire to revoke your proxy, you may do so at any time before it is voted at the meeting.

                           JOINT PROXY STATEMENT
                                    OF
                      CASCADE FINANCIAL CORPORATION
                                   AND
                          AMFIRST BANCORPORATION
                          ----------------------
                               PROSPECTUS
                                   OF
                      CASCADE FINANCIAL CORPORATION
                   Up to 768,000 Shares of Common Stock

     This Prospectus/Joint Proxy Statement is being furnished by Cascade Financial Corporation("Cascade") to the holders of Cascade common stock, par value $.01 per share ("Cascade Common Stock"), in connection with the solicitation of proxies by the Board of Directors of Cascade (the "Cascade Board") for use at a special meeting of Cascade shareholders to be held on June 24, 1997, and at any adjournments or postponements thereof (the "Cascade Special Meeting"). This Prospectus/Joint Proxy Statement is first being mailed to shareholders of Cascade on or about May 22, 1997.

     This Prospectus/Joint Proxy Statement is also being furnished by AmFirst Bancorporation ("AmFirst") to the holders of AmFirst common stock, par value $1.00 per share ("AmFirst Common Stock"), in connection with the solicitation of proxies by the Board of Directors of AmFirst (the "AmFirst Board") for use at a special meeting of AmFirst shareholders to be held on June 26, 1997 and at any adjournments or postponements thereof (the "AmFirst Special Meeting," and, together with the Cascade Special Meeting, the "Meetings"). This Prospectus/Joint Proxy Statement is first being mailed to shareholders of AmFirst on or about May 22, 1997.

     At the Meetings, shareholders of Cascade and AmFirst will consider and vote upon proposals to approve the Agreement and Plan of Mergers dated as of February 6, 1997 (the "Merger Agreement") by and between Cascade and its wholly-owned subsidiary, Cascade Bank ("Cascade Bank"), and AmFirst and its wholly-owned subsidiary, American First National Bank (the "Bank") pursuant to which, among other things, AmFirst would be merged with and into a wholly-owned subsidiary of Cascade (the "Merger").

     Upon consummation of the Merger, each outstanding share of AmFirst Common Stock (excluding any dissenting shares and certain shares held by Cascade and AmFirst) will be converted into the right to receive approximately 1.925 shares of Cascade Common Stock, subject to certain adjustments based on a formula described in more detail under "THE MERGER -- General; Exchange Ratio" beginning on page 3. The exact number of shares of Cascade Common Stock to be received by AmFirst shareholders and the value of those shares will not be determinable at the time AmFirst shareholders vote on the Merger at the AmFirst Special Meeting. The last reported sale price of Cascade Common Stock on the Nasdaq SmallCap Market ("CASB") on _____ __, 1997 was $_____ per share. For a more detailed description of the terms of the Merger, see "THE MERGER."
     Cascade has filed a registration statement on Form S-4 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to up to 768,000 shares of Cascade Common Stock to be issued pursuant to the Merger Agreement. This Prospectus/Joint Proxy Statement also constitutes the prospectus of Cascade filed as part of the Registration Statement.
                          ----------------------
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/JOINT
         PROXY STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A
                            CRIMINAL OFFENSE.
                          ----------------------
      THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS,
         OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT
           INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
              ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

This Prospectus/Joint Proxy Statement does not cover any resale of the securities to be received by shareholders of AmFirst upon consummation of the proposed transaction, and no person is authorized to make any use of this Prospectus/Joint Proxy Statement in connection with any such resale.

     The date of this Prospectus/Joint Proxy Statement is _____, 1997.

     No person is authorized to give any information or to make any representation not contained in this Prospectus/Joint Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus/Joint Proxy Statement does not constitute an offer to sell or a solicitation of an offer to purchase a security, or a solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it would be unlawful to make such offer or solicitation.

     Neither the delivery of this Prospectus/Joint Proxy Statement nor any distribution of the securities made under this Prospectus/Joint Proxy Statement shall, under any circumstances, create any implication that there has been no change in the affairs of Cascade or AmFirst or in the information set forth herein since the date of this Prospectus/Joint Proxy Statement.

                        AVAILABLE INFORMATION

     Cascade is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material also can be obtained from the Commission's Public Reference Section at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates and from the Commission's home page on the World Wide Web at http://www.sec.gov. In addition, materials filed by Cascade are available for inspection at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

     This Prospectus/Joint Proxy Statement constitutes part of a Registration Statement on Form S-4 (File No. 333-24203) filed by Cascade with the Commission under the Securities Act. This Prospectus/Joint Proxy Statement omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to Cascade and the Cascade Common Stock. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, where a copy of such document has been filed as an exhibit to the Registration Statement or otherwise has been filed with the Commission, reference is made to the copy so filed. Each such statement is qualified in its entirety by such reference.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Cascade with the Commission pursuant to the Exchange Act are incorporated in this Prospectus/Joint Proxy Statement by reference:

     1.  Cascade's Annual Report on Form 10-K for the year ended June 30,
         1996;

     2. Cascade's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1996 and December 31, 1996; and

     3.  Cascade's Current Report on Form 8-K filed February 14, 1997.

     All documents filed by Cascade pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Cascade Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or

                                     -ii-
PAGE
superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     As described above, this Prospectus/Joint Proxy Statement incorporates by reference documents that are not presented herein or delivered herewith.
These documents (other than exhibits to such documents that are specifically incorporated by reference into the text of such documents) are available, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus/Joint Proxy Statement is delivered, upon written or oral request to Mr. Russell Rosendal, Secretary, Cascade Financial Corporation, 2828 Colby Avenue, Everett, Washington 98201 (telephone number: (206) 339-5500). In order to ensure timely delivery of the documents, any request should be made by June 17, 1997.

                          ----------------------

     All information contained or incorporated by reference in this Prospectus/Joint Proxy Statement with respect to Cascade has been supplied by Cascade, and AmFirst is relying upon the accuracy of that information. All information contained or incorporated by reference in this Prospectus/Joint Proxy Statement with respect to AmFirst has been supplied by AmFirst, and Cascade is relying upon the accuracy of that information.

                        TABLE OF CONTENTS
                                                                       Page
                                                                       ----
Available Information . . . . . . . . . . . . . . . . . . .             ii
Incorporation of Certain Documents by Reference . . . . . .             ii
Summary . . . . . . . . . . . . . . . . . . . . . . . . . .             vi
Selected Historical and Pro Forma Financial Data. . . . . .             xi
Comparative Per Share Data. . . . . . . . . . . . . . . . .             xv
Comparative Market Price Data . . . . . . . . . . . . . . .             xv
The Meetings. . . . . . . . . . . . . . . . . . . . . . . .              1
     Cascade Special Meeting. . . . . . . . . . . . . . . .              1
     AmFirst Special Meeting. . . . . . . . . . . . . . . .              2
The Merger. . . . . . . . . . . . . . . . . . . . . . . . .              3
     General; Exchange Ratio. . . . . . . . . . . . . . . .              3
     Effective Date of the Merger . . . . . . . . . . . . .              4
     Exchange of AmFirst Stock Certificates . . . . . . . .              4
     Background of the Merger . . . . . . . . . . . . . . .              5
     Reasons for the Merger and Recommendations of the
      Boards of Directors . . . . . . . . . . . . . . . . .              6
     Interests of Certain Persons in the Merger . . . . . .              8
     Certain Federal Income Tax Consequences. . . . . . . .              9
     Conduct of Business Pending the Merger . . . . . . . .              9
     Conditions to Consummation of the Merger . . . . . . .             10
     Regulatory Requirements. . . . . . . . . . . . . . . .             10
     No Solicitation. . . . . . . . . . . . . . . . . . . .             11
     Termination Fee. . . . . . . . . . . . . . . . . . . .             11
     Dissenters' Rights . . . . . . . . . . . . . . . . . .             12
     Amendment; Waiver; Termination . . . . . . . . . . . .             13
     Resale of Cascade Common Stock . . . . . . . . . . . .             14
     Accounting Treatment . . . . . . . . . . . . . . . . .             14
     Expenses . . . . . . . . . . . . . . . . . . . . . . .             14
Management and Operations After the Merger. . . . . . . . .             14
Pro Forma Financial Information . . . . . . . . . . . . . .             16
Businesses of the Parties to the Merger . . . . . . . . . .             23
     Cascade and Cascade Bank . . . . . . . . . . . . . . .             23
     AmFirst and the Bank . . . . . . . . . . . . . . . . .             23
Voting Securities of Cascade and Principal Holders Thereof.             24
Voting Securities of AmFirst and Principal Holders Thereof.             25
Description of Cascade Capital Stock. . . . . . . . . . . .             26
     Common Stock . . . . . . . . . . . . . . . . . . . . .             26
     Preferred Stock. . . . . . . . . . . . . . . . . . . .             27
Comparison of Shareholders' Rights. . . . . . . . . . . . .             27
     Payment of Dividends . . . . . . . . . . . . . . . . .             27
     Size of Board of Directors   . . . . . . . . . . . . .             28
     Classified Board of Directors  . . . . . . . . . . . .             28
     Cumulative Voting  . . . . . . . . . . . . . . . . . .             28
     Removal of Directors   . . . . . . . . . . . . . . . .             29
     Vacancies on the Board of Directors  . . . . . . . . .             29
     Special Meetings of Shareholders and Action Without
      a Meeting . . . . . . . . . . . . . . . . . . . . . .             29
     Advance Notice Requirements for Nominations of
      Directors and Presentation of New Business at
      Meetings of Shareholders. . . . . . . . . . . . . . .             29
     Approval of Mergers, Consolidations, Sale of
      Substantially All Assets and Dissolution. . . . . . .             30
     Restrictions on 10% Beneficial Ownership . . . . . . .             31

                                                                       Page
                                                                       ----
     Dissenters' Appraisal Rights . . . . . . . . . . . . .             31
     Indemnification of Officers and Directors and
      Limitation of Liability . . . . . . . . . . . . . . .             31
     Amendment of Certificate of Incorporation and Bylaws .             32
Amendment to Cascade's Certificate of Incorporation . . . .             33
Adoption of 1997 Stock Option Plan. . . . . . . . . . . . .             33
     Administration of the Option Plan. . . . . . . . . . .             34
     Shares Subject to the Option Plan. . . . . . . . . . .             34
     Option Price . . . . . . . . . . . . . . . . . . . . .             34
     Terms of Options . . . . . . . . . . . . . . . . . . .             34
     Federal Income Tax Consequences of Non-Qualified
      Options . . . . . . . . . . . . . . . . . . . . . . .             35
     Federal Income Tax Consequences of Incentive Stock
      Options . . . . . . . . . . . . . . . . . . . . . . .             35
     Alternative Minimum Tax. . . . . . . . . . . . . . . .             36
     Adoption of the Option Plan. . . . . . . . . . . . . .             36
Certain Information Concerning Cascade. . . . . . . . . . .             36
Legal Opinions. . . . . . . . . . . . . . . . . . . . . . .             36
Experts . . . . . . . . . . . . . . . . . . . . . . . . . .             37
Other Matters . . . . . . . . . . . . . . . . . . . . . . .             37
Shareholder Proposals . . . . . . . . . . . . . . . . . . .             37

Appendix A  -   Agreement and Plan of Mergers
Appendix B  -   Chapter 13 of the Washington Business Corporation Act
Appendix C  -   Financial Information for Cascade
Appendix D  -   Financial Information for AmFirst
Appendix E  -   Cascade Financial Corporation 1997 Stock Option Plan

                                   SUMMARY

     The following summary of certain information relating to the Merger is not intended to be complete and is qualified by reference to, and should be read in conjunction with, the more detailed information appearing elsewhere in this Prospectus/Joint Proxy Statement, including the Appendices hereto, and the documents incorporated herein by reference.

The Parties to the Merger

     Cascade and Cascade Bank. Cascade is a savings and loan holding company incorporated under the laws of the State of Delaware. The business of Cascade consists primarily of holding 100% of the capital stock of Cascade Bank. At December 31, 1996, Cascade had total assets of $348.1 million, total deposits of $225.3 million and stockholders' equity of $21.2 million. At March 31, 1997, Cascade had total assets of $352.3 million, total deposits of $231.6 million and stockholders' equity of $21.8 million. The principal executive offices of Cascade are located at 2828 Colby Avenue, Everett, Washington 98201 and its telephone number is (206) 339-5500.

     Cascade Bank is a federally chartered savings bank and is regulated by the Office of Thrift Supervision (the "OTS") and by the Federal Deposit Insurance Corporation ("FDIC"), as the insurer of its deposits. Cascade Bank's deposits are insured up to applicable limits under the Savings Association Insurance Fund ("SAIF") of the FDIC. Cascade Bank's principal business consists of attracting savings deposits from the general public and originating loans for the purchase or construction of residential real estate. To a lesser extent, Cascade Bank originates multi-family residential, commercial real estate, and other real estate loans. At December 31, 1996, Cascade Bank conducted its business from eight full service offices, consisting of five in Snohomish County, two in King County, and one in Skagit county, and from a mortgage origination office in Whatcom County.

     See "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA" and "BUSINESSES OF THE PARTIES TO THE MERGER -- Cascade and Cascade Bank." Additional information concerning Cascade is included in Appendix C and in the Cascade documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     AmFirst and the Bank. AmFirst is a bank holding company incorporated under the laws of the State of Washington. The business of AmFirst consists primarily of holding 100% of the capital stock of the Bank. At December 31, 1996, AmFirst had total assets of $71.1 million, total deposits of $64.9 million, and total stockholders' equity of $5.1 million. At March 31, 1997, AmFirst had total assets of $70.1 million, total deposits of $63.0 million, and total stockholders' equity of $5.2 million. AmFirst maintains its principal office at 6920 Evergreen Way in Everett, Washington 98203 and its telephone number is (206) 353-1243.

     The Bank is a national bank regulated by the Office of the Comptroller of the Currency ("OCC") and the FDIC. Generally, customer deposit accounts in the Bank are insured by the FDIC's Bank Insurance Fund for up to a maximum of $100,000. The Bank offers a full line of commercial banking services and originates commercial, real estate and installment loans. The Bank conducts business from two full service offices in Everett and one in each of Mukilteo and Snohomish, Washington.

     See "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA," "BUSINESSES OF THE PARTIES TO THE MERGER -- AmFirst and the Bank." Additional information concerning AmFirst is included in Appendix D.

Cascade Special Meeting

     Place, Time and Date; Purpose. The Cascade Special Meeting will be held on Tuesday, June 24, 1997 at 8:00 p.m., local time, at Cascade's main office at 2828 Colby Avenue, Everett, Washington, for the purpose of considering and voting upon a proposal to approve the Merger Agreement attached hereto as Appendix A. At the Cascade Special Meeting, holders of Cascade Common Stock also will be asked to consider and approve (i) the amendment of Cascade's Certificate of Incorporation to increase the number of authorized shares of Cascade Common Stock and (ii) Cascade's 1997 Stock Option Plan. See "THE MEETINGS -- Cascade Special Meeting -- Place, Time and Date" and "-- Purpose."

     Record Date; Shares Entitled to Vote. The Cascade Board has fixed the close of business on May 1, 1997 as the record date (the "Cascade Record Date") for determining shareholders entitled to notice of and to vote at the Cascade Special Meeting. Only those holders of shares of Cascade Common Stock of record on the Cascade Record Date will be entitled to notice of and to vote at the Cascade Special Meeting. Each share of Cascade Common Stock will be entitled to one vote. Shareholders who execute proxies retain the right to revoke them at any time prior to being voted at the Cascade Special Meeting. At the Cascade Record Date, there were 2,054,898 shares of Cascade Common Stock outstanding and entitled to be voted at the Cascade Special Meeting.
See "THE MEETINGS -- Cascade Special Meeting -- Record Date; Shares Entitled to Vote."

     Vote Required. Approval of the Merger Agreement and the amendment of the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Cascade Common Stock. Approval of the 1997 Stock Option Plan requires the affirmative vote of a majority of the shares of Cascade Common Stock represented in person or by proxy and entitled to vote on the proposal. At the Cascade Record Date, the directors and executive officers of Cascade and their affiliates beneficially owned 204,274 shares of Cascade Common Stock, which represents 9.9% of the shares entitled to be voted at the Cascade Special Meeting. All of the directors and executive officers of Cascade have indicated their intention to vote their shares for the approval of the Merger Agreement. See "THE MEETINGS -- Cascade Special Meeting -- Vote Required."

      A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Merger Agreement.

AmFirst Special Meeting

     Place, Time and Date; Purpose. The AmFirst Special Meeting will be held on Thursday, June 26, 1997 at 8:00 p.m., local time at the Bank's main office at 6920 Evergreen Way, Everett, Washington, for the purpose of considering and voting upon a proposal to approve the Merger Agreement attached hereto as Appendix A. See "THE MEETINGS -- AmFirst Special Meeting -- Place, Time and Date" and "-- Purpose."

     Record Date; Shares Entitled to Vote. The AmFirst Board has fixed the close of business on May 1, 1997 as the record date (the "AmFirst Record Date") for determining shareholders entitled to notice of and to vote at the AmFirst Special Meeting. Only those holders of shares of AmFirst Common Stock of record on the AmFirst Record Date will be entitled to notice of and to vote at the AmFirst Special Meeting. Each share of AmFirst Common Stock will be entitled to one vote. Shareholders who execute proxies retain the right to revoke them at any time prior to being voted at the AmFirst Special Meeting. At the AmFirst Record Date, there were 333,120 shares of AmFirst Common Stock outstanding and entitled to be voted at the AmFirst Special Meeting. See "THE MEETINGS -- AmFirst Special Meeting -- Record Date; Shares Entitled to Vote."

     Vote Required. Approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of AmFirst Common Stock. At the AmFirst Record Date, the directors and executive officers of AmFirst and their affiliates beneficially owned 91,833 shares of AmFirst Common Stock, which represents 27.6% of the shares entitled to be voted at the AmFirst Special Meeting. Simultaneous with the execution of the Merger Agreement, all of the directors of AmFirst entered into an agreement with Cascade pursuant to which each director agreed to vote his shares for approval of the Merger Agreement. See "THE MEETINGS -- AmFirst Special Meeting -- Vote Required."

     A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Merger Agreement.

The Mergers; Exchange Ratio

     The Merger Agreement provides for the merger of AmFirst with and into a wholly-owned subsidiary of Cascade, which will then be merged into Cascade. As soon as practicable thereafter, the Bank will be merged into Cascade Bank. As a result of the mergers, AmFirst and the Bank will cease to exist and Cascade and Cascade Bank will succeed to all of the assets and liabilities of AmFirst and the Bank, respectively. See "THE MERGER -- General; Exchange Ratio."

     Upon consummation of the Merger, each outstanding share of AmFirst Common Stock (excluding any shares held by shareholders who perfect their dissenters' rights of appraisal ("Dissenting Shares") and any shares of stock held by Cascade or AmFirst, other than in a fiduciary capacity or in satisfaction of a debt previously contracted (together with the Dissenting Shares, "Excluded Shares")) will be automatically converted into the right to receive approximately 1.925 shares of Cascade Common Stock, subject to certain adjustments ("Exchange Ratio"). Each holder of AmFirst Common Stock who would otherwise be entitled to a fractional share of Cascade Common Stock will receive cash in lieu thereof determined by multiplying such fraction by $16.00. Upon completion of the Merger, shareholders of AmFirst will no longer own any stock in AmFirst.

     Based on 333,120 shares of AmFirst Common Stock outstanding at May 1, 1997, Cascade estimates issuing approximately 641,256 shares in the Merger. As a result, AmFirst shareholders would own approximately 24% of the outstanding shares of Cascade Common Stock immediately following consummation of the Merger.

     AmFirst shareholders should note that the market price of the Cascade Common Stock they receive will continue to be subject to changes in market value and may, therefore, have a market value as of the date they receive certificates for their shares (or such shares are otherwise made available to them) that is less than, or greater than, the value of such stock at the consummation of the Merger. For a more detailed discussion of the calculation of the number of shares of Cascade Common Stock to be received in exchange for AmFirst Common Stock, see "THE MERGER -- General; Exchange Ratio."

Recommendation of the Cascade Board

     The Cascade Board has unanimously approved the Merger Agreement as advisable and in the best interests of Cascade and the Cascade shareholders and recommends that the shareholders of Cascade vote FOR approval of the Merger Agreement.

     For a discussion of the circumstances surrounding the Merger and the factors considered by the Cascade Board in making its recommendation, see "THE MERGER -- Background of the Merger" and "-- Reasons for the Merger and Recommendations of the Boards of Directors -- Cascade." Approval of the Merger Agreement by Cascade shareholders is a condition to consummation of the Merger. See "THE MERGER -- Conditions to Consummation of the Merger."

Recommendation of the AmFirst Board

     The AmFirst Board has unanimously approved the Merger Agreement as advisable and in the best interests of AmFirst and the AmFirst shareholders and recommends that the shareholders of AmFirst vote FOR approval of the Merger Agreement.

     For a discussion of the circumstances surrounding the Merger and the factors considered by the AmFirst Board in making its recommendation, see "THE MERGER -- Background of the Merger" and "-- Reasons for the Merger and Recommendations of the Boards of Directors -- AmFirst." Approval of the Merger Agreement by

AmFirst shareholders is required by law and is a condition to consummation of the Merger. See "THE MERGER - - Conditions to Consummation of the Merger." For a description of certain economic interests directors of AmFirst may be deemed to have in the Merger, see "THE MERGER -- Interests of Certain Persons in the Merger."

Interests of Certain Persons in the Merger

     Certain members of AmFirst's management and the AmFirst Board may be deemed to have interests in the Merger in addition to their interests as shareholders of AmFirst generally. These include, among other things, provisions in the Merger Agreement relating to employment agreements and appointments to the Cascade Board.

     In connection with the consummation of the Merger, Thomas H. Rainville, the President and Chief Executive Officer of AmFirst, will enter into a non-competition agreement with Cascade and Cascade Bank pursuant to which Mr. Rainville will receive $5,000 per month for 60 months.

     Following the Effective Time, David Little, the President and Chief Operating Officer of the Bank, and Marlee Fowler, the Chief Financial Officer of the Bank, will enter into two-year employment agreements with Cascade Bank. Mr. Little and Ms. Fowler will also enter into non-compete agreements with Cascade Bank.

     Cascade has agreed to appoint two members of the AmFirst Board, as determined by Cascade, to the Boards of Directors of Cascade and Cascade Bank effective as of the consummation of the Merger. As of the date of this Prospectus/Joint Proxy Statement, Cascade had not selected such persons.

     See "THE MERGER -- Interests of Certain Persons in the Merger."

Effective Date of the Merger

     Subject to the conditions to the obligations of the parties to complete the Merger as set forth in the Merger Agreement, the "Effective Date" of the Merger will occur on such date as Cascade notifies AmFirst in writing not less than five days prior thereto, provided such date is not more than 30 days after such conditions have been satisfied or waived. The "Effective Time" of the Merger is the time on the Effective Date at which the Merger becomes effective. Either Cascade or AmFirst may terminate the Merger Agreement if the Effective Date does not occur on or before September 30, 1997.

Conditions to Consummation of the Merger

     Consummation of the Merger is subject to, among other things: (i) approval of the Merger Agreement by the holders of not less than two-thirds of the outstanding shares of AmFirst Common Stock and by the holders of not less than a majority of the outstanding shares of Cascade Common Stock; (ii) receipt of all applicable regulatory approvals without any condition that, in the opinion of Cascade, would deprive Cascade of the material economic or business benefits of the Merger; (iii) receipt by Cascade and AmFirst of the opinion of Breyer & Aguggia, dated as of the Effective Date, as to certain federal income tax consequences of the Merger; (iv) David Little and Marlee Fowler having entered into employment agreements with Cascade and Cascade Bank; (v) David Little, Marlee Fowler and Thomas Rainville having entered into a non-compete agreement with Cascade; (vi) each member of the AmFirst Board having entered into an agreement with Cascade providing that such individual, for a period of one year from the Effective Date, will not refer any customers of the Bank to a financial institution other than Cascade Bank, participate in the formation of a new financial institution in Snohomish County, Washington, or solicit any employees of the Bank who become employees of Cascade; (vii) receipt by Cascade of an agreement from each "affiliate" of AmFirst restricting the sale of Cascade Common Stock received by such affiliate in the Merger; (viii) the number of Dissenting Shares does not exceed 5% of the outstanding shares of AmFirst Common Stock; and (ix) that the

Merger will qualify for pooling of interests accounting treatment. See "THE MERGER -- Conditions to Consummation of the Merger."

Accounting Treatment

     It is anticipated that the Merger will be accounted for as a pooling of interests by Cascade under generally accepted accounting principles. See "THE MERGER -- Conditions to Consummation of the Merger" and "-- Accounting Treatment."

Regulatory Requirements

     The Merger is subject to the receipt of prior approval from the OTS. An application for approval of the Merger was filed with the OTS on April 2, 1997. Such application was deemed complete by the OTS on May 1, 1997. There can be no assurance that such approval will be obtained, and, if obtained, that it will not impose conditions that, in the opinion of Cascade, would deprive Cascade of the economic and business benefits of the Merger so as to render it inadvisable in the judgment of Cascade to proceed with the Merger. See "THE MERGER -- Regulatory Requirements."

Certain Federal Income Tax Consequences

     Consummation of the Merger is conditioned, among other things, on receipt by Cascade and AmFirst of an opinion of Breyer & Aguggia, special counsel for Cascade, to the effect that the Merger will be treated as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). In accordance with this opinion, no gain or loss will be recognized by a holder of AmFirst Common Stock who exchanges such stock solely for Cascade Common Stock pursuant to the Merger. However, holders of AmFirst Common Stock may recognize gain or loss by reason of cash received in lieu of fractional shares. See "THE MERGER -- Certain Federal Income Tax Consequences."

     Because certain tax consequences of the Merger may vary depending on the particular circumstances of each shareholder, each AmFirst shareholder is urged to consult his or her own tax advisor as to the specific tax consequences to such holder of the Merger, including the specific application and effect of state, local, foreign and other tax laws to such shareholder.

Dissenters' Rights

     AmFirst shareholders have the right to dissent from the Merger and obtain payment of the fair value of their shares of AmFirst Common Stock under the provisions of Chapter 13 of the Washington Business Corporation Act ("WBCA"). A shareholder's failure to follow exactly the procedures specified in Chapter 13 of the WBCA will result in loss of such shareholder's dissenters' rights. Accordingly AmFirst shareholders wishing to dissent from the Merger are urged to read carefully "THE MERGER -- Dissenters' Rights" and the copy of Chapter 13 of the WBCA set forth in Appendix B to this Prospectus/Joint Proxy Statement, and to consult with their own legal advisors. If AmFirst shareholders perfect dissenters' rights with respect to more than 5% of the outstanding shares of AmFirst Common Stock, Cascade may elect not to consummate the Merger. See "THE MERGER -- Conditions to Consummation of the Merger." Additionally, if shareholders perfect dissenters' rights with respect to more than 10% of the outstanding shares of AmFirst Common Stock and Cascade elects to consummate the Merger, the Merger will not qualify for pooling of interests accounting treatment. See "THE MERGER -- Accounting Treatment."

Comparison of Shareholders' Rights

     The rights of stockholders of AmFirst are currently determined by reference to the WBCA and AmFirst's Articles of Incorporation and Bylaws. On the Effective Date, stockholders of AmFirst will become stockholders of Cascade, and their rights as stockholders of Cascade will be determined by reference to the Delaware General

Corporation Law (the "DGCL") and Cascade's Certificate of Incorporation and Bylaws. For a discussion of certain material differences in the rights of shareholders of Cascade and AmFirst and an explanation of certain possible antitakeover effects of certain provisions in Cascade's Certificate of Incorporation and Bylaws, see "COMPARISON OF SHAREHOLDERS' RIGHTS."

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following tables set forth selected historical consolidated financial data for Cascade and AmFirst and selected unaudited pro forma combined financial data, giving effect to the Merger using the pooling of interests method of accounting. This information should be read in conjunction with the historical financial statements of Cascade and AmFirst, including the respective notes thereto, and the unaudited pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus/Joint Proxy Statement and the documents incorporated by reference herein. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "PRO FORMA FINANCIAL INFORMATION" and Appendices C and D.

     The Cascade historical consolidated financial statement data as of and for the six months ended December 31, 1996 have been prepared on the same basis as the historical information derived from audited financial statements, and in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of results of operations for such periods.

     The pro forma condensed combined selected financial data have been prepared based on a 1.925 Exchange Ratio. Financial information for AmFirst, which has a December 31 fiscal year end, has been adjusted to reflect a June 30 fiscal year end by adding the subsequent six month period and subtracting the comparable preceding year interim results from the financial information for the year ended December 31. The pro forma condensed combined selected financial data is unaudited. Such data is intended for illustrative purposes only and is not necessarily indicative of future results of operations or the future financial position of the combined company or of the results of operations and financial position of the combined company that would have actually occurred had the Merger been in effect as of the dates or for the periods presented.

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
Cascade Financial Corporation
Consolidated Historical Selected Financial Data

                             At or For the                 At or For the
                               Years Ended                   Six Months
                                June 30,                  Ended December 31,
                   ------------------------------------   ------------------
                   1992    1993    1994    1995    1996     1995       1996
                   ----    ----    ----    ----    ----     ----       ----
                        (Dollars in thousands, except per share data)

Historical
 Operating
 Data:
Interest
 income . .     $18,893  $14,333 $16,545  $23,378  $24,776 $11,731   $12,817
Interest
 expense. .      12,928    9,329   9,142   13,933   16,563   8,259     8,592
  Net           -------  ------- -------  -------  ------- -------   -------
  interest
  income. .       5,965    5,004   7,403    9,445    8,213   3,472     4,225
Provision
 for
 (recovery
 of) loan
 losses . .       1,140      100     495     (335)      --      --        --
  Net           -------  ------- -------  -------  ------- -------   -------
   interest
   income
   after
   provision
   for loan
   losses .       4,825    4,904   6,908    9,780    8,213   3,472     4,225
Other
 income . .       5,567    6,411   5,135    2,478    2,226     876       693
Other
 expenses .       9,597    8,975   9,006    7,879    7,004   3,327     4,776
Income          -------  ------- -------  -------  ------- -------   -------
 before
 Federal
 income
 taxes. .           795    2,340   3,037    4,379    3,435   1,021       142
Federal
 income
 taxes. .           271      802   1,033    1,489    1,167     347        48
Income          -------  ------- -------  -------  ------- -------   -------
 before
 effect
 of
 accounting
 change .           524    1,538   2,004    2,890    2,268     674        94
Cumulative
 effect of
 accounting
 change .         1,001(1)    --      --       --       --      --        --
                -------  ------- -------  -------  ------- -------   -------
Net income      $ 1,525  $ 1,538 $ 2,004  $ 2,890  $ 2,268 $   674   $    94
                =======  ======= =======  =======  ======= =======   =======

Historical Per
 Share Data:
Net income,
 fully diluted       NA    $0.71   $0.91    $1.28    $0.99   $0.30     $0.04
Weighted
 average
 shares
 outstanding
 fully
 diluted.      NA 2,171,648 2,213,213 2,256,306 2,282,033 2,275,617  2,299,366

Historical
 Financial
 Condition
 Data:
Total
 assets . $171,995 $222,421  $258,049  $310,943  $334,431  $314,139   $348,050
Loans,
 net. . .  119,212  156,960   183,839   216,609   233,612   225,107    266,700
Cash and
 securi-
 ties . .   27,216   23,127    65,794    83,484    90,635    77,779     70,751
Deposits.  147,363  166,143   181,131   199,938   218,063   201,949    225,306
Stock-
 holders'
 equity .    8,710   14,372    16,374    19,287    20,815    20,062     21,223
Operating
 Ratios:
Return on
 average
 assets .     0.70%    0.77%     0.85%     0.98%     0.71%     0.43%     0.06%
Return on
 average
 equity .    19.90    12.05     12.98     15.75     11.31      6.86       0.90
Net interest
 margin .     3.21     2.81      3.31      3.32(2)   2.68      2.33       2.56
Allowance
 for loan
 losses to
 net loans    2.70     1.93      1.86      1.36      1.29      1.29       1.04
Ratio of
 nonper-
 forming
 assets to
 total
 assets .     7.41     3.80      2.66      1.11      0.34      0.83       0.40

-------------------
(1) Reflects cumulative effect of change in accounting for income taxes.
(2) Margin for 1995, includes recovery of $2.1 million of delinquent interest. Margin without this recovery is 2.59%.

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AmFirst Bancorporation
Selected Historical Financial Data

                                              At or For the
                                               Years Ended
                                               December 31,
                              ----------------------------------------------
                              1992       1993      1994       1995      1996
                              ----       ----      ----       ----      ----
                               (Dollars in thousands, except per share data)

Historical Operating Data:
Interest income . . . . .   $ 3,219    $ 3,310   $ 3,678    $ 4,628   $ 5,258
Interest expense. . . . .     1,488      1,418     1,516      2,254     2,515
                            -------    -------   -------    -------   -------
  Net interest income . .     1,731      1,892     2,162      2,374     2,743
Provision for loan
 losses . . . . . . . . .        63         49         6         27       151
                            -------    -------   -------    -------   -------
  Net interest income
   after provision for
   loan losses. . . . . .     1,668      1,843     2,156      2,347     2,592
Other income. . . . . . .       349        413       351        371       383
Other expenses. . . . . .     1,666      1,739     1,941      2,185     2,236
                            -------    -------   -------    -------   -------
Income before Federal
 income taxes . . . . . .       351        517       566        533       739
Federal income taxes. . .        78        135       157        120       165
                            -------    -------   -------    -------   -------
Net income. . . . . . . .   $   273    $   382   $   409    $   413   $   574
                            =======    =======   =======    =======   =======
Historical Per Share Data:
Net income, fully
 diluted. . . . . . . . .   $  0.88    $  1.23   $  1.30    $  1.28   $  1.66
Weighted average shares
 outstanding fully
 diluted. . . . . . . . .   311,203    311,203   313,716    321,713   345,638

Historical Financial
 Condition Data:
Total assets. . . . . . .   $45,675    $48,270   $51,279    $65,781   $71,099
Loans, net. . . . . . . .    28,872     27,682    30,176     38,140    40,224
Cash and securities . . .    15,301     18,610    19,012     25,514    28,285
Deposits. . . . . . . . .    41,024     44,100    47,028     60,768    64,898
Stockholders' equity. . .     2,921      3,304     3,757      4,359     5,103

                                                At or For the
                                                 Year Ended
                                                December 31,
                                               ---------------
                                               1995       1996
                                               ----       ----
Operating Ratios:
Return on average assets . . . . . . . .        0.76%      0.89%
Return on average equity . . . . . . . .       10.76      12.86
Net interest margin. . . . . . . . . . .        4.54       4.39
Allowance for loan losses to net loans .        0.90       1.08
Ratio of nonperforming assets to total
 assets. . . . . . . . . . . . . . . . .        0.26       0.79

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Cascade Financial Corporation
Pro Forma Condensed Combined Selected Financial Data (unaudited)

                                  At or For the               At or For the
                                   Years Ended                  Six Months
                                     June 30,               Ended December 31,
                             ------------------------       ------------------
                             1994      1995      1996         1995      1996
                             ----      ----      ----         ----      ----
                               (Dollars in thousands, except per share data)
Historical Operating
 Data:
Interest income . . . .    $ 19,930  $ 27,461   $ 29,878    $ 14,228  $ 15,473
Interest expense. . . .      10,609    15,694     19,104       9,536     9,842
                           --------  --------   --------    --------  --------
  Net interest income .       9,321    11,767     10,774       4,692     5,631
Provision for (recovery
 of) loan losses. . . .         515      (319)        61          14       104
                           --------  --------   --------    --------  --------
  Net interest income
   after provision for
   losses on loans. . .       8,806    12,086     10,713       4,678     5,527
Other income. . . . . .       5,544     2,856      2,597       1,054       880
Other expenses. . . . .      10,818    10,006      9,224       4,417     5,883
                           --------  --------   --------    --------  --------
Income before federal
 income taxes . . . . .       3,532     4,936      4,086       1,315       524
Federal income taxes. .       1,166     1,631      1,311         413       135
                           --------  --------   --------    --------  --------
Net income. . . . . . .    $  2,366  $  3,305   $  2,775    $    902  $    389
                           ========  ========   ========    ========  ========
Historical Per
 Share Data:
Net income, fully
 diluted. . . . . . . .       $0.84     $1.15      $0.95       $0.31     $0.13
Weighted average
 shares outstanding,
 fully diluted. . . . .   2,812,500 2,862,831  2,924,927   2,900,449 2,969,116

Historical Financial
 Condition Data:(1)
Total assets. . . . . .    $307,708  $367,597   $399,296    $379,920  $418,223
Loans, net. . . . . . .     212,031   249,250    272,444     263,247   306,274
Cash and securities . .      85,469   105,427    114,702     103,292    97,987
Deposits. . . . . . . .     226,986   252,204    277,897     262,717   290,204
Stockholders' equity. .      19,891    23,217     25,309      24,421    25,715
_______________
(1) Transaction-related Expenses. Nonrecurring transaction-related expenses anticipated to be recorded are included in the pro forma combined statement of financial condition as of December 31, 1996. Nonrecurring transaction-related expenses expected to be recorded by Cascade, in the quarter the transaction closes, except the loan loss reserve which will be recorded by AmFirst in the second calendar quarter of 1997, are summarized in the following table (dollars in thousands):

           Professional fees                                  $150
           Information
            systems conversion                                  50
           Pension payments                                     75
           Additional loan loss reserves                       650
                                                              ----
                                                               925
           Tax benefit                                        (314)
                                                              ----
           Net charge                                         $611
                                                              ====
    The effect of these costs have not been reflected in the pro forma condensed combined statements of operations. See "MANAGEMENT AND OPERATIONS OF CASCADE FOLLOWING THE TRANSACTION" and "PRO FORMA FINANCIAL INFORMATION" for additional information.

                      COMPARATIVE PER SHARE DATA

     The following table sets forth selected comparative per share data for Cascade on both a historical and pro forma combined basis and for AmFirst on both a historical and pro forma equivalent basis giving effect to the Merger using the pooling of interests method of accounting. Neither Cascade nor AmFirst has paid cash dividends. Accordingly, no information is provided with respect to pro forma combined or pro forma equivalent cash dividends. These tables should be read in conjunction with the historical financial statements of Cascade and AmFirst, including the respective notes thereto, and the unaudited pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus/Joint Proxy Statement and documents incorporated by reference herein. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "PRO FORMA FINANCIAL INFORMATION" and Appendices C and D. The pro forma information has been prepared to illustrate a 1.925 Exchange Ratio. The actual Exchange Ratio is subject to adjustment as described under "THE MERGER - General; Exchange Ratio" and may be different than 1.925. The following information is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations of future periods or future combined financial position.

                                     At                  At
                                   June 30,          December 31,
                                    1996                1996
                                    ----                ----
Book value per share(1):
  Cascade historical. . .          $ 9.12              $ 9.23
  AmFirst historical. . .           13.46               14.67
  Pro forma combined. . .            8.65                8.66
  AmFirst pro forma
   equivalent . . . . . .           16.66               16.67

                                                               For the Six
                                  For the Year Ended           Months Ended
                                       June 30,                December 31,
                              1994       1995      1996            1996
                              ----       ----      ----            ----
Net income per share(2):
  Cascade historical. . .     $0.91      $1.28     $0.99           $0.04
  AmFirst historical. . .      1.16       1.32      1.52            0.85
  Pro forma combined. . .      0.84       1.15      0.95            0.13
  AmFirst pro forma
   equivalent . . . . . .      1.62       2.22      1.83            0.25
_____________
(1) The pro forma combined book value per share of Cascade Common Stock is based upon the historical total combined common stockholders' equity for Cascade and AmFirst as of the dates indicated divided by total pro forma common shares of the combined entities. The data presented is based on fully diluted common shares outstanding. The pro forma equivalent book value per share of AmFirst Common Stock represents the pro forma combined book value of Cascade Common Stock multiplied by a
     1.925 Exchange Ratio.
(2) The pro forma combined net income per share of Cascade Common Stock (based on fully diluted net income and weighted average shares outstanding) is based upon the combined historical net income for Cascade and AmFirst for the periods indicated divided by the average pro forma fully diluted common shares of the combined entities. Historical net income for AmFirst, which has a December 31 fiscal year end, has been adjusted to reflect a June 30 fiscal year by adding the subsequent six month period and subtracting the comparable preceding year interim results from the results for the year ended December 31. The pro forma equivalent net income per share of AmFirst Common Stock represents the pro forma combined net income per share multiplied by a
     1.925 Exchange Ratio.

                       COMPARATIVE MARKET PRICE DATA

     Cascade Common Stock is quoted on the Nasdaq SmallCap Market under the symbol "CASB." There is no established trading market for AmFirst Common Stock. The table below sets forth, for the calendar quarters indicated, the high and low sales prices of Cascade Common Stock as reported on the Nasdaq National Market and the high and low trading prices of AmFirst Common Stock known to management of AmFirst. Neither Cascade nor AmFirst has paid cash dividends. The market for shares of AmFirst Common Stock is highly illiquid and the shares are neither traded on an established exchange nor listed on the Nasdaq Stock Market. Trades are generally undertaken in private transactions. Thus, management of AmFirst does not have knowledge of the prices paid in all transactions involving its shares and has not necessarily verified the prices indicated in the table with both parties to the relevant transaction.

                                            Cascade           AmFirst
                                          Common Stock      Common Stock
                                         --------------    --------------
                                         High      Low     High      Low
                                         ----      ---     ----      ---
Year Ended June 30, 1995:
First Quarter . . . . . . . . . . .    $10.875   $9.625   $19.50    $19.00
Second Quarter. . . . . . . . . . .      11.25    9.625    21.00     20.00
Third Quarter . . . . . . . . . . .      12.25    10.50    21.50     20.50
Fourth Quarter. . . . . . . . . . .     13.625   10.875    21.50     21.00

Year Ended June 30, 1996:
First Quarter . . . . . . . . . . .     14.625   13.625    22.00     21.00
Second Quarter. . . . . . . . . . .     14.375    13.00    22.00     21.50
Third Quarter . . . . . . . . . . .     13.625    12.75    22.00     21.50
Fourth Quarter. . . . . . . . . . .      17.25    12.75    22.00     21.50

Year Ended June 30, 1997:
First Quarter . . . . . . . . . . .      17.50   14.125    22.50     22.00
Second Quarter. . . . . . . . . . .      17.50   14.375    22.50     22.00
Third quarter . . . . . . . . . . .      17.50   17.50      N/A       N/A
Fourth quarter (through
  May __, 1997) . . . . . . . . . .

     As of May 1, 1997, the 2,054,898 outstanding shares of Cascade Common Stock were held by approximately 1,100 holders of record and the 333,120 outstanding shares of AmFirst Common Stock were held by approximately 253 holders of record.

     The following table sets forth the closing price per share for Cascade Common Stock and AmFirst Common Stock and the equivalent per share price for AmFirst Common Stock on February 5, 1997, the last full trading day prior to the public announcement of the execution of the Merger Agreement, and on _____, 1997, which is the most recent date for which it was practicable to obtain market price data prior to the printing of this Prospectus/Joint Proxy Statement. Holders of AmFirst Common Stock are urged to obtain current market quotations for shares of Cascade Common Stock.

                                    February 5, 1997             , 1997
                                    ----------------     --------------
Closing price per share:
  Cascade . . . . . . . . . .             17.50
  AmFirst(1). . . . . . . . .             22.60               22.00
  Equivalent pro forma per
    share of AmFirst Common
    Stock(2). . . . . . . . .             33.69

-------------------
(1) There are no publicly available quotations of AmFirst Common Stock. The market price per share of AmFirst Common Stock as of February 5, 1997 and ____ __, 1997, respectively, is the price paid for AmFirst Common Stock in the last transaction in AmFirst Common Stock prior to such date for which a price is known to management of AmFirst.
(2) Computed by multiplying the closing price per share of Cascade Common Stock by a 1.925 Exchange Ratio.

THE MEETINGS

Cascade Special Meeting

     Place, Time and Date. The Cascade Special Meeting will be held on Tuesday, June 24, 1997 at 8:00 p.m., local time, at Cascade's main office at 2828 Colby Avenue, Everett, Washington. This Prospectus/Joint Proxy Statement is being sent to holders of Cascade Common Stock and is accompanied by a form of proxy that is being solicited by the Cascade Board for use at the Cascade Special Meeting and any adjournments or postponements thereof.

     Purpose. The purpose of the Cascade Special Meeting is (i) to consider and vote upon a proposal to approve the Merger Agreement described herein, providing for, among other things, the merger of AmFirst with and into a wholly-owned subsidiary of Cascade, which will then be merged into Cascade, and the issuance of shares of Cascade Common Stock to the shareholders of AmFirst, (ii) to consider and vote upon a proposal to approve an amendment to Cascade's Certificate of Incorporation increasing the number of authorized shares of Cascade Common Stock from 5,000,000 shares to 8,000,000 shares,
(iii) to consider and vote upon a proposal to adopt the Cascade Financial Corporation 1997 Stock Option Plan, and (iv) to act upon such other matters, if any, as may properly come before the Cascade Special Meeting.

     Record Date; Shares Entitled to Vote. The Cascade Board has fixed the close of business on May 1, 1997 as the Cascade Record Date for determining shareholders entitled to notice of and to vote at the Cascade Special Meeting. Only those holders of Cascade Common Stock of record on the Cascade Record Date will be entitled to notice of and to vote at the Cascade Special Meeting. Each share of Cascade Common Stock will be entitled to one vote. At the Cascade Record Date, there were 2,054,898 shares of Cascade Common Stock outstanding and entitled to be voted at the Cascade Special Meeting.

     Vote Required. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum of Cascade shareholders at the Special Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for purposes of determining whether a quorum exists. Approval of the Merger Agreement and the amendment of the Certificate of Incorporation require the affirmative vote of the holders of a majority of the outstanding shares of Cascade Common Stock. Abstentions and broker non-votes will have the same effect as votes cast against approval of the Merger Agreement and the amendment of the Certificate of Incorporation. Approval of the 1997 Stock Option Plan requires the affirmative vote of a majority of the shares of Cascade Common Stock represented in person or by proxy and entitled to vote on the proposal. Abstentions on the proposal to adopt the 1997 Stock Option Plan will have the effect of a vote against such proposal. Broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote.

     At the Cascade Record Date, the directors and executive officers of Cascade and their affiliates beneficially owned an aggregate of 204,274 shares of Cascade Common Stock, which represents 9.9% of the shares entitled to be voted at the Cascade Special Meeting.

     Proxies.   Holders of Cascade Common Stock may vote either in person or by properly executed proxy. Shares of Cascade Common Stock represented by a properly executed proxy received prior to or at the Cascade Special Meeting will, unless such proxy is revoked, be voted in accordance with the instructions indicated on such proxy. If no instructions are indicated on a properly executed proxy, the shares covered thereby will be voted FOR the proposal to approve the Merger Agreement, FOR the amendment of the Certificate of Incorporation and FOR the adoption of the 1997 Stock Option Plan. Failure to return the proxy card or to vote in person at the Cascade Special Meeting will have the effect of a vote cast against the Merger Agreement. If any other matters are properly presented at the Cascade Special Meeting for consideration, including, among other things, a motion to adjourn the Cascade Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that no proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of any such adjournment or postponement. A proxy marked ABSTAIN with respect to the proposal to approve the Merger Agreement may be voted in favor of a proposal to adjourn or postpone the Cascade Special Meeting in the discretion of the persons named in the proxy. As of the date hereof, the Cascade Board knows of no such other matters.

     Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of Cascade, on or before the taking of the vote at the Cascade Special Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Cascade Common Stock, or by attending the Cascade Special Meeting and voting in person. Attendance at the Cascade Special Meeting will not in itself constitute revocation of a proxy.

     The proxy for the Cascade Special Meeting is being solicited on behalf of the Cascade Board. The expense of soliciting proxies for the Cascade Special Meeting will be borne by Cascade. All costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby are to be paid by the party incurring such expenses. Proxies will be solicited principally by mail, but may also be solicited by the directors, officers and other employees of Cascade in person or by a telephone, facsimile or other means of communication. Such directors, officers and employees will receive no compensation therefor in addition to their regular compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers and others who hold Cascade Common Stock on behalf of another will be asked to forward proxy material and related documents to the beneficial owners of such stock, and Cascade will reimburse them for their expenses in doing so.

AmFirst Special Meeting

     Place, Time and Date. The AmFirst Special Meeting will be held on Thursday June 26, 1997 at 8:00 p.m., local time, at the Bank's main office at 6920 Evergreen Way, Everett, Washington. This Prospectus/Joint Proxy Statement is being sent to holders of AmFirst Common Stock and is accompanied by a form of proxy which is being solicited by the AmFirst Board for use at the AmFirst Special Meeting and any adjournments or postponements thereof.

     Purpose. The purpose of the AmFirst Special Meeting is (i) to consider and vote upon a proposal to approve the Merger Agreement described herein, providing for, among other things, the merger of AmFirst with and into a wholly-owned subsidiary of Cascade, which will then be merged into Cascade, and the conversion of shares of AmFirst Common Stock into shares of Cascade Common Stock, and (ii) to act upon such other matters, if any, as may properly come before the AmFirst Special Meeting.

     Record Date; Shares Entitled to Vote. The AmFirst Board has fixed the close of business on May 1, 1997 as the AmFirst Record Date for determining shareholders entitled to notice of and to vote at the AmFirst Special Meeting. Only those holders of AmFirst Common Stock of record on the AmFirst Record Date will be entitled to notice of and to vote at the AmFirst Special Meeting. Each share of AmFirst Common Stock will be entitled to one vote. At the AmFirst Record Date, there were 333,120 shares of AmFirst Common Stock outstanding and entitled to be voted at the AmFirst Special Meeting.

     Vote Required. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the AmFirst Special Meeting. Abstentions and broker non-votes will be considered present for purposes of determining whether a quorum exists. Approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds of the shares of AmFirst Common Stock entitled to vote at the AmFirst Special Meeting. Abstentions and broker non-votes will have the same effect as votes cast against approval of the Merger Agreement.

     At the AmFirst Record Date, the directors and executive officers of AmFirst and their affiliates beneficially owned an aggregate of 91,833 shares of AmFirst Common Stock, which represents 27.6% of the shares entitled to be voted at the AmFirst Special Meeting. Simultaneous with the execution of the Merger Agreement, all of the directors of AmFirst entered into an agreement with Cascade pursuant to which each director agreed to vote his shares for approval of the Merger Agreement.

     Proxies. Holders of AmFirst Common Stock may vote either in person or by properly executed proxy. Shares of AmFirst Common Stock represented by a properly executed proxy received prior to or at the AmFirst Special Meeting will, unless such proxy is revoked, be voted in accordance with the instructions indicated on such proxy. If no instructions are indicated on a properly executed proxy, the shares covered thereby will be voted FOR the proposal to approve the Merger Agreement. Failure to return the proxy card or to vote in person at the AmFirst Special Meeting will have the effect of a vote cast against the Merger Agreement. If any other matters are properly presented at the AmFirst Special Meeting for consideration, including, among other things, a motion to adjourn the AmFirst Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that no proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of any such adjournment or postponement. A proxy marked ABSTAIN with respect to the proposal to approve the Merger Agreement may be voted in favor of a proposal to adjourn or postpone the AmFirst Special Meeting in the discretion of the persons named in the proxy. As of the date hereof, the AmFirst Board knows of no such other matters.

     Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of AmFirst, on or before the taking of the vote at the AmFirst Special Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of AmFirst Common Stock, or by attending the AmFirst Special Meeting and voting in person. Attendance at the AmFirst Special Meeting will not in itself constitute a revocation of a proxy.

     The proxy for the AmFirst Special Meeting is being solicited on behalf of the AmFirst Board. The expense of soliciting proxies for the AmFirst Special Meeting will be borne by AmFirst. All costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby are to be paid by the party incurring such expenses. Proxies will be solicited principally by mail, but may also be solicited by the directors, officers and other employees of AmFirst in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will receive no compensation therefor in addition to their regular compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers and others who hold AmFirst Common Stock on behalf of another will be asked to forward proxy materials and related documents to the beneficial owners of such stock, and AmFirst will reimburse them for their expenses in doing so.

                               THE MERGER

     The descriptions in this Prospectus/Joint Proxy Statement of the terms and conditions of the Merger and related transactions are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this Prospectus/Joint Proxy Statement and is incorporated herein by reference.

General; Exchange Ratio

     The Merger Agreement provides for the merger of AmFirst with and into a wholly-owned subsidiary of Cascade, which will then be merged into Cascade. As soon as practicable thereafter, the Bank will be merged with and into Cascade Bank, with Cascade Bank surviving the Merger. The separate existence of AmFirst and the Bank will cease upon completion of the mergers. While Cascade and AmFirst believe that they will receive the requisite regulatory approvals for the Merger, there can be no assurance that such approvals will be received or, if received, as to the timing of such approvals or as to the ability to obtain such approvals on satisfactory terms. See "-- Conditions to Consummation of the Merger" and "-- Regulatory Requirements."

     Upon consummation of the Merger, each outstanding share of AmFirst Common Stock (excluding any Excluded Shares) will be automatically converted into the right to receive a number of shares of Cascade Common Stock equal to the net book value per share of AmFirst multiplied by two and divided by $16.00. Each holder of AmFirst Common Stock who would otherwise be entitled to a fractional share of Cascade Common Stock will receive cash in lieu thereof determined by multiplying such fraction by $16.00. Pursuant to the terms of the Merger Agreement, all outstanding stock options under AmFirst's stock option plans will be assumed by Cascade.

     The "net book value" of AmFirst is defined in the Merger Agreement to equal the total stockholders' equity of AmFirst as of December 31, 1996 plus an amount equal to the aggregate exercise price of all options to acquire shares of AmFirst Common Stock that are exercised after December 31, 1996 and prior to the Effective Date. At December 31, 1996, AmFirst had total stockholders' equity of $5,103,430 and there were outstanding options to acquire a total of 56,805 shares of AmFirst Common Stock with an aggregate exercise price of $1,027,530.

     If, on the Effective Date, the aggregate core deposits of the Bank are less than $40,000,000, the net book value of AmFirst used to calculate the Exchange Ratio will be reduced by an amount equal to the difference between $40,000,000 and the aggregate core deposits of the Bank on the Effective Date, multiplied by 0.05. "Core deposits" is defined in the Merger Agreement to include all deposits except for (i) deposits in amounts of $100,000 or more,
(ii) deposits by government entities or agencies, and (iii) brokered or money desk deposits. At March 31, 1997, the Bank had $63.0 million of core deposits. Shareholders of AmFirst will be resolicited in the event that the adjustment described in this paragraph results in a material decrease in the Exchange Ratio.

     Assuming that no AmFirst options are exercised between December 31, 1996 and the Effective Date and that there is no adjustment as a result of a decrease the Bank's core deposits, the Exchange Ratio will equal 1.925. If all of the outstanding AmFirst options are exercised prior to the Effective Date and there is no adjustment as a result of a decrease in the Bank's core deposits, the Exchange Ratio will equal 1.974.

     On ______, 1997, the most recent date for which it was practicable to obtain information prior to the printing of this Prospectus/Joint Proxy Statement, the closing price per share of Cascade Common Stock, as reported on the Nasdaq SmallCap Market, was $_____. AmFirst shareholders should note, however, that the market price of the Cascade Common Stock they receive will continue to be subject to market fluctuations, as well as the future results of operations and financial condition of Cascade, among other factors.

Effective Date of the Merger

     Subject to the conditions to the obligations of the parties to complete the Merger as set forth in the Merger Agreement, the Effective Date of the Merger will occur on such date as Cascade notifies AmFirst in writing not less than five days prior thereto, provided such date is not more than 30 days after such conditions have been satisfied or waived. The Effective Time of the Merger is the time on the Effective Date at which the Merger becomes effective. Either Cascade or AmFirst may terminate the Merger Agreement if the Effective Date does not occur on or before September 30, 1997.

Exchange of AmFirst Stock Certificates

     As promptly as practicable after the Effective Date, Cascade will send or cause to be sent to each holder of record of AmFirst Common Stock transmittal materials for use in exchanging all of such holder's certificates representing AmFirst Common Stock for a certificate or certificates representing the Cascade Common Stock to which such holder is entitled and a check or checks for such holder's fractional share interests, as appropriate. The transmittal materials will contain information and instructions with respect to the surrender and exchange of such certificates.

     Because the Effective Date of the Merger is not expected to occur for several weeks after the AmFirst Special Meeting, depending on the receipt of regulatory approval, AmFirst shareholders will not be able to obtain their shares of Cascade Common Stock for several weeks after the AmFirst Special Meeting.

     AMFIRST SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS.

     Upon surrender of all of the certificates for AmFirst Common Stock registered in the name of a holder of such certificates (or indemnity satisfactory to Cascade and the exchange agent selected by Cascade, if any of such certificates are lost, stolen or destroyed), together with a properly completed letter of transmittal, such exchange agent will mail to such holder a certificate or certificates representing the number of shares of Cascade Common Stock to which such holder is entitled, and, where applicable, a check for any fractional share interest (without interest).

     All shares of Cascade Common Stock issued to the holders of AmFirst Common Stock pursuant to the Merger will be deemed issued as of the Effective Date. After the Effective Date, the stock transfer books of AmFirst will be closed, and there will be no transfers on the transfer books of AmFirst of the shares of AmFirst Common Stock that were outstanding immediately prior to the Effective Date. Shares of AmFirst Common Stock will remain transferable between the date of the AmFirst Special Meeting and the Effective Date of the Merger.

Background of the Merger

      In June 1996, the Cascade Board directed management to revise its strategic plan with the goal of seeking a higher level of earnings consistent with other local financial institutions. Specifically, the Cascade Board recommended broadening Cascade's focus from that of a real estate-based lender to that of a community bank offering a wider range of consumer, commercial and commercial real estate financing and other commercial banking services. Consistent with this strategy, the Cascade Board considered acquiring a commercial bank within Cascade's market area as a means of expanding its product offerings and broadening its base of customers.

     In the summer and fall of 1996, Cascade management began a process of formulating and implementing its community banking strategy, which included expanding its commercial real estate lending, more aggressively marketing transaction accounts and developing small business banking and consumer lending strategies.

     In early November 1996, Frank McCord, Chairman of Cascade, contacted AmFirst to discuss a possible business combination between AmFirst and Cascade. Chairman McCord notified the Cascade Board at their November 1996 meeting of the discussions and the Cascade Board authorized continued discussions with AmFirst. During the next several weeks, Cascade management reviewed certain public, nonpublic, and regulatory information regarding AmFirst, including its business strategy, financial condition and operating performance. On December 3, 1996, Cascade sent a preliminary transaction proposal to AmFirst indicating Cascade's interest in a possible business combination.

     Following receipt of Cascade's proposal, Thomas Rainville, Chairman of AmFirst, contacted the AmFirst Board and notified them of receipt of the proposal and contacted legal counsel regarding the AmFirst Board's duties with regard to the proposal. The AmFirst Board then met and discussed Cascade's proposal. In analyzing the proposal, the AmFirst Board considered the exchange offered to AmFirst shareholders in relation to the market value, book value and earnings per share of AmFirst Common Stock, and the results of operations and prospects of AmFirst. Since the proposal involved an exchange of AmFirst Common Stock for Cascade Common Stock, the AmFirst Board also considered the recent performance of Cascade and Cascade's future prospects. In this regard, the AmFirst Board considered carefully what business synergies would result from the merger of a commercial bank (American First National
Bank), which provides funding primarily for businesses, with a savings bank (Cascade Bank), which provides funding primarily for the purchase and construction of residential real estate. The AmFirst Board concluded that the merger would allow significantly larger market penetration of products provided by the
                                     5
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combined entities.  After considering all of these factors, the AmFirst Board felt it would be advantageous to AmFirst shareholders to further pursue the proposal.

     The AmFirst Board did not solicit any other offers to engage in a business combination. The AmFirst Board considered soliciting other offers, but elected against such action because it believed (i) that the Cascade proposal was very strong, fair to shareholders and in the best interests of AmFirst and (ii) that Cascade was likely to withdraw its proposal if AmFirst initiated a bidding contest. Accordingly, rather than risk losing what it viewed as an advantageous transaction, the AmFirst Board determined to pursue negotiations with Cascade on an exclusive basis.

     On December 11, 1996, AmFirst responded in writing to Cascade, raising several issues such as board representation, stock options, and dividends. After reviewing AmFirst's letter, Cascade management delivered a response to AmFirst concerning the issues raised. Over the next several weeks, the parties also continued discussions regarding tax issues, accounting issues, and valuation. During this time AmFirst also delivered further information to Cascade management for additional analysis.

     During January 1997, Chairman McCord and Chairman Rainville of AmFirst met several times to discuss pricing. During this time the parties agreed to continue discussions based on AmFirst stockholders receiving a price of two times AmFirst's book value, as calculated under generally accepted accounting principles as of December 31, 1996, with Cascade to perform a full due diligence upon the signing of a definitive merger agreement. Following these negotiations and receipt of a formal offer from Cascade, Chairman Rainville reported to the AmFirst Board the terms and conditions of the formal offer. Discussion followed regarding whether AmFirst should obtain an independent evaluation of the fairness of the consideration offered by Cascade and/or whether AmFirst should approach other banks which might be interested in acquiring AmFirst. In discussing valuation, the AmFirst Board noted that the offer, which was approximately two times AmFirst's December 31, 1996 book value, compared favorably to recent acquisitions and combinations of financial institutions within the State of Washington. The AmFirst Board believed that the value offered was fair and was concerned that if AmFirst solicited other offers that Cascade would withdraw its offer. The AmFirst Board was also convinced that local ownership would be in the best interests of the customers of AmFirst and the employees of AmFirst in that the employees would have greater job security due to Cascade's need for expertise in the commercial banking area. After thoroughly discussing all of these factors, the AmFirst
Board approved the negotiation of a definitive Merger Agreement.   During the
following weeks, the executive officers of Cascade and AmFirst and their respective counsels engaged in numerous discussions to negotiate the terms of a definitive merger agreement and related documents.

     On January 21, 1997, the Cascade Board met to review the proposed transaction outlined in the proposed definitive merger agreement. The Board reviewed management's financial analysis of the proposed transaction and its potential effects on stockholder value, consistent with the June 1996 directive to move towards a community banking strategy. The Board approved the transaction, authorized the issuance of Cascade Common Stock as consideration and authorized Cascade management to negotiate the final terms of the Merger Agreement and all related agreements and to obtain regulatory authority to consummate the Merger.

     During the following days, Cascade management reviewed preliminary due diligence material obtained from AmFirst and Cascade and AmFirst management and their respective legal counsels finalized the terms of the Merger Agreement and related documents.

     On February 6, 1997, the AmFirst Board met again to review the Merger Agreement and the terms of the proposed transaction. The AmFirst Board, along with its counsel, Keller Rohrback, reviewed the Merger Agreement and considered the potential benefit of the proposed merger to AmFirst and its shareholders, taking into account the financial terms of the Merger, and the terms of the Merger Agreement. At this meeting, the AmFirst Board unanimously determined that the proposed transaction was fair to and in the best interest of AmFirst and its shareholders, and therefore recommended the Merger Agreement be submitted to AmFirst's shareholders for approval.

                                     6
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Reasons for the Merger and Recommendations of the Boards of Directors

     Cascade. The Cascade Board believes that the terms of the Merger, which are the product of arms length negotiations between representatives of Cascade and AmFirst, are fair and in the best interests of Cascade and its shareholders. In the course of reaching its determination, the Cascade Board considered the terms of the Merger Agreement and the issues related thereto and consulted with its accountants with respect to certain accounting aspects of the transaction and with senior management regarding, among other things, financial aspects of the transaction, operational and due diligence matters.

       The Cascade Board did not obtain an independent valuation of the fairness of the consideration offered by Cascade to the shareholders of AmFirst. In connection with its consideration of the Merger, management provided the Cascade Board with a comparison of the terms of the proposed transaction with the terms of other pending and completed comparable transactions, a pro forma analysis of the combined companies, and an analysis of the value of AmFirst. In connection with its presentation to the Cascade Board, Cascade management performed a variety of financial analyses. Using publicly available information, management compared the ratios of price to book value, price to earnings, price to assets and deposit premiums paid for the proposed acquisition of AmFirst with those of comparable national and regional transactions completed within the past three years. Management analyzed certain pro forma effects resulting from the Merger, including effects on income, earnings per share, regulatory capital and market share. Management reviewed the contribution of AmFirst to the earnings, assets, deposits and equity of the combined companies. Finally, management performed a discounted future cash flow analysis to calculate estimated present values for AmFirst based on various estimates of earnings, growth rates and other assumptions. The Cascade Board concluded, in light of the presentations made by management, that (i) a fairness opinion would not provide significant additional information not already available to the Cascade Board; and (ii) the likely benefits of a fairness opinion to Cascade's shareholders did not justify the cost to Cascade or its shareholders of obtaining such an opinion.

     Cascade believes there are significant revenue enhancements and cost savings opportunities to be realized by combining the two companies. Prior to merger negotiations, Cascade management was developing plans for a commercial banking division. With the Merger, Cascade will be able to offer a full array of commercial and consumer banking products and services to a larger market much more quickly. With Cascade's more aggressive marketing programs Cascade believes that the combined company can grow faster by cross-selling products to current customers, and with more locations and an increased market presence, add new customers faster than the two companies historically have done separately. In addition to increased growth opportunities, a major portion of AmFirst's investment securities can be reinvested in significantly higher yielding assets such as home equity, consumer, and commercial real estate loans. Furthermore, Cascade believes there are opportunities for cost savings due to consolidation of corporate, financial, information processing and risk-management functions, as well as personnel reductions.

     Cascade management also analyzed the effect the Merger would have on future earnings. Management used present and anticipated plans generated by its asset/liability model as base line earnings forecasts. AmFirst earnings, net of estimated cost savings and transaction costs, plus an estimated profit growth based on increased efficiency and operating strategies were added to the base line forecast to estimate earnings in future years. This analysis indicated that Cascade's earnings per share would increase as result of the Merger. This analysis is dependent upon various factors, a number of which are beyond the control of Cascade. Factors that might cause a difference in actual results include, but are not limited to: (i) expected cost savings from the Merger cannot be fully realized or realized within the expected time frame; (ii) revenues following the Merger are lower than expected; (iii) competitive pressures among depository institutions increase significantly;
(iv) costs or difficulties related to the integration of the business of Cascade and AmFirst are greater than expected; (v) general economic conditions, either nationally or locally, are less favorable than expected; and (vi) legislation or regulatory changes adversely affect the business in which the combined company would engage. Accordingly, no assurances can be given with respect to the ultimate impact the Merger will have on earnings.
                                     7

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
     In reaching its determination to approve the Merger Agreement, the Cascade Board considered the following factors, which it deemed material: (i) information concerning the business, market area, financial condition, earnings, operations, asset quality and capital levels of AmFirst and information concerning the two companies on a combined basis; (ii) the terms of the Merger Agreement and the other documents related to the Merger; (iii) the structure of the transaction as a tax-free reorganization, which was desired by AmFirst; (iv) the availability of the pooling of interests method of accounting, which does not require the recognition of goodwill which must be written off as a charge against operations over time; (v) the terms of other recent comparable combinations of banks and bank holding companies; and
(vi) current industry, economic and market conditions, which indicated continuing consolidation and increasing competition in the banking and financial services industries.

     In considering the foregoing factors, the Cascade Board came to the following conclusions:

         -- The acquisition of AmFirst, which operates as a locally oriented community bank, is consistent with Cascade's plan to adopt a community banking strategy.

         -- Because AmFirst operates in the same market area as Cascade, Cascade should be able to recognize cost savings in connection with the Merger.

         -- AmFirst's management possesses the depth and experience in commercial lending to help integrate AmFirst's commercial banking business into Cascade.

         -- AmFirst is large enough in relation to Cascade to provide Cascade a sufficient base from which to expand AmFirst's product offerings and to contribute meaningfully to Cascade's income, but not so large as to make the combination of the two companies difficult and costly.

     The Cascade Board did not ascribe relative or specific weights to the factors that it considered or the conclusions that it reached.

     For the reasons set forth above, the Cascade Board has unanimously approved the Merger Agreement as advisable and in the best interests of Cascade and Cascade shareholders and recommends that the shareholders of Cascade vote FOR the approval of the Merger Agreement.

     AmFirst. The AmFirst Board, at its meeting held on February 6, 1997, considered the Merger Agreement and determined it to be fair, and in the best interests of, AmFirst and its shareholders, customers, and employees. The AmFirst Board considered the proposed transaction in relation to the market value, book value, and earnings per share of AmFirst and the results of operations and prospects of AmFirst. In reaching its determination, the AmFirst Board consulted with legal counsel regarding the terms of the Merger Agreement and the legal duties of the AmFirst Board and with senior management regarding financial aspects of the transaction. The AmFirst Board did not obtain an independent valuation of AmFirst or the fairness of the consideration offered to the shareholders of AmFirst. The AmFirst Board considered that the value of the proposed transaction, which was approximately two times book value and approximately 20 times 1996 earnings, was at the high end of the range of consideration paid when compared with other recent acquisitions of financial institutions in the State of Washington. The AmFirst Board concluded that, in light of the comparisons of recent acquisitions of similar financial institutions, pricing multiples and business opportunity, that a fairness opinion or independent valuation would not provide significant information not already available to the AmFirst Board and that the likely benefits of a fairness opinion to AmFirst's shareholders or an independent valuation of AmFirst did not justify the cost to AmFirst and its shareholders.

                                     8
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     In reaching its determination to approve the Merger Agreement the AmFirst
Board considered a number of factors. Below is a listing of the material factors the AmFirst Board considered in their decision. The AmFirst Board did not assign any specific or relative weight to the below listed factors.

         -- The AmFirst Board considered the continuing consolidation and increasing competition in the financial services industries and concluded that AmFirst customers, employees and shareholders would benefit from being part of a larger financial institution.

         -- The AmFirst Board considered the terms of the Merger Agreement, including that the Merger would generally be tax free to AmFirst shareholders.

         -- The AmFirst Board considered the financial condition and operating results of Cascade. The AmFirst Board also considered the relative liquidity of AmFirst Common Stock and Cascade Common Stock.

         -- The AmFirst Board considered that the combination of AmFirst and Cascade would allow larger market penetration of products provided by the combined entities.

     For the reasons set forth above, the AmFirst Board has unanimously approved the Merger Agreement as advisable and in the best interests of AmFirst and AmFirst shareholders and recommends that the shareholders of AmFirst vote FOR the approval of the Merger Agreement.

Interests of Certain Persons in the Merger

     The directors and executive officers of AmFirst, together with their affiliates, beneficially owned a total of 91,833 shares of AmFirst Common Stock (representing 27.6% of all outstanding shares of AmFirst Common Stock) as of the AmFirst Record Date. The directors and executive officers will receive the same consideration in the Merger for their shares, including any shares which they may acquire prior to the Effective Date pursuant to the exercise of stock options, as the other shareholders of AmFirst. Certain members of AmFirst's management and the AmFirst Board have certain interests in the Merger as described below that are in addition to their interest as shareholders of AmFirst generally. The AmFirst Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

     Non-compete Agreement. In connection with the consummation of the Merger, Thomas Rainville, President and Chief Executive Officer of AmFirst, will enter into a five-year non-compete agreement with Cascade and Cascade Bank, pursuant to which Mr. Rainville will receive $5,000 per month for a period of 60 months. This agreement will restrict Mr. Rainville's ability to own, manage, operate, join, control, finance or serve as a director, officer, employee, consultant, partner, or stockholder of any business engaged in the business of banking or that of owning or managing or controlling a bank or banks in any county of Washington where the Cascade has an office or branch.

     Employment Agreements. Following the Effective Time, David Little, the President and Chief Operating Officer of the Bank, and Marlee Fowler, the Chief Financial Officer of the Bank, will enter into two-year employment agreements with Cascade Bank. Mr. Little will become an Executive Vice President of Cascade and head the commercial banking division. Ms. Fowler will assume an operations post with Cascade. The salaries for Mr. Little and Ms. Fowler have not yet been determined, but are expected to be comparable to their current salaries. In connection with consummation of the Merger, Mr. Little and Ms. Fowler will also enter non-compete agreements with Cascade Bank. No additional fees will be paid to Mr. Little or Ms. Fowler in connection with the non-compete agreements.

                                     9
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     Appointments to the Cascade Board.  Cascade has agreed to appoint two members of the AmFirst Board, as determined by Cascade, to the Boards of Directors of Cascade and Cascade Bank effective as of the Effective Time. As of the date of this Prospectus/Joint Proxy Statement, Cascade had not selected such persons.

Certain Federal Income Tax Consequences

     The following is a discussion of the material federal income tax consequences of the Merger that are generally applicable to AmFirst shareholders. This discussion is based on currently existing provisions of the Code, existing regulations thereunder (including final, temporary or proposed), and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences described herein. The following discussion is intended only as a summary of the material federal income tax consequences of the Merger and does not purport to be a complete analysis or listing of all of the potential tax effects relevant to a decision on whether to vote in favor of approval of the Merger Agreement.

     The Merger is expected to qualify as a reorganization under Section 368(a) of the Code. As parties to a reorganization, neither Cascade nor AmFirst will recognize gain or loss as a result of the Merger. A holder of AmFirst Common Stock who receives solely Cascade Common Stock in exchange for AmFirst Common Stock will not recognize gain or loss upon such exchange. The aggregate tax basis of the Cascade Common Stock received by such holder will be equal to the aggregate tax basis of the AmFirst Common Stock surrendered (excluding any portion of the holder's basis allocated to fractional shares) and the holding period of the Cascade Common Stock will include the holding period of the AmFirst Common Stock surrendered. A holder of AmFirst Common Stock who receives cash in lieu of fractional shares of Cascade Common Stock will be treated as having received such fractional shares pursuant to the Merger and then as having exchanged such fractional shares for cash in a redemption by Cascade. Any gain or loss attributable to fractional shares generally will be capital gain or loss. The amount of such gain or loss will be equal to the difference between the ratable portion of the tax basis of the AmFirst Common Stock surrendered in the Merger that is allocated to such fractional shares and the cash received in lieu thereof. Any such capital gain or loss will constitute long-term capital gain or loss if the AmFirst Common Stock has been held by the holder for more than one year at the Effective Time.

     Consummation of the Merger is conditioned upon the receipt by Cascade and AmFirst of an opinion of Breyer & Aguggia, special counsel to Cascade, to the effect that if the Merger is consummated in accordance with the terms set forth in the Merger Agreement (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) no gain or loss will be recognized by AmFirst shareholders who exchange all of their AmFirst Common Stock solely for shares of Cascade Common Stock (except for cash received in lieu of fractional shares). Cascade and AmFirst may waive receipt of such tax opinion. However, if the material federal income tax consequences of the Merger are different than those described herein, AmFirst shareholders will be resolicited.

       The opinion of counsel, which will be delivered on the Effective Date, is filed as an exhibit to the Registration Statement, and the foregoing is only a summary of such tax consequences as described in the opinion. An opinion of counsel only represents counsel's best legal judgment, and has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service (the "IRS") or a court considering the issues. Neither AmFirst nor Cascade has requested or will request a ruling from the IRS with regard to the federal income tax consequences of the Merger.

     The foregoing is a general summary of all of the material federal income tax consequences of the Merger to AmFirst shareholders, without regard to the particular facts and circumstances of each shareholder's tax situation and status. Because certain tax consequences of the Merger may vary depending upon the particular circumstances of each shareholder, each AmFirst shareholder should consult his or her

                                     10
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own tax advisor regarding such shareholder's specific tax situation and status, including the specific application and effect of state, local and foreign laws to such shareholder and the possible effect of changes in federal and other tax laws.

Conduct of Business Pending the Merger

     AmFirst and the Bank have agreed in the Merger Agreement not to take certain actions without the prior approval of Cascade relating to their operations pending consummation of the Merger. These actions include, among other things, (i) issuing or selling any AmFirst Common Stock; (ii) paying any dividends; (iii) incurring any indebtedness for borrowed money or becoming liable for the obligations of any other entity other than in the ordinary course of business; (iv) changing its lending, investment, liability management or other material banking policies in any respect; (v) imposing any lien on any share of stock held by AmFirst; (vi) entering into or amending any employment agreements or any employee benefit plans or granting any salary increases (other than in the ordinary course of business); (vii) disposing of any material portion of its assets or acquiring any material portion of the business or property of any other entity; (viii) amending its articles of incorporation or bylaws; (ix) settling any claims involving any liability for money damages in excess of $25,000; (x) entering into, terminating or changing any material agreements, except for those agreements that may be terminated by AmFirst without penalty upon not more than 60 days' prior written notice; (xi) extending credit other than in accordance with existing lending policies; and
(x) changing the pricing structure of its deposit liabilities, other than in the ordinary course of business. Moreover, AmFirst and the Bank are required, among other things, to operate their businesses in the usual, regular and ordinary course and to use their best efforts to preserve their business relationships and to retain key employees.

Conditions to Consummation of the Merger

     The obligations of AmFirst and Cascade to consummate the Merger are subject to, among other things, the satisfaction of the following conditions:
(i) approval of the Merger Agreement by the holders of not less than two-thirds of the outstanding shares of AmFirst Common Stock and by the holders of not less than a majority of the outstanding shares of Cascade Common Stock;
(ii) receipt of all applicable regulatory approvals without any condition that, in the opinion of Cascade, would deprive Cascade of the material economic or business benefits of the Merger; (iii) no court or government or regulatory authority having taken any action which enjoins or prohibits the Merger; and (iv) receipt by Cascade and AmFirst of the opinion of Breyer & Aguggia, dated as of the Effective Date, as to certain federal income tax consequences of the Merger.

     The obligations of Cascade are subject to the satisfaction or waiver of certain additional conditions, including: (i) the delivery by AmFirst of opinions of its legal counsel and certificates executed by certain of its executive officers as to compliance with the Merger Agreement; (ii) the accuracy of the representations and warranties, and compliance in all material respects with the agreements and covenants of AmFirst; (iii) David Little and Marlee Fowler having entered into employment agreements with Cascade Bank;
(iv) David Little, Marlee Fowler and Thomas Rainville having entered into non-compete agreements with Cascade and Cascade Bank; (v) each member of the AmFirst Board having entered into an agreement with Cascade providing that such individual, for a period of one year from the Effective Date, will not refer any customers of the Bank to a financial institution other than Cascade Bank, participate in the formation of a new financial institution in Snohomish County, Washington, or solicit any employees of the Bank who become employees of Cascade; (vi) the absence of any material adverse change in the financial position or results of operations of AmFirst; (vii) the number of Dissenting Shares does not exceed 10% of the outstanding shares of AmFirst Common Stock;
(viii) receipt by Cascade of an agreement from each "affiliate" of AmFirst restricting the sale of Cascade Common Stock received by such affiliate in the Merger; and (ix) that the Merger will qualify for pooling of interests accounting treatment.

     The obligations of AmFirst are also subject to the satisfaction or waiver of certain additional conditions, including: (i) the delivery by Cascade of opinions of its legal counsel and certificates executed by certain of its executive officers as to compliance with the Merger Agreement; and (ii) the accuracy of the representations and warranties, and compliance in all material respects with the agreements and covenants of Cascade.
                                     11
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Regulatory Requirements

     The Merger is subject to prior approval by the OTS. An application for approval of the Merger was filed with the OTS on April 2, 1997. Such application was deemed complete by the OTS on May 1, 1997.

     The approval of any application merely implies satisfaction of regulatory criteria for approval, which do not include review of the Merger from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approvals do not constitute an endorsement or recommendation of the proposed Merger.

     Cascade and AmFirst are not aware of any governmental approvals or compliance with banking laws and regulations that are required for consummation of the Merger other than those described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained and, if such approvals or actions are obtained, there can be no assurance as to the timing thereof. The Merger cannot proceed in the absence of all requisite regulatory approvals. See "-- Effective Date of the Merger," "-- Conditions to Consummation of the Merger," and "-- Amendment; Waiver; Termination."

     The Merger Agreement provides that if the Merger has not been consummated by September 30, 1997, the Merger Agreement may be terminated by Cascade or AmFirst. Since there is the possibility that regulatory approval may not be obtained for a substantial period of time after approval of the Merger Agreement by Cascade's and AmFirst's shareholders, there can be no assurance that the Merger will be consummated by September 30, 1997. In addition, should regulatory approval require any material change, a resolicitation of shareholders may be required if regulatory approval is obtained after shareholder approval of the Merger Agreement.

No Solicitation

     AmFirst has agreed in the Merger Agreement that neither it nor any of its subsidiaries will solicit, initiate or encourage inquiries or proposals with respect to certain business combinations or furnish any nonpublic information relating to or participate in any negotiations concerning any such business combinations.

Termination Fee

     As a condition and inducement to Cascade's entering into the Merger Agreement and in consideration thereof, AmFirst has agreed to pay to Cascade a termination fee under certain circumstances. A fee of $500,000 may be demanded by Cascade in the event that (i) the Merger Agreement is terminated because AmFirst and the Bank do not use all reasonable efforts to consummate the Merger in accordance with the terms of the Merger Agreement; (ii) AmFirst terminates the Merger Agreement for any reason other than (a) with the mutual consent of Cascade, (b) because of a material breach by Cascade that cannot be or has not been cured within 30 days after written notice of such breach (but only if at such time as AmFirst exercises its right to terminate the Merger Agreement Cascade is not entitled to terminate the Merger Agreement either because of a material breach by AmFirst, because the Merger has not been consummated by September 30, 1997 or because the shareholders of AmFirst failed to approve the Merger Agreement or a required regulatory approval has been denied) or (c) because the Merger has not been consummated by September 30, 1997; or (iii) Cascade terminates the Merger Agreement as a result of AmFirst or the Bank having committed a material breach that cannot be or has not been cured within 30 days after written notice of such breach. The failure of AmFirst shareholders to approve the Merger Agreement will not cause this fee to be payable.

     A fee of $800,000 may be demanded by Cascade if the Merger is not completed by August 5, 1999 and any of the following occurs: (i) a third party acquires beneficial ownership of 25% or more of the then outstanding AmFirst Common Stock; (ii) AmFirst, without the written consent of Cascade, enters into or recommends to AmFirst stockholders an agreement with a third party providing for certain actions (each an "Acquisition Transaction"), including a merger or similar transaction involving AmFirst, the purchase, acquisition or lease of substantially all
                                     12
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of the assets of AmFirst or the purchase or other acquisition of securities representing 10% or more of the voting power of AmFirst; or (iii) a bona fide proposal to engage in an Acquisition Transaction is made to AmFirst by a third party, and after such proposal is made either AmFirst willfully breaches the Merger Agreement entitling Cascade to terminate the Merger Agreement, AmFirst shareholders fail to approve the Merger Agreement at the AmFirst Special Meeting, the AmFirst Special Meeting is canceled without the fault of Cascade, or the AmFirst Board withdraws or modifies in a manner adverse to Cascade its recommendation to stockholders to approve the Merger Agreement. This termination fee is intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement and may be expected to discourage competing offers to acquire AmFirst from potential third party acquirors because the termination fee could increase the cost of such acquisition. To the best of AmFirst's knowledge, no event that would permit Cascade to demand payment of the termination fee has occurred as of the date of this Prospectus/Joint Proxy Statement. This fee will not be payable because AmFirst shareholders fail to approve the Merger Agreement unless prior to the AmFirst Special Meeting a bona fide proposal to engage in an Acquisition Transaction is made to AmFirst by a third party.

     Cascade has agreed to pay to AmFirst a termination fee of $500,000 in the event that AmFirst terminates the Merger Agreement as a result of Cascade or Cascade Bank having committed a material breach that cannot be or has not been cured within 30 days after written notice of such breach.

Dissenters' Rights

     In accordance with Chapter 13 of the WBCA (Chapter 23B.13 of the Revised Code of Washington), AmFirst's shareholders have the right to dissent from the Merger and to receive payment in cash for the "fair value" of their AmFirst Common Stock. Under applicable Delaware law, Cascade shareholders will not have any dissenters' rights.

     If AmFirst shareholders perfect dissenters' rights with respect to more than 5% of the outstanding shares of AmFirst Common Stock, Cascade may elect not to consummate the Merger. Additionally, if AmFirst shareholders perfect dissenters' rights with respect to more than 10% of the outstanding shares of AmFirst Common Stock and Cascade elects to consummate the Merger, the Merger will not qualify for pooling of interests accounting treatment. AmFirst shareholders electing to exercise dissenters' rights must comply with the provisions of Chapter 13 in order to perfect their rights. AmFirst and Cascade will require strict compliance with the statutory procedures. The following is intended as a brief summary of the material provisions of the Washington statutory procedures required to be followed by an AmFirst shareholder in order to dissent from the Merger and perfect the shareholder's dissenters' rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Chapter 13 of the WBCA, the full text of which is set forth in Appendix B hereto.

     A shareholder who wishes to assert dissenters' rights must (a) deliver to AmFirst before the AmFirst Special Meeting written notice of the shareholder's intent to demand payment for the shareholder's shares if the Merger is effected, and (b) not vote such shares in favor of the Merger. A shareholder wishing to deliver such notice should hand deliver or mail such notice to AmFirst at the following address:

                       AmFirst Bancorporation
                         6920 Evergreen Way
                      Everett, Washington 98203
                      Attn: Corporate Secretary

     A shareholder who wishes to exercise dissenters' rights generally must dissent with respect to all the shares the shareholder owns or over which the shareholder has power to direct the vote. However, if a record shareholder is a nominee for several beneficial shareholders some of whom wish to dissent and some of whom do not, then the record holder may dissent with respect to all the shares beneficially owned by any one person by notifying AmFirst in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights.

A beneficial shareholder may assert dissenters' rights directly by submitting to AmFirst the record shareholder's written consent and by dissenting with respect to all the shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

     A shareholder who does not deliver to AmFirst prior to the AmFirst Special Meeting a written notice of the shareholder's intent to demand payment for the "fair value" of the shares will lose the right to exercise dissenters' rights. In addition, any shareholder electing to exercise dissenters' rights must either vote against the Merger or abstain from voting.

     If the Merger is effected, Cascade shall, within ten days after the Effective Date of the Merger, deliver a written notice to all shareholders who properly perfected their dissenters' rights. Such notice will, among other things, (a) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited; (b) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (c) supply a form for demanding payment; and (d) set a date by which Cascade must receive the payment demand, which date will be between 30 and 60 days after notice is delivered.

     A shareholder wishing to exercise dissenters' rights must at that time file the payment demand and deliver share certificates as required in the notice. Failure to do so will cause such person to lose his or her dissenters' rights.

     Within 30 days after the Merger occurs or receipt of the payment demand, whichever is later, Cascade shall pay each dissenter with properly perfected dissenters' rights Cascade's estimate of the "fair value" of the shareholder's interest, plus accrued interest from the Effective Date of the Merger. With respect to a dissenter who did not beneficially own AmFirst shares prior to the public announcement of the Merger, Cascade is required to make the payment only after the dissenter has agreed to accept the payment in full satisfaction of the dissenter's demands. "Fair value" means the value of the shares immediately before the Effective Date of the Merger, excluding any appreciation in anticipation of the Merger. The rate of interest is generally required to be the rate at which Cascade can borrow money from other banks.
It is the current intention of Cascade to estimate the fair value of AmFirst Common Stock to be $22.50 per share, which represents the price paid for AmFirst Common Stock in the last transaction for which a price is known to AmFirst management prior to the date on which the Merger Agreement was signed.
     A dissenter dissatisfied with Cascade's estimate of the fair value may notify Cascade of the dissenter's estimate of the fair value. If Cascade does not accept the dissenter's estimate and the parties do not otherwise settle on a fair value then Cascade must within 60 days petition a court to determine the fair value.

     In view of the complexity of Chapter 13 of the WBCA, shareholders of AmFirst who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

Amendment; Waiver; Termination

     Cascade may elect to modify the structure of the Merger; provided, however, that Cascade shall not have the right to make any revision to the structure of the Merger which (i) changes the amount or kind of consideration which the AmFirst shareholders are entitled to receive or (ii) adversely affects the tax treatment to AmFirst shareholders of receiving such consideration. Prior to the Effective Date of the Merger, any condition of the Merger Agreement may (to the extent allowed by law) be waived in writing by the party benefitted by the provision or may be amended or modified by an agreement in writing approved by the Boards of Directors of Cascade and AmFirst. After approval of the Merger Agreement by the shareholders of AmFirst, the Merger Agreement may not, without further approval of such shareholders, be amended in any manner that would alter the amount or form of consideration to be received by AmFirst shareholders in exchange for their AmFirst Common Stock.

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
     The Merger Agreement may be terminated at any time prior to the Effective Date of the Merger, either before or after approval by the Cascade and AmFirst shareholders, as follows: (i) by the mutual consent of the parties; (ii) by either party if the other party has committed a material breach that cannot be or has not been cured within 30 days after the giving of written notice of such breach; (iii) by either party if the Closing Date shall not have occurred by September 30, 1997; or (iv) by either party if the shareholders of Cascade or AmFirst fail to approve the Merger Agreement or a required regulatory approval has not been approved or has been denied.

Resale of Cascade Common Stock

     The shares of Cascade Common Stock issuable to shareholders of AmFirst upon consummation of the Merger have been registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of AmFirst or Cascade as that term is defined in the rules under the Securities Act. Cascade Common Stock received by those shareholders of AmFirst who are deemed to be "affiliates" of AmFirst may be resold without registration as provided for by Rule 145, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of AmFirst generally include individuals or entities that control, are controlled by or are under common control with, AmFirst, and may include the executive officers and directors of AmFirst as well as certain principal shareholders of AmFirst. In the Merger Agreement, AmFirst has agreed to use its best efforts to cause each person who may be deemed to be an affiliate of AmFirst to enter into an agreement with Cascade providing that such affiliate will not sell, transfer, or otherwise dispose of the shares of Cascade Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder. This Prospectus/Joint Proxy Statement does not cover any resales of Cascade Common Stock received by affiliates of AmFirst.

Accounting Treatment

     It is expected that the pooling of interests method of accounting will be used to reflect the Merger. As required by generally accepted accounting principles, under pooling of interests accounting, as of the Effective Date of the Merger, the assets and liabilities of AmFirst would be added to those of Cascade at their recorded book values and the shareholders' equity accounts of Cascade and AmFirst would be combined on Cascade's consolidated balance sheet. On a pooling of interests accounting basis, income and other financial statements of Cascade issued after consummation of the Merger would be restated retroactively to reflect the consolidated combined financial position and results of operations of Cascade and AmFirst as if the Merger had taken place prior to the periods covered by such financial statements. In order for the Merger to qualify for pooling of interests accounting treatment, among other things, substantially all (90% or more) of the outstanding AmFirst Common Stock must be exchanged for Cascade Common Stock.

     The unaudited pro forma data contained in this Prospectus/Joint Proxy Statement has been prepared using the pooling of interests method of accounting to account for the Merger. See "PRO FORMA FINANCIAL INFORMATION."

Expenses

         The Merger Agreement provides that Cascade and AmFirst will each pay their own expenses in connection with the Merger Agreement and the transactions contemplated thereby.

            MANAGEMENT AND OPERATIONS AFTER THE MERGER

     As a result of the Merger, the separate existence of AmFirst and the Bank will cease and Cascade and Cascade Bank will succeed to all of the assets and liabilities of AmFirst and the Bank, respectively. Cascade Bank, as the surviving institution, will continue to be a federally chartered savings bank subject to the regulation and supervision of the OTS.

     The directors and officers of Cascade and Cascade Bank immediately prior to the Effective Time of the Merger will continue as the directors and officers of Cascade and Cascade Bank after the Effective Time of the Merger. Pursuant to the Merger Agreement, Cascade has agreed to appoint two of the current AmFirst directors to the Boards of Directors of Cascade and Cascade Bank. See "THE MERGER -- Interests of Certain Persons in the Merger." David Little, the President and Chief Operating Officer of the Bank, will become an Executive Vice President of Cascade and head the commercial banking division and Marlee Fowler, the current Chief Financial Officer of the Bank, will assume an administrative post with Cascade, pursuant to employment agreements for a term of two years. See "THE MERGER -- Interests of Certain Persons in the Merger." Mr. Little, who is 50 years old, has been associated with the Bank since 1984 and has served in his present capacity as President and Chief Operating Officer since 1994. Prior to that time, Mr. Little served as the Bank's chief lending officer. Ms. Fowler, who is 52 years old, has been associated with the Bank since 1984 and has served as Chief Financial Officer since that time. Other than the addition of the directors and officers described above, no other changes to the Boards of Directors of Cascade and Cascade Bank or in the officers of Cascade and Cascade Bank are anticipated in connection with the Merger.

     Following the Merger, Cascade intends to combine the operations of the Bank into Cascade Bank. While final operating plans are not complete, Cascade intends to introduce the Bank's commercial lending activities into most of Cascade Bank's branches and Cascade Bank's mortgage products will be offered at all of AmFirst's branches. Consumer and deposit products will be reviewed for the best products for the combined customer base.

     Cascade also intends to consolidate certain corporate functions and computer and back office operations within six months of the Effective Date. Cascade expects to recognize expense savings from this consolidation; however, the extent to which such expense savings will be achieved is dependent upon various factors, a number of which are beyond the control of Cascade, including the regulatory environment, economic conditions and unanticipated changes in business conditions. Accordingly, no assurances can be given with respect to the ultimate level, composition or timing of expense savings to be realized. Estimated cost savings have not been included in any of the unaudited pro forma financial information included in this Prospectus/Joint Proxy Statement.

                      PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial statements reflect consummation of the Merger. The following unaudited pro forma condensed combined statement of financial condition as of December 31, 1996 combines the historical consolidated statements of financial condition of Cascade and AmFirst as if the Merger had occurred on such date after giving effect to certain pro forma adjustments described in the accompanying notes. The following unaudited pro forma condensed combined statements of operations are presented as if the Merger had been consummated at the beginning of the earliest period presented. Financial information for AmFirst, which has a December 31 fiscal year end, has been adjusted to reflect a June 30 fiscal year end by adding the subsequent six month period and subtracting the comparable preceding year interim results from the financial data as of December 31. The Cascade historical consolidated financial statement data as of and for the six months ended December 31, 1996 have been prepared on the same basis as the historical information derived from audited financial statements, and in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of results of operations for such periods. The pro forma condensed combined financial statements have been prepared based on a 1.925 Exchange Ratio.

     The unaudited pro forma condensed combined financial statements and notes thereto reflect the application of the pooling of interests method of accounting. See "THE MERGER -- Accounting Treatment." The unaudited pro forma condensed combined financial statements included herein are not necessarily indicative of the future results of operations or the future financial position of the combined entities or the results of operations and financial position of the combined entities that would have actually occurred had the transactions been in effect as of the dates or for the periods presented.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical consolidated financial statements of Cascade and AmFirst, including the notes thereto, and the other documents incorporated by reference herein. See Appendices C and D, "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         Pro Forma Condensed Combined Statement of Financial Condition
                            December 31, 1996
                                (unaudited)

                                                     Pro Forma      Pro Forma
                            Cascade     AmFirst      Adjustments     Combined
                            -------     -------      -----------    ---------
                                           (In thousands)
Assets
Cash on hand and in banks  $  3,517    $ 4,018        $(275)(2a)    $  7,260
Interest earning deposits in
 other institutions             371      2,200                         2,571
Securities available
 for sale                    57,638     17,374                        75,012
Loans held for sale, net      4,804         --                         4,804
Securities held to maturity   9,225      3,919                        13,144
Loans, net                  261,896     40,224         (650)(2a)     301,470
Real estate owned, net          639         --                           639
Premises and equipment,
 at cost, net                 6,149      1,724                         7,873
Accrued interest receivable
 and other                    3,811      1,639                         5,450
                           --------    -------        -----         --------
   Total assets            $348,050    $71,098        $(925)        $418,223
                           ========    =======        =====         ========
Liabilities and Stockholders'
 Equity
Deposits                   $225,306    $64,898        $             $290,204
Federal Home loan bank
 advances                    72,159        --                         72,159
Securities sold under
 agreements to repurchase    21,981        --                         21,981
Note payable                     --       418                            418
Deferred income taxes         1,352        79           (221)          1,210
Accrued expenses and other
 liabilities                  6,029       600            (93)          6,536
                            -------    ------          -----         -------
  Total liabilities         326,827    65,995           (314)        392,508

Stockholders' equity         21,223     5,103           (611)(2a)     25,715
                            -------    ------           ----        --------
 Total liabilities and
   stockholders' equity    $348,050   $71,098          $(925)(2a)   $418,223
                           ========   =======          =====        ========

  See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

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
             Pro Forma Condensed Combined Statement of Operations
                           Year Ended June 30, 1994
                                   (unaudited)
                                                                Pro Forma
                                    Cascade         AmFirst      Combined
                                    -------         -------     ---------
                                   (In thousands, except per share data)

Interest income:
Loans                               $13,878          $2,594       $16,472
Securities held to maturity           1,918             170         2,088
Securities available for sale           349             483           832
FHLB stock dividends                    231              64           295
Interest-bearing deposits               169              74           243
                                   --------        --------     ---------
  Total interest income              16,545           3,385        19,930

Interest expense:
Deposits                              7,708           1,410         9,118
FHLB advances                         1,270               5         1,275
Securities sold under agreements
 to repurchase                          164              52           216
                                    -------         -------      --------
  Total interest expense              9,142           1,467        10,609
                                    -------         -------      --------
Net interest income                   7,403           1,918         9,321

Provision for loan losses               495              20           515
                                    -------         -------       -------
Net interest income after
 provision for loan losses            6,908           1,898         8,806

Other income                          5,135             409         5,544

Other expense                         9,006           1,812        10,818
                                    -------          ------       -------
Income before Federal income tax      3,037             495         3,532

Federal income tax                    1,033             133         1,166
                                    -------          ------       -------
Net income                          $ 2,004          $  362       $ 2,366
                                    =======          ======       =======
Net income per share, primary       $ 0.91           $ 1.16       $  0.85
Net income per share, fully
 diluted                              0.91             1.16          0.84
Weighted average number of
 shares:
 Primary                          2,198,519         311,318     2,797,806
 Fully diluted                    2,213,213         311,318     2,812,500

  See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

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
          Pro Forma Condensed Combined Statement of Operations
                         Year Ended June 30, 1995
                               (unaudited)
                                                                   Pro Forma
                                  Cascade         AmFirst           Combined
                                  -------         -------          ---------
                                    (In thousands, except per share data)

Interest income:
Loans                            $18,384          $ 3,202            $21,586
Securities held to maturity        4,477              191              4,668
Securities available for sale        213              546                759
FHLB stock dividends                 182               42                224
Interest-bearing deposits            122              102                224
                                  ------            -----             ------
  Total interest income           23,378            4,083             27,461

Interest expense:
Deposits                           9,133            1,750             10,883
FHLB advances                      3,196               11              3,207
Securities sold under agreements
 to repurchase                     1,604               --              1,604
                                  ------            -----             ------
  Total interest expense          13,933            1,761             15,694
                                  ------            -----             ------
Net interest income                9,445            2,322             11,767

Provision for (recovery of)
 loan losses                        (335)              16               (319)
                                  ------            -----             ------

Net interest income after
 provision for loan losses         9,780            2,306             12,086

Other income                       2,478              378              2,856

Other expense                      7,879            2,127             10,006

Income before Federal income tax   4,379              557              4,936
Federal income tax                 1,489              142              1,631
                                 -------          -------           --------
Net income                       $ 2,890          $   415           $  3,305
                                 =======          =======           ========
Net income per share, primary    $  1.28          $  1.32           $   1.16
Net income per share, fully
 diluted                            1.28             1.32               1.15
Weighted average number of
 shares:
 Primary                       2,254,697          314,944         2,860,964
 Fully diluted                 2,256,306          315,078         2,862,831

 See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

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
           Pro Forma Condensed Combined Statement of Operations
                      Year Ended June 30, 1996
                              (unaudited)

                                                                    Pro Forma
                                   Cascade         AmFirst          Combined
                                   -------         -------          ---------
                                      (In thousands, except per share data)

Interest income:
Loans                              $19,650          $4,004           $23,654
Securities held to maturity          3,616             203             3,819
Securities available for sale        1,098             711             1,809
FHLB stock dividends                   264              53               317
Interest-bearing deposits              148             131               279
                                  --------       ---------         ---------
  Total interest income             24,776           5,102            29,878

Interest expense:
Deposits                            11,391           2,532            13,923
FHLB advances                        3,937               9             3,946
Securities sold under agreements
 to repurchase                       1,235              --             1,235
                                  --------        --------         ---------
  Total interest expense            16,563           2,541            19,104
                                  --------        --------          --------
Net interest income                  8,213           2,561            10,774

Provision for loan losses               --              61                61
                                  --------         -------          --------
Net interest income after
 provision for loan losses           8,213           2,500            10,713

Other income                         2,226             371             2,597

Other expense                        7,004           2,220             9,224
                                   -------          ------           -------
Income before Federal income tax     3,435             651             4,086
Federal income tax                   1,167             144             1,311
                                   -------          ------           -------
Net income                         $ 2,268          $  507           $ 2,775
                                   =======          ======           =======
Net income per share, primary      $  1.00         $  1.54           $  0.95
Net income per share, fully
 diluted                              0.99            1.52              0.95
Weighted average number of
 shares:
 Primary                         2,279,098         329,334         2,913,066
 Fully diluted                   2,282,033         333,971         2,924,927

  See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

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
            Pro Forma Condensed Combined Statement of Operations
                     Six Months Ended December 31, 1996
                               (unaudited)

                                                                Pro Forma
                                Cascade         AmFirst         Combined
                                -------         -------         ---------
                                   (In thousands, except per share data)

Interest income:
Loans                          $10,313          $2,017           $12,330
Securities held to maturity        275             113               388
Securities available for sale    2,055             429             2,484
FHLB stock dividends               163              30               193
Interest-bearing deposits           11              67                78
                                ------          ------           -------
  Total interest income         12,817           2,656            15,473

Interest expense:
Deposits                         5,904           1,250             7,154
FHLB advances                    2,133              --             2,133
Securities sold under agreements
 to repurchase                     555              --               555
                                 -----           -----            ------
  Total interest expense         8,592           1,250             9,842
                                 -----           -----            ------
Net interest income              4,225           1,406             5,631

Provision for loan losses           --             104               104
                                 -----           -----            ------
Net interest income after
 provision for loan losses       4,225           1,302             5,527

Other income                       693             187               880

Other expense                    4,776           1,107             5,883
                                 -----           -----             -----
Income before Federal
 income tax                        142             382               524
Federal income tax                  48              87               135
                             ---------       ---------        ----------
Net income                   $      94       $     295        $      389
                             =========       ==========       ==========
Net income per share,
 primary                     $    0.04       $    0.86        $     0.13
Net income per share,
 fully diluted                    0.04            0.85              0.13
Weighted average number
 of shares:
 Primary                     2,296,976         343,259         2,957,750
 Fully diluted               2,299,366         347,922         2,969,116

 See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

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Notes to Pro Forma Condensed Combined Financial Statement of Financial
Condition and Statement of Operations

Note 1.  Basis of Presentation

     The pro forma condensed combined financial statements reflect the issuance of up to 637,960 shares of Cascade Common Stock in exchange for 331,408 shares of AmFirst Common Stock based on a 1.925 Exchange Ratio. Actual shares issued in the Merger will depend on the actual Exchange Ratio and the number of shares of AmFirst Common Stock outstanding on the Effective Date.

Note 2. Adjustments to Pro Forma Condensed Combined Statement of Financial Condition and Statement of Operations

     The pro forma adjustments reflected in the unaudited pro forma condensed combined statement of financial condition and statements of operation of Cascade including AmFirst as of December 31, 1996, and the three years ended June 30, 1996 and the six months ended December 31, 1996, respectively, give effect to the following adjustments:

(a) Transaction-related Expenses. Nonrecurring transaction-related expenses anticipated to be recorded are included in the pro forma combined statement of financial condition as of December 31, 1996. Nonrecurring transaction-related expenses expected to be recorded by Cascade, in the quarter the transaction closes, except the loan loss reserve which will be recorded in the second calendar quarter of 1997, are summarized in the following table:

(dollars in thousands)

         Professional fees                         $150
         Information
          systems conversion                         50
         Pension payments                            75
         Additional loan loss reserves              650
                                                   ----
                                                    925
         Tax benefit                               (314)
                                                   ----
         Net charge                                $611
                                                   ====

     During its due diligence review of AmFirst, Cascade management reviewed in detail the credit administration and the allowance for loan loss policy of AmFirst as compared to that used by Cascade. AmFirst's methodology is based principally on its proprietary loss experience with less consideration given to regional economic conditions. Cascade's reserve setting methodology combines a formula-based approach and management's knowledge of risks inherent in individual credits and local economic conditions. Cascade management concluded after reviewing the processes and methodologies of the two organizations, that upon approval of the Merger by shareholders of both companies AmFirst should record a pre-tax $650,000 loan loss provision in order to reflect the conforming of AmFirst's reserving policy to that of Cascade.

     The effect of these costs have not been reflected in the pro forma condensed combined statements of operations. See "MANAGEMENT AND OPERATIONS OF CASCADE FOLLOWING THE TRANSACTION" for additional information.

(b) Non-competition Agreement. In connection with the Merger, Thomas H. Rainville, the Chairman, President and Chief Executive Officer of AmFirst, will enter into a non-competition agreement with Cascade pursuant to which Mr. Rainville will receive $5,000 per month for 60 months. The total amount of the payments will be capitalized
                                     22
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
and amortized over the term of the agreement and are not included in the pro forma condensed combined financial statements. Mr. Rainville will become a general creditor of Cascade.

Note 3.  Per Share Data

(a) Book Value Per Share. Cascade's book value per common share of $9.23 and pro forma combined book value per common share of $8.69 as of December 31, 1996 were calculated using the following information, based on an Exchange Ratio of 1.925:
                                                        Pro forma
                            Cascade                 including Amfirst
                            -------                 ------------------
Common Stock
outstanding:
 Primary                   2,296,976                     2,957,750
 Fully diluted             2,299,366                     2,969,115

(b) Earnings Per Share. Primary and fully diluted net income per share for the six months ended December 31, 1996 and the three years ended June 30, 1996 were calculated based on Cascade's weighted average primary and fully diluted outstanding shares, combined with the outstanding AmFirst primary and fully diluted shares multiplied by the Exchange Ratio of 1.925.

              BUSINESSES OF THE PARTIES TO THE MERGER

Cascade and Cascade Bank

     Cascade Bank was organized in 1916 as a mutual savings and loan association, and since 1957 its deposits have been federally insured. On September 15, 1992, Cascade Bank completed its conversion from a federal mutual to a federal stock savings bank. Cascade, a Delaware corporation, was organized in August 1994 for the purpose of becoming the holding company for Cascade Bank. The reorganization was completed on November 30, 1994, on which date Cascade Bank became the wholly-owned subsidiary of the Cascade. Prior to completion of the reorganization, Cascade had no material assets or liabilities and engaged in no business activities. Subsequent to the acquisition of Cascade Bank, Cascade has engaged in no significant activity other than holding the stock of Cascade Bank.

     Headquartered in Everett, Washington, Cascade Bank conducts business from eight full service offices, five in Snohomish County, two in King County and one in Skagit County. Cascade Bank also has a mortgage origination office in Whatcom counties. Cascade Bank's principal business activity is the acquisition of deposits which are used to originate and service one- to four-family residential, multi-family, and commercial real estate loans. Cascade Bank also sells a portion of the long-term fixed rate residential loans it originates. Cascade Bank seeks to control its interest rate risk by generally retaining in its portfolio adjustable rate and balloon loans that are funded with a combination of Federal Home Loan Bank of Seattle advances and deposits from the local market area. At December 31, 1996, Cascade had total assets of $348.1 million, total deposits of $225.3 million and stockholders' equity of $21.2 million. The savings deposits of Cascade Bank are insured by the FDIC under the SAIF.

     Financial and other information relating to Cascade is set forth in Appendix C and in Cascade's Annual Report on Form 10-K for the year ended June 30, 1996, and Quarterly Reports on Form 10-Q for the quarters ended September 30, and December 31, 1996, copies of which may be obtained from Cascade as indicated under "AVAILABLE INFORMATION."

                                     23
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AmFirst and the Bank

     AmFirst, a Washington corporation, was organized in 1991 for the purpose
of becoming the holding company for the Bank.   AmFirst engages in no
significant activity other than holding the stock of the Bank. The Bank, which was organized in 1984, is a locally oriented commercial bank servicing the deposit and lending needs of businesses and individuals in the Snohomish County market. The Bank's principal business is to originate loans for general business purposes, on a secured and unsecured basis to small and medium sized businesses. A portion of the Bank's loan portfolio is invested in commercial real estate loans to local businesses. The Bank also makes consumer loans such as home equity lines of credit, loans to purchase or construct single family homes, and a variety of secured and unsecured personal loans. The Bank funds its activities principally through deposits from its business and individual customers. The Bank also has access to FHLB-Seattle advances, reverse repurchase agreements and Federal funds purchased from a regional commercial bank. At December 31, 1996, AmFirst had total assets of $71.1 million, total deposits of $64.9 million and stockholders' equity of $5.1 million. The deposits of the Bank are insured by the FDIC under the BIF.

     Financial and other information relating to AmFirst is set forth in Appendix D.

         VOTING SECURITIES OF CASCADE AND PRINCIPAL HOLDERS THEREOF

     Persons and groups who beneficially own in excess of 5% of the outstanding shares Cascade Common Stock are required to file certain reports disclosing such ownership pursuant to the Exchange Act. Based on such reports, the following table sets forth, as of the Cascade Record Date, certain information as to those persons who were beneficial owners of 5% or more of the outstanding shares of Cascade Common Stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Cascade Common Stock as of the Cascade Record Date. The following table also sets forth, as of the Cascade Record Date, information as to the shares of Cascade Common Stock beneficially owned by each director, by the Chief Executive Officer of Cascade, by Cascade's named executive officers who received salaries and bonuses in excess of $100,000 during the year ended June 30, 1996 and by all executive officers and directors of Cascade as a group. The table also provides pro forma information concerning the beneficial ownership of Cascade Common Stock by such persons and 5% shareholders after giving effect to the issuance of 637,960 additional shares of Cascade Common Stock in the Merger.

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                              Amount and                       Percent
                               Nature of      Percent         of Shares
                              Beneficial     of Shares       Outstanding
Name                          Ownership(a)   Outstanding     Post-Merger
----                          ------------   -----------     ------------
Beneficial Owners of 5%
 or More
Frank M. McCord
Chairman of the Board, Chief
Executive Officer and Director 135,983(b)        6.5%             4.8%

Arthur W., Andrew P. and
  Craig G. Skotdal
c/o Douglas A. Schafer
Schafer Law Firm
P.O. Box 1134
Tacoma, Washington  98401     124,240(c)         6.1              4.6

Directors
Paull H. Shin                   3,438              *                *
Joan M. Earl                    1,625              *                *
Dwayne Lane                    10,159              *                *
Gary L. Meisner                 4,819              *                *
David W. Duce                  10,036              *                *
G. Brandt Westover              8,668              *                *
Dennis R. Murphy               12,481              *                *
Ronald E. Thompson             22,496            1.1                *

Named Executive Officers

Frank M. McCord**             135,983            6.5%              4.8%
C. Fredrick Safstrom**         39,714            1.9               1.4
Robert G. Disotell**           33,294            1.6               1.2

All Executive Officers

and Directors as a

Group (14 persons)            323,075(d)(e)     14.9              11.5
_______________
*        Less than 1%.
**       Also a director of Cascade and Cascade Bank.
(a) None of the persons listed in the table owned any shares of AmFirst Common Stock as of the Cascade Record Date. Accordingly, the amount of shares of Cascade Common Stock owned by such persons will not change as a result of the Merger.
(b)      Based on records maintained by Cascade and information from a
         Schedule 13D filed by Mr. McCord on June 14, 1993.  According to the
         Schedule 13D, Mr. McCord exercises shared voting and investment authority over these shares with his wife.
(c)      Information concerning the shares owned by Arthur W. Skotdal, Andrew
         P. Skotdal and Craig D. Skotdal as of February 27, 1997 was obtained from a Schedule 13D dated March 14, 1997. According to this filing, Arthur Skotdal has sole voting and dispositive power with respect to 22,000 shares and shared voting and dispositive power with respect to 102,240 shares and Andrew Skotdal and Craig Skotdal each have shared voting and dispositive power with respect to 51,120 shares.
(d) Includes certain shares owned by spouses, or as custodian or trustee for minor children, over which shares all officers and directors as a group effectively exercise sole or shared voting and investment power, unless otherwise indicated.

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(e)      Does not include 74,353 shares owned by Cascade's ESOP over which shares the ESOP Committee, consisting of certain directors and officers of Cascade, exercises partial investment power, or 34,031 shares owned by Cascade's 401(k) plan.

            VOTING SECURITIES OF AMFIRST AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth, as of AmFirst Record Date, information as to the shares of AmFirst Common Stock beneficially owned by each director, by the Chief Executive Officer of AmFirst, and by all executive officers and directors of AmFirst as a group. To the knowledge of AmFirst, no person owned more than 5% of the outstanding shares of AmFirst Common Stock at the AmFirst Record Date.

                           Number of Shares         Percent of Shares
Name                     Beneficially Owned (1)        Outstanding
----                     ----------------------     -----------------

Directors
Thomas P. Cooper                12,411                    3.7%
Thomas S. Eckstrom              15,094                    4.5
Jack Heath                      17,478                    5.3
Paul Herring                     8,340                    2.5
Arnold R. Hofmann                4,896                    1.2
David R. Little                 10,933                    3.3
David R. O'Connor               17,784                    5.4
Thomas H. Rainville*            29,841                    8.6
Hank Robinett                    4,653                    1.4
Harold F. Suchan                11,052                    3.3


All Executive Officers and     140,862                   37.5
 Directors as a Group
 (11 persons)
__________
*   Mr. Rainville is also the President and Chief Executive Officer of
    AmFirst.
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of AmFirst Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and/or investment power. The amounts shown also include the following amounts of AmFirst Common Stock which the indicated individuals have the right to acquire within 60 days of the AmFirst Record Date through the exercise of stock options granted pursuant to AmFirst's stock option plans: Mr. Cooper, 1,312; Mr. Eckstrom, 1,312; Mr. Heath, 1,312; Mr. Herring, 1,312; Mr. Hofmann, 1,312; Mr. Little, 8,820; Mr.
    O'Connor, 1,312; Mr. Rainville, 17,377; Mr. Robinett, 1,312; and all executive officers and directors as a group, 44,410.

                       DESCRIPTION OF CASCADE CAPITAL STOCK

     Cascade is authorized to issue 5,000,000 shares of Common Stock, $0.01 par value per share and 500,000 shares of preferred stock, par value $0.01 per share. At the Cascade Record Date, 2,054,898 shares of Cascade Common Stock were issued and outstanding. Cascade Common Stock is listed for trading on the Nasdaq SmallCap Market under the symbol "CASB." Each share of Cascade Common Stock has the same relative rights and is identical in all respects with every other share of Cascade Common Stock. The following summary does not purport

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to be a complete description of the applicable provisions of the Cascade
Certificate of Incorporation and Bylaws or of applicable statutory or other law, and is qualified in its entirety by reference thereto. See "AVAILABLE INFORMATION."

Common Stock

     Voting Rights. The holders of Cascade Common Stock possess exclusive voting rights in Cascade. Each holder of Cascade Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of holders of Cascade Common Stock. Holders of shares of Cascade Common Stock are not entitled to cumulate votes for the election of directors.

     Dividends. The holders of Cascade Common Stock are entitled to such dividends as the Cascade Board may declare from time to time out of funds legally available therefor. Dividends from Cascade depend upon the receipt by Cascade of dividends from Cascade Bank because Cascade has no source of income other than dividends from Cascade Bank.

     Liquidation. In the event of liquidation, dissolution or winding up of Cascade, the holders of shares of Cascade Common Stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities of Cascade.

     Other Characteristics. Holders of Cascade Common Stock do not have any preemptive, conversion or other subscription rights with respect to any additional shares of Cascade Common Stock which may be issued. Therefore, the Cascade Board may authorize the issuance and sale of shares of capital stock of Cascade without first offering them to existing shareholders of Cascade. Cascade Common Stock is not subject to any redemption or sinking fund provisions. The outstanding shares of Cascade Common Stock are, and the shares to be issued in the Merger will be, fully paid and non-assessable.

Preferred Stock

     Cascade's Certificate of Incorporation authorizes the Cascade Board to issue from time to time one or more series of preferred stock with such designations and preferences, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereon, as permitted by law and as fixed from time to time by resolution of the Cascade Board. Because of its broad discretion with respect to the creation and issuance of any series of preferred stock without stockholder approval, the Cascade Board could adversely affect the voting power of the holders of common stock, and by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of Cascade in any transaction not approved by the Cascade Board.

                 COMPARISON OF SHAREHOLDERS' RIGHTS

     Cascade is incorporated under the laws of the State of Delaware and, accordingly, the rights of Cascade's shareholders are governed by Cascade's Certificate of Incorporation, Bylaws and the DGCL. AmFirst is incorporated under the laws of the State of Washington and, accordingly, the rights of AmFirst's shareholders are governed by AmFirst's Articles of Incorporation, Bylaws and the WBCA.

     Upon consummation of the Merger, shareholders of AmFirst will become shareholders of Cascade, and, as such, their rights will be governed by Cascade's Certificate of Incorporation, Bylaws and the DGCL. The following is a summary of material differences between the rights of a Cascade shareholder under Cascade's Certificate of Incorporation and Bylaws and under the DGCL, on the one hand, and the rights of an AmFirst shareholder under AmFirst's Articles of Incorporation and Bylaws and under the WBCA, on the other hand. This discussion is not

                                     27
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intended to be a complete statement of the differences affecting the rights of shareholders and is qualified in its entirety by reference to the governing law and the certificate or articles of incorporation and bylaws of each corporation.

Payment of Dividends

     Cascade. Under Delaware law, dividends may be paid either out of surplus (defined as the excess of the net assets of the corporation over the stated capital of the corporation) or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

     AmFirst. Under Washington law, dividends may be paid only if, after giving effect to the dividend, AmFirst will be able to pay its debts as they become due in the ordinary course of business and AmFirst's total assets will not be less than the sum of its total liabilities plus the amount that would be needed, if AmFirst were to be dissolved at the time of the dividend, to satisfy the preferential rights of persons whose right to payment is superior to those receiving the dividend.

Size of Board of Directors

     Cascade. Cascade's Certificate of Incorporation provides that its Board of Directors shall consist of not less than five nor more than 25 members, with the current number set at eight by the Bylaws of Cascade. The Bylaws of Cascade provide that the Board of Directors may change the authorized number of directors within the stated range. Changes in the size of the range may be made by an amendment to Cascade's Certificate of Incorporation, which must be approved by at least 80% of the outstanding shares entitled to vote. The effect of such provisions may be to make it difficult for a person or entity immediately to acquire control of Cascade through an increase in the number of Cascade's directors and election of such person's or entity's nominees to fill the newly created vacancies.

     AmFirst. AmFirst's Articles of Incorporation provide that its Board of Directors shall consist of not less than five nor more than 25 members, with the current number fixed by resolution approved by a majority of the total number of directors. The AmFirst Board may not increase the number of directors to a number which (i) exceeds by more than two the number of directors last elected by shareholders where such number was 15 or less, or
(ii) exceeds by more than four the number of directors last elected by shareholders where such number was 16 or more. Changes in the size of the stated range may be made by an amendment to AmFirst's Articles of Incorporation, which must be approved by a majority of the outstanding shares entitled to vote.

Classified Board of Directors

     Cascade. Cascade's Certificate of Incorporation provides for a Board of Directors divided into three classes, with members of each class of directors being elected for a term of three years. A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes a change in the composition of the Board of Directors, and a potential change in control of a corporation, a lengthier and more difficult process. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the shareholders to change a majority of the directors. In the absence of the provisions of the Certificate of Incorporation classifying the Board, all of the directors would be elected each year.

     AmFirst. AmFirst's Articles of Incorporation provide for a Board of Directors divided into three classes, with members of each class of directors being elected for a term of three years.

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Cumulative Voting

     Cascade. Cascade's Certificate of Incorporation eliminates cumulative voting. Cumulative voting entitles each shareholder to cast a number of votes in the election of directors equal to the number of such shareholders' shares of common stock multiplied by the number of directors to be elected, and to distribute such votes among one or more of the nominees to be elected. The absence of cumulative voting rights limits the ability of minority shareholders to obtain representation on the Cascade Board.

     AmFirst. AmFirst's Articles of Incorporation eliminate cumulative voting.

Removal of Directors

     Cascade. Cascade's Certificate of Incorporation provides that at a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed for cause by a vote of the holders of at least 80% of the shares then entitled to vote at such meeting. The requirement that directors may be removed only upon an 80% vote and only for cause makes it difficult for a person or entity immediately to acquire control of the Cascade Board through the removal of existing directors and the election of such person's or entity's nominees to fill the newly created vacancies.

     AmFirst. Pursuant to the WBCA, the shareholders of AmFirst may remove one or more directors with or without cause at a meeting called for that purpose if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

Vacancies on the Board of Directors

      Cascade. The Certificate of Incorporation of Cascade provides that any vacancy on the Board of Directors may be filled by the affirmative vote of two-thirds of the remaining directors, and any director so appointed is to hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which the director has been chosen expires.

     AmFirst. AmFirst's Articles of Incorporation provide that the Board of Directors may appoint persons to fill vacancies. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor. A director appointed by reason of an increase in the number of directors may serve only until the next election of directors.

Special Meetings of Shareholders and Action Without a Meeting

     Cascade. The Certificate of Incorporation of Cascade provides that special meetings of shareholders may be called by the board of directors or holders of not less than 20% of the outstanding shares of stock. This restriction on the calling of special shareholders' meetings may deter hostile takeovers of Cascade by making it more difficult for a person or entity to obtain immediate control of Cascade between one annual meeting and the next. Pursuant to Cascade's Certificate of Incorporation, the power of shareholders to take action by written consent is denied.

     AmFirst. Pursuant to the WBCA, special meetings of shareholders may be called at any time by the AmFirst Board or by any shareholder or shareholders holding in the aggregate not less than one-tenth of all shares entitled to vote at the special meeting. Pursuant to the WBCA, any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if a consent is signed in writing by all of the shareholders entitled to vote on the action.

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

Advance Notice Requirements for Nominations of Directors and Presentation of New Business at Meetings of Shareholders

     Cascade. The Certificate of Incorporation of Cascade generally provides that any shareholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of shareholders must submit written notice to Cascade at least 30 days and not more than 60 days in advance of the meeting, together with certain information relating to the nomination or new business. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting. Management believes that it is in the best interests of Cascade and its shareholders to provide sufficient time to enable management to disclose to shareholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interest of shareholders generally. Similarly, adequate advance notice of shareholder proposals will give management time to study such proposals and to determine whether to recommend to the shareholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if shareholders believe such nominees or proposals are in their best interests.

     AmFirst. The Articles of Incorporation of AmFirst provide that any shareholder desiring to make a nomination for the election of directors must submit such nomination in writing to AmFirst not less than 60 days prior to the first anniversary of the date of the last meeting of shareholders called for the election of directors. Such nomination must contain certain information relating to the nomination. Nominations not made in accordance with the Articles of Incorporation may be disregarded.

Approval of Mergers, Consolidations, Sale of Substantially All Assets and Dissolution

     Cascade. Cascade's Certificate of Incorporation requires the approval of the holders of (i) at least 80% of Cascade's outstanding shares of voting stock, and (ii) at least a majority of Cascade's outstanding shares of voting stock, not including shares held by a "Related Person," to approve certain "Business Combinations," except in cases where the proposed transaction has been approved in advance by two-thirds of those members of the Cascade Board who were directors prior to the time when the Related Person became a Related Person. In the event the requisite approval of the Board were given, the normal vote requirement of applicable Delaware law would apply, or, for certain transactions, no shareholder vote would be necessary. The term "Related Person" is defined to include any individual, corporation, partnership or other entity which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of Cascade. These provisions apply to any "Business Combination" which is defined to include among other things: (i) any merger, reorganization, or consolidation of Cascade or any of its affiliates with or into any Related Person; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition of all or a substantial part of the assets of Cascade or any of its affiliates to any Related Person (the term "substantial part" is defined to include more than 25% of Cascade's total assets); (iii) any sale, lease, exchange, or other transfer by any Related Person to Cascade of any assets, cash or securities in exchange for shares of Cascade's voting stock; (iv) the acquisition by Cascade of any securities of the Related Person; (v) any reclassification of Cascade Common Stock; and (vi) any agreement, contract or other arrangement providing for any of the transactions described above. The increased shareholder vote required to approve a Business Combination may have the effect of foreclosing mergers and other business combinations which a majority of shareholders deem desirable and place the power to prevent such a merger or combination in the hands of a minority of shareholders.

     Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of common stock of the corporation and any other affected class of stock. One exception under Delaware law to the majority approval requirement applies to shareholders owning 15% or more of the common stock of a corporation for a period of less than three years. Such 15% shareholder, in order to obtain approval of a business combination, must obtain the approval of two-thirds of the
                                     30
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outstanding stock, excluding the stock owned by such 15% shareholder, or satisfy other requirements under Delaware law relating to board of director approval of his or her acquisition of the shares of the corporation.

     Cascade's Articles of Incorporation require Cascade's Board of Directors to consider certain factors in addition to the amount of consideration to be paid when evaluating certain business combinations or a tender or exchange offer. These additional factors include: (i) the social and economic effects of the transaction; (ii) the business and financial condition and earnings prospects of the acquiring person or entity; and (iii) the competence, experience, and integrity of the acquiring person or entity and its management.

     AmFirst. Pursuant to the WBCA, a plan of merger or share exchange must be approved by each voting group entitled to vote separately on the plan by two-thirds of all the votes entitled to be cast on the plan by that voting group. Action by the shareholders of the surviving corporation on a plan of merger is not required if certain conditions are met.

     AmFirst's Articles of Incorporation require the AmFirst Board when evaluating any offer of another party to make a tender or exchange offer for any equity security of AmFirst, to merge or consolidate AmFirst with another corporation or to purchase all or substantially all of the assets of AmFirst to give consideration to the social and economic effects on the employees and customers of AmFirst and on the communities in which AmFirst operates or is located.

Restrictions on 10% Beneficial Ownership

     Cascade. Cascade's Certificate of Incorporation provides that for a period of five years from the date of completion of the conversion of Cascade Bank from mutual to stock form (which occurred on September 15, 1992), no person may offer to acquire the beneficial ownership of more than 10% of the common stock of Cascade. All shares owned by any person in excess of 10% are considered excess shares and will not be counted as shares entitled to vote. In addition, Cascade's Certificate of Incorporation provides that after September 15, 1997, any person or group acting in concert that acquires more than 10% of the Cascade Common Stock without the prior approval of two-thirds of the Cascade Board will have reduced voting power with respect to those shares in excess of 10% of the outstanding shares of voting stock held by such person. With respect to each vote in excess of 10% of voting power of the outstanding shares held by such person, the holder shall be entitled to cast only one-hundredth of a vote. This provision will deter any person or entity from engaging in a "creeping" takeover of Cascade whereby such person or entity accumulates shares of Cascade Common Stock in an effort to obtain control and will encourage a potential acquiror to negotiate with the Cascade Board and obtain approval to acquire a significant ownership stake in Cascade.

     AmFirst. AmFirst has no similar provision in its Articles of Incorporation or Bylaws.

Dissenters' Appraisal Rights

     Cascade. Under the DGCL, appraisal rights are available for the shares of any class or series of stock of a corporation that is a party to a merger or consolidation, other than a merger of a parent corporation and a 90% or more owned subsidiary. However, shareholders generally will not have appraisal rights if the corporation's stock is listed on a national securities exchange or the Nasdaq National Market or is held of record by more than 2,000 holders, or if shareholder approval is not required by the DGCL for the corporate action. Shareholders of Cascade do not have appraisal rights in connection with the Merger.

     AmFirst. Under the WBCA, shareholders of AmFirst generally have dissenter's appraisal rights in connection with (i) a plan of merger to which AmFirst is a party; (ii) a plan of share exchange to which AmFirst is a party as the corporation whose shares will be acquired; (iii) certain sales or exchanges of all, or substantially all, of AmFirst's property other than in the regular course of business; and (iv) amendments to AmFirst's Articles

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of Incorporation effecting a material reverse stock split.  However, shareholders generally will not have such dissenters' rights if shareholder approval is not required for the corporate action. Shareholders of AmFirst have dissenters' rights in connection with the Merger. See "THE MERGER -- Dissenters' Rights."

Indemnification of Officers and Directors and Limitation of Liability

     Cascade. Pursuant to Cascade's Certificate of Incorporation, Cascade will indemnify the officers, directors, agents and employees of Cascade for expenses, settlements, judgments and fines in suits which are not stockholders' derivative suits if the person is successful on the merits or if he or she acted in good faith, in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of a criminal suit if he or she had no reasonable cause to believe his or her conduct was unlawful. In the case of a stockholders' derivative suit Cascade will indemnify any of the aforementioned persons for expenses if such a person is successful on the merits or otherwise or if he or she acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Cascade, but no such indemnification may be given if the person is judged liable for negligence or misconduct in the performance of his or her duty to Cascade, unless the court determines the person is fairly and reasonably entitled to indemnification. In addition, Cascade's Certificate of Incorporation provides that the directors of Cascade shall not be personally liable for monetary damages to Cascade for certain breaches of their fiduciary duty as directors, except for liabilities that involve a breach of the director's duty of loyalty to Cascade or its shareholders, actions not in good faith, intentional misconduct or a knowing violation of law by the director, the authorization of illegal distributions or receipt of an improper personal benefit from their actions as directors. This provision might, in certain instances, discourage or deter shareholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might have benefitted Cascade.

     AmFirst. Pursuant to AmFirst's Bylaws, AmFirst will indemnify the directors, officers, employees and agents of AmFirst for judgments, penalties, fines, settlements and reasonable expenses in suits in which such person has made a party by reason of the fact that such person is or was acting in such capacity if (i) the individual acted in good faith, (ii) the individual reasonably believed, in the case of conduct in the individual's capacity with the AmFirst, that the individual's conduct was in the corporation's best interests and, in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. No such indemnification may be given to a director in connection with a shareholder's derivative action in which the director is adjudged liable to AmFirst or in connection with a proceeding in which the director was adjudged liable on the basis that the director improperly received a personal benefit. In addition, AmFirst's Articles of Incorporation provide that the directors of AmFirst shall not be personally liable for monetary damages to AmFirst for conduct as directors except for liabilities that involve intentional misconduct or a knowing violation of law by the director, the authorization of illegal distributions to shareholders or loans to directors, or participation in any transaction from which the director personally received a benefit to which the director was not legally entitled.

Amendment of Certificate of Incorporation and Bylaws.

     Cascade. Cascade's Certificate of Incorporation may be amended by the vote of the holders of a majority of the outstanding shares of Cascade Common Stock, except that the provisions of the Certificate of Incorporation governing (i) meetings of stockholders and cumulative voting, (ii) notice requirements for nominations and proposals, (iii) the number, filling of vacancies and staggered terms of directors, (iv) removal of directors, (v) acquisition of capital stock, (vi) approval of certain business combinations,
(vii) evaluation of business combinations, (viii) indemnification of officers and directors, (ix) elimination of directors' liability, (x) amendments to bylaws, and (xi) the manner of amending the Certificate of Incorporation may not be repealed, altered, amended or rescinded except by the vote of the holders of at least 80% of the outstanding shares of Cascade. The Bylaws of Cascade may be amended by a two-thirds vote of the Board of Directors or by the holders of at least 80% of the outstanding shares of Cascade. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by Delaware law for the repeal or amendment of the Certificate of Incorporation provision. This provision is

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intended to prevent the holders of less than 80% of the outstanding stock of
Cascade from circumventing any of the foregoing provisions by amending the Certificate of Incorporation to delete or modify one of such provisions. This provision would enable the holders of more than 20% of Cascade's voting stock to prevent amendments to Cascade's Certificate of Incorporation or Bylaws even if they were favored by the holders of a majority of the voting stock.

     AmFirst.   AmFirst's Articles of Incorporation may be amended by a
majority of the outstanding shares of AmFirst Common Stock, except that provisions of AmFirst's Articles of Incorporation relating to directors may not be repealed or amended except by the affirmative vote of at least 80% of the outstanding shares of AmFirst Common Stock. AmFirst's Bylaws may be amended, altered or repealed by the AmFirst Board or by the affirmative vote of a majority of shareholders.

          AMENDMENT TO CASCADE'S CERTIFICATE OF INCORPORATION

     On March 18, 1997, the Cascade Board authorized an amendment of Cascade's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 to 8,000,000. Cascade shareholders are being asked to approve this proposed amendment. Approval of the Merger Agreement is not contingent upon approval of the amendment of Cascade's Certificate of Incorporation.

     As of December 31, 1996, 2,052,929 shares of Cascade Common Stock were issued and outstanding and 324,421 shares were reserved for issuance under Cascade's stock option plan. Based on a 1.925 Exchange Ratio, Cascade estimates that it will issue 637,960 shares in the Merger and that it will reserve 109,349 shares for issuance under the AmFirst stock options that will be assumed in connection with the Merger.

     The Cascade Board of Directors believes that the proposed increase in authorized shares is desirable so that, as the need may arise, Cascade will have more flexibility to issue shares, without the expense and delay of a special shareholders' meeting, in connection with possible future stock dividends or stock splits, equity financings, future opportunities for expanding the business through acquisitions, management incentive and employee benefit plans and for other general corporate purposes. Cascade has no current plans to issue shares for any purpose other than the Merger and shares issued upon exercise of stock options granted to directors, officers and employees under Cascade's stock option plans, including the 1997 Stock Option Plan which Cascade shareholders are being asked to approve at the Cascade Special Meeting, and the stock option plans of AmFirst that will be assumed in connection with the Merger.

     The increase in authorized Cascade Common Stock will not have any immediate effect on the rights of existing shareholders. However, the Cascade Board will have the authority to issue authorized Cascade Common Stock without requiring future shareholder approval of such issuances, except as may be required by applicable law or regulations. To the extent that the additional authorized shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders. The holders of Cascade Common Stock have no preemptive rights.

     The increase in the authorized number of shares of Cascade Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of Cascade without further action by the shareholders. Shares of authorized and unissued Cascade Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of Cascade more difficult, and, therefore, less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Cascade Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Cascade.

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     The Board of Directors believes that the amendment is in the best interests of Cascade and its shareholders and, consequently, recommends a vote "FOR" approval of the amendment to Cascade's Certificate of Incorporation.

                   ADOPTION OF 1997 STOCK OPTION PLAN

     The Cascade Board adopted the Cascade Financial Corporation 1997 Stock Option Plan ("Option Plan") on March 18, 1997, subject to approval by Cascade's stockholders. Currently, no shares of Cascade Common Stock remain available for the grant of options under Cascade's 1992 Stock Option and Incentive Plan. The Board believes that continuation of Cascade's stock option program is necessary in order to attract and retain the best available personnel for positions of responsibility and to provide appropriate incentives to such personnel to contribute to the success of Cascade. The Option Plan will become effective upon adoption by the Cascade shareholders. The following description of the Option Plan is qualified in its entirety by reference to the complete text of the Option Plan, which is attached to this Prospectus/Joint Proxy Statement as Exhibit E.

Administration of the Option Plan

     The Option Plan is administered by a committee of the Cascade Board (the "Committee"). The Committee consists of not less than two non-employee members of the Board of Directors. In addition to determining who will be granted options, the Committee has the authority and discretion to determine when options will be granted and the number of options to be granted. In making such determination, the Committee will consider those non-employee directors, officers and employees who are expected to make significant contributions to the long-term success of Cascade and Cascade Bank. With respect to awards to officers and employees, the Committee also determines which options are intended to qualify for special treatment under the Internal Revenue Code ("Incentive Stock Options") or to be issued as options which are not intended to so qualify ("Non-Qualified Stock Options"). The Option Plan provides that all options granted to non-employee directors are Non-Qualified Stock Options.

     The Cascade Board may from time to time amend or terminate the Option Plan in any respect. An amendment to the Option Plan may be subject to shareholder approval if such approval is necessary to comply with any tax or regulatory requirement. No amendment or termination may retroactively impair the rights of any person with respect to an option.

Shares Subject to the Option Plan

     Cascade has reserved an aggregate of 115,000 shares of Cascade Common Stock for issuance pursuant to the exercise of stock options under the Option Plan, which may be granted to officers, employees and non-employee directors. Such shares may be treasury shares or authorized but unissued shares. The use of authorized but unissued shares may dilute the interests of existing shareholders.

     In the event of a merger, consolidation, sale of all or substantially all of the property of Cascade, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution, to the extent permitted by Cascade, an appropriate and proportionate adjustment shall be made in (i) the maximum number of shares available, (ii) the number and kind of shares subject to outstanding options, if any, and (iii) the price for each share.

Option Price

     The exercise price of Non-Qualified Stock Options and Incentive Stock Options may not be less than 100% of the fair market value of the shares of Cascade Common Stock on the date of grant. Any Incentive Stock Option granted to a person owning more than 10% of the outstanding Cascade Common Stock must have an exercise price of at least 110% of fair market value on the date of grant. The maximum aggregate fair market value (determined

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as of the date of grant) of the shares to which Incentive Stock Options held by an individual become exercisable for the first time during any calendar year may not exceed $100,000.

Terms of Options

     In general, the Committee has the discretion to fix the term of each option granted to an officer or employee under the Option Plan, except that the maximum term of each option is 10 years, subject to earlier termination as provided in the Option Plan (five years in the case of Incentive Stock Options granted to an employee who owns over 10% of the total combined voting power of all classes of Cascade's stock). The Option Plan provides, however, that unvested options will become immediately exercisable in the event of the option holder's death or disability, or upon a change in control (as defined in the Option Plan) of Cascade or Cascade.

     Except in limited circumstances, an option may not be transferred other than by will or by laws of descent and distribution and, during the lifetime of the option holder, may be exercised only by such holder. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such option will be available again for purposes of the Option Plan.

Federal Income Tax Consequences of Non-Qualified Options

     An option holder who is granted a Non-Qualified Stock Option under the Option Plan will not realize any income for Federal income tax purposes on the grant of an option. An option holder will realize ordinary income for Federal income tax purposes on the exercise of an option, provided the shares are not then subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code ("Risk of Forfeiture"), in an amount equal to the excess, if any, of the fair market value of the shares of Cascade Common Stock on the date of exercise over the exercise price thereof. If the shares are subject to a Risk of Forfeiture on the date of exercise, the option holder will realize ordinary income for the year in which the shares cease to be subject to a Risk of Forfeiture in an amount equal to the excess, if any, of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price, unless the option holder shall have made a timely election under Section 83 of the Code to include in his income for the year of exercise an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The amount realized for tax purposes by an option holder by reason of the exercise of a Non-Qualified Stock Option granted under the Option Plan is subject to withholding by Cascade and Cascade is entitled to a deduction in an amount equal to the income so realized by an option holder.

     Provided that the option holder satisfies certain holding period requirements provided by the Code, an employee will realize long-term capital gain or loss, as the case may be, if the shares issued upon exercise of a Non-Qualified Stock Option are disposed of more than one year after (i) the shares are transferred to the employee or (ii) if the shares were subject to a Risk of Forfeiture on the date of exercise and a valid election under Section 83 of the Code shall not have been made, the date as of which the shares cease to be subject to a Risk of Forfeiture. The amount recognized upon such disposition will be the difference between the option holder's basis in such shares and the amount realized upon such disposition. Generally, an option holder's basis in the shares will be equal to the exercise price plus the amount of income recognized upon exercise of the option.

Federal Income Tax Consequences of Incentive Stock Options

     An Incentive Stock Option holder who meets the eligibility requirements of Section 422 of the Code will not realize income for Federal income tax purposes, and Cascade will not be entitled to a deduction, on either the grant or the exercise of an Incentive Stock Option. If the Incentive Stock Option holder does not dispose of the shares acquired within two years after the date the Incentive Stock Option was granted to him or within one year after the transfer of the shares to him, (i) any proceeds realized on a sale of such shares in excess of the option price will be treated as long-term capital gain and (ii) Cascade will not be entitled to any deduction for Federal income tax purposes with respect to such shares.

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     If an Incentive Stock Option holder disposes of shares during the two-year or one-year periods referred to above (a "Disqualifying Disposition"), the Incentive Stock Option holder will not be entitled to the favorable tax treatment afforded to incentive stock options under the Code. Instead, the Incentive Stock Option holder will realize ordinary income for Federal income tax purposes in the year the Disqualifying Disposition is made, in an amount equal to the excess, if any, of the fair market value of the shares of Cascade Common Stock on the date of exercise over the exercise price.

     An Incentive Stock Option holder generally will recognize long-term capital gains or loss, as the case may be, if the Disqualifying Disposition is made more than one year after the shares are transferred to the Incentive Stock Option holder. The amount of any such gain or loss will be equal to the difference between the amount realized on the Disqualifying Disposition and the sum of (x) the exercise price and (y) the ordinary income realized by the Incentive Stock Option holder as the result of the Disqualifying Disposition.

     Cascade will be allowed in the taxable year of a Disqualifying Disposition a deduction in the same amount as the ordinary income recognized by the Incentive Stock Option holder.

     Notwithstanding the foregoing, if the Disqualifying Disposition is made in a transaction with respect to which a loss (if sustained) would be recognized to the Incentive Stock Option holder, then the amount of ordinary income required to be recognized upon the Disqualifying Disposition will not exceed the amount by which the amount realized from the disposition exceeds the exercise price. Generally, a loss may be recognized if the transaction is not a "wash" sale, a gift or a sale between certain persons or entities classified under the Code as "related persons."

Alternative Minimum Tax

     For purposes of computing the alternative minimum tax with respect to shares acquired pursuant to the exercise of Incentive Stock Options, the difference between the fair market value of the shares on the date of exercise over the exercise price will be an item of tax preference in the year of exercise if the shares are not subject to a Risk of Forfeiture; if the shares are subject to a Risk of Forfeiture, the amount of the tax preference taken into account in the year the Risk of Forfeiture ceased will be the excess of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price. The basis of the shares for alternative minimum tax purposes, generally, will be an amount equal to the exercise price, increased by the amount of the tax preference taken into account in computing the alternative minimum taxable income.

Adoption of the Option Plan

     Subject to approval by Cascade's shareholders, the Cascade Board adopted the Option Plan to encourage stock ownership by employees and non-employee directors of Cascade and its subsidiaries by issuing options to purchase shares of Cascade Common Stock, thereby enabling such directors, officers and employees to acquire or increase their proprietary interest in Cascade. The Cascade Board has determined that the Option Plan is desirable, cost effective and produces incentives that will benefit Cascade and its stockholders. Moreover, the Cascade Board believes that the terms of the Option Plan are consistent with the terms of similar stock compensation programs implemented by other financial institutions in Cascade's peer group. The Board of Directors recommends a vote "FOR" the adoption of the Option Plan attached as Exhibit.

                CERTAIN INFORMATION CONCERNING CASCADE

     Information regarding the names, ages, positions and business backgrounds of the executive officers and directors of Cascade, as well as additional information, including executive compensation, and certain relationships and related transactions, is incorporated by reference to Cascade's Annual Report on Form 10-K for the year ended June 30, 1996 (which incorporates portions of Cascade's Proxy Statement dated September 13, 1996). See

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"INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."  Shareholders desiring copies of such documents may contact Cascade at the addresses or phone numbers indicated under "AVAILABLE INFORMATION" above.

                        LEGAL OPINIONS

     The validity of the Cascade Common Stock to be issued in the Merger is being passed upon for Cascade by Breyer & Aguggia, Washington, D.C. Breyer & Aguggia will deliver an opinion concerning certain federal income tax consequences of the Merger.

                          EXPERTS

     The consolidated financial statements of Cascade Financial Corporation and subsidiary as of June 30, 1995 and 1996, and for each of the years in the three-year period ended June 30, 1996, have been included and incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the June 30, 1996 financial statements refers to a change in the method of accounting for impaired loans.

     The consolidated financial statements of AmFirst as of December 31, 1995 and 1996 and for the two years ended December 31, 1996, have been included in this Prospectus/Joint Proxy Statement, in reliance upon the report of Hascal, Sjoholm & Co., P.S., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                           OTHER MATTERS

     The Cascade Board is not aware of any business to come before the Cascade Special Meeting other than those matters described above in this Prospectus/ Joint Proxy Statement. However, if any other matters should properly come before the Cascade Special Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

     The AmFirst Board is not aware of any business to come before the AmFirst Special Meeting other than those matters described above in this Prospectus/ Joint Proxy Statement. However, if any other matters should properly come before the AmFirst Special Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                    SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the proxy materials of the Cascade for this year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at Cascade's main office at 2828 Colby Avenue, Everett, Washington no later than May 17, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

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                                       APPENDIX A

                               AGREEMENT AND PLAN OF MERGERS

                       AGREEMENT AND PLAN OF MERGERS

     AGREEMENT AND PLAN OF MERGERS, dated as of the 6th day of February 1997 (this "Agreement"), by and among CASCADE FINANCIAL CORPORATION the "Company"), CASCADE BANK ("Cascade"), AMFIRST BANCORPORATION ("AmFirst") and AMERICAN FIRST NATIONAL BANK (the "Bank").

                                 RECITALS:

     (A) THE COMPANY. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, with its principal executive offices located in Everett, Washington. The Company is a registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended. As of the date hereof, the Company has 5,000,000 authorized shares of common stock of $0.01 par value per share ("Company Common Stock") and 500,000 shares of preferred stock of $0.01 par value per share ("Company Preferred Stock") (no other class of capital stock being authorized), of which 2,052,929 shares of Company Common Stock and no shares of Company Preferred Stock are issued and outstanding.

     (B) CASCADE. Cascade is a federal stock savings bank duly organized and existing under the laws of the United States, with its principal executive offices located in Everett, Washington. As of the date hereof, Cascade has 40,000,0000 authorized shares of common stock, par value $1.00 per share ("Cascade Common Stock") and 10,000,000 authorized shares of serial preferred stock (no other class of capital stock being authorized), of which 100 shares of Cascade Common Stock and no shares of serial preferred stock are outstanding. All of the issued and outstanding shares of Cascade Common Stock are owned by the Company.

     (C) AMFIRST. AmFirst is a corporation duly organized and existing in good standing under the laws of the State of Washington, with its principal executive offices located in Everett, Washington. AmFirst is a registered bank holding company with the Board of Governors of the Federal Reserve System ("Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended. As of the date hereof, AmFirst has 1,000,000 authorized shares of common stock of $1.00 par value per share ("AmFirst Common Stock"), (no other class of capital stock being authorized), of which 331,408 shares of AmFirst Common Stock are issued and outstanding.

     (D) THE BANK. The Bank is a national banking association duly organized and existing under the laws of the United States, with its principal executive offices located in Everett, Washington. As of the date hereof, the Bank has 232,925 shares of common stock of $5.00 par value per share ("the Bank Common Stock") (no other class of capital stock being authorized) issued and outstanding. All of the issued and outstanding shares of Bank Common Stock are owned by AmFirst.

     (E) VOTING AGREEMENT. As a condition and an inducement to the Company's willingness to enter into this Agreement, each member of the board of directors of AmFirst has entered into an agreement with the Company pursuant to which, among other things, they have agreed to vote in favor of approval of the transactions contemplated by this Agreement at the AmFirst Meeting (as hereinafter defined).

     (F) RIGHTS, ETC. Except as Previously Disclosed (as hereinafter defined) in Schedule 4.01(C), there are no shares of capital stock of AmFirst or the Bank authorized and reserved for issuance, neither AmFirst nor the Bank has any Rights (as defined below) issued or outstanding and neither AmFirst nor the Bank has any commitment to authorize, issue or sell any such shares or any Rights, except pursuant to this Agreement. The terms "Rights" means securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock. There are no preemptive rights in respect of AmFirst Common Stock or Bank Common Stock.


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     (G)  APPROVALS.  The Board of Directors of each of AmFirst, the Bank, the
Company and Cascade has approved, at meetings of each of such Boards of Directors, this Agreement and has authorized the execution hereof in counterparts.

     In consideration of their mutual promises and obligations, the parties hereto adopt and make this Agreement and prescribe the terms and conditions thereof and the manner and basis of carrying it into effect, which shall be as follows:

                              I.  THE MERGERS

     1.01. THE CORPORATE MERGER. Subject to the provisions of this Agreement, at the Effective Time (as hereinafter defined):

     (A) THE CONTINUING CORPORATION. AmFirst shall be merged with and into a wholly-owned subsidiary of the Company ("Merger Co.") pursuant to the terms and conditions set forth herein and pursuant to the Plan of Merger attached hereto as Exhibit A (the "Corporate Merger"). Upon consummation of the Corporate Merger, the separate existence of AmFirst shall cease and Merger Co. (the "Continuing Corporation") shall survive.

     (B) RIGHTS, ETC. The Continuing Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and the title to any real estate or any interest therein, vested in each of such corporations, shall not revert or be in any way impaired by reason of the Corporate Merger.

     (C) LIABILITIES. The Continuing Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged, in accordance with applicable law.

     (D) CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS; OFFICERS. The Certificate of Incorporation and Bylaws of the Continuing Corporation shall be those of Merger Co., as in effect immediately prior to the Corporate Merger becoming effective. The directors and officers of Merger Co. in office immediately prior to the Corporate Merger becoming effective shall be the directors and officers of the Continuing Corporation, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

     1.02. THE BANK MERGER. As soon as practicable following the Effective Time:

     (A) THE CONTINUING BANK. The Bank shall be merged into Cascade pursuant to the terms and conditions set forth herein and pursuant to the Plan of Merger attached hereto as Exhibit B (the "Bank Merger" and, together with the Corporate Merger, the "Mergers"). Upon consummation of the Bank Merger, the separate existence of the Bank shall cease and Cascade (the "Continuing Bank") shall survive.

     (B) RIGHTS, ETC. The Continuing Bank shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the institutions so merged; and all property, real, personal and mixed, and all debts due on whatever account, and all and every other interest, of or belonging to or due to each of the institutions so merged, shall be deemed to be vested in the Continuing Bank without further act or deed; and the title to any real estate or any interest therein, vested in each of such institutions, shall not revert or be in any way impaired by reason of the Bank Merger.

     (C) LIABILITIES. The Continuing Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the institutions so merged, in accordance with applicable law.

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     (D)  CHARTER; BYLAWS; DIRECTORS; OFFICERS.  The Charter and Bylaws of the
Continuing Corporation shall be those of Cascade, as in effect immediately prior to the Bank Merger becoming effective. The directors and officers of Cascade in office immediately prior to the Bank Merger becoming effective shall be the directors and officers of the Continuing Bank, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

     1.03. EFFECTIVE DATE. Subject to the conditions to the obligations of the parties to effect the Mergers as set forth in Article VI, the effective date (the "Effective Date") of the Corporate Merger shall be such date as the Company shall notify AmFirst in writing not less than five days prior thereto, which date shall not be more than 30 days after such conditions have been satisfied or waived in writing. Prior to the Effective Date, the Company and AmFirst shall execute and deliver to the Secretary of State of the State of Delaware, Articles of Merger in accordance with applicable law. The time on the Effective Date at which the Corporate Merger becomes effective is referred to as the "Effective Time."

                            II.  CONSIDERATION

     2.01. CORPORATE MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time:

     (A) OUTSTANDING MERGER CO. COMMON STOCK. The shares of common stock of Merger Co. issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, remain as issued and outstanding shares of Merger Co. Common Stock.

     (B) OUTSTANDING AMFIRST COMMON STOCK. Each share (excluding (i) shares ("Dissenters' Shares") that have not been voted in favor of approval of this Agreement and with respect to which dissenters' rights have been perfected in accordance with Section 23B.13 of the Revised Code of Washington (the "RCW") or (ii) shares held by AmFirst or any of its subsidiaries or by the Company or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted ("Excluded Shares")) of AmFirst Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into, by virtue of the Corporate Merger, automatically and without any action on the part of the holder thereof, the right to receive the number of shares of Company Common Stock (rounded to the nearest one-thousandth) equal to the Net Book Value Per Share (as defined below) of AmFirst multiplied by 2 and divided by $16.00 (the "Exchange Ratio").

          (1) The "Net Book Value" of AmFirst shall be equal to the total stockholders' equity of AmFirst as reflected in the Consolidated Statement of Financial Condition of AmFirst as of December 31, 1996 and shall be increased by an amount equal to the aggregate exercise price of all options to acquire shares of AmFirst Common Stock that are exercised after December 31, 1996 and prior to the Effective Date. If, on the Effective Date, the aggregate Core Deposits (as defined below) of the Bank are less than $40,000,000, the Net Book Value of AmFirst will be reduced by an amount equal to the difference between $40,000,000 and the aggregate Core Deposits of the Bank on the Effective Date, multiplied by 0.05. "Core Deposits" shall include all deposits except for (i) deposits in amounts of $100,000 or more; (ii) deposits by government entities or agencies; and (iii) brokered or money desk deposits.

          (2) The "Net Book Value Per Share" of AmFirst shall be the Net Book Value of AmFirst divided by the total number of shares of AmFirst Common Stock issued and outstanding immediately prior to the Effective Time of the Corporate Merger.


     2.02. STOCKHOLDER RIGHTS; STOCK TRANSFERS. At the Effective Time, holders of AmFirst Common Stock shall cease to be, and shall have no rights as, stockholders of AmFirst, other than to receive the consideration provided under this Article II, without interest. After the Effective Time, there shall be no transfers

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on the stock transfer books of AmFirst or the Continuing Corporation of the shares of AmFirst Common Stock which were issued and outstanding immediately prior to the Effective Time.

     2.03. FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Company Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Corporate Merger; instead, the Company shall pay to each holder of AmFirst Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by $16.00.

     2.04 EXCHANGE PROCEDURES. As promptly as practicable after the Effective Date, the Company shall send or cause to be sent to each former stockholder of AmFirst of record immediately prior to the Effective Date transmittal materials for use in exchanging such stockholder's certificates for Company Common Stock for the consideration set forth in this Article II. The certificates representing the shares of Company Common Stock into which shares of such shareholder's AmFirst Common Stock are converted on the Effective Date, any fractional share checks which such stockholder shall be entitled to receive, and any dividends paid on such shares of Company Common Stock for which the record date for determination of stockholders entitled to such dividends is on or after the Effective Date, will be delivered to such stockholder only upon delivery to an independent exchange agent selected by the Company (the "Exchange Agent") of the certificates representing all of such shares of AmFirst Common Stock (or indemnity satisfactory to the Company and the Exchange Agent, in their judgement, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery. Certificates surrendered for exchange by any person constituting an "affiliate" of AmFirst for purposes of Rule 145 of the Securities Act of 1933, as amended ("Securities Act"), shall not be exchanged for certificates representing Company Common Stock until the Company has received a written agreement from such person as specified in Section 5.18.

     2.05 ANTI-DILUTION PROVISIONS. In the event the Company changes the number of shares of Company Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Company Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

     2.06 EXCLUDED SHARES; DISSENTERS SHARES. Each of the Excluded Shares shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor. Dissenters' Shares shall be purchased and paid for in accordance with Section 23B.13 of the RCW.

     2.07 RESERVATION OF RIGHT TO RESERVE TRANSACTION. The Company may at any time change the method of effecting the acquisition of AmFirst and the Bank (including without limitation the provisions of this Article II) if and to the extent it deems such change to be desirable; PROVIDED, HOWEVER, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of AmFirst Common Stock as provided for in this Agreement or (ii) adversely affect the tax treatment to AmFirst stockholders as a result of receiving such consideration.

     2.08 OPTIONS. At the Effective Time, by virtue of the Corporate Merger, and without any action on the part of any holder of an option, each option granted by AmFirst to purchase shares of AmFirst Common Stock ("AmFirst Option") that is then outstanding and unexercised shall be converted into and become an option to purchase Company Common Stock ("Company Option") on the same terms and conditions as are in effect with respect to the AmFirst Option immediately prior to the Effective Time, except that (i) each such Company Option may be exercised solely for shares of Company Common Stock, (ii) the number of shares of Company Common Stock subject to such Company Option shall be equal to the number of shares of AmFirst Common Stock subject to such Option immediately prior to the Effective Time multiplied by the Exchange Ratio, the product being rounded, if necessary, up or down to the nearest whole share, and (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price of the AmFirst Option by the Exchange Ratio, and rounding up to the nearest cent.
The number of shares of AmFirst Common Stock which are issuable upon exercise of Options as of the date hereof are Previously Disclosed in Schedule 2.08.
                                     A-4
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
                    III.  ACTIONS PENDING CONSUMMATION

     Without the prior written consent of the Company, each of AmFirst and the Bank shall conduct its and each of the AmFirst Subsidiaries' (as hereinafter defined) business in the ordinary and usual course consistent with past practice and shall use its best efforts to maintain and preserve its and each of the AmFirst Subsidiaries' business organization, employees and advantageous business relationships and retain the services of its and each of the AmFirst Subsidiaries' officers and key employees, and each of AmFirst and the Bank will not, and will cause each of the AmFirst Subsidiaries not to, agree to:

     3.01. CAPITAL STOCK. Except for or as otherwise permitted in or expressly contemplated by this Agreement or as Previously Disclosed in
Schedule 4.01(C), issue, sell or otherwise permit to become outstanding any additional shares of capital stock of AmFirst, the Bank or any AmFirst Subsidiary, or any Rights with respect thereto, or enter into any agreement with respect to the foregoing, or permit any additional shares of AmFirst Common Stock to become subject to grants of employee stock options, stock appreciation rights or similar stock based employee compensation rights.

     3.02. DIVIDENDS, ETC. Make, declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or, other than as permitted in or contemplated by this Agreement, authorize the creation or issuance of, or issue, any additional shares of its capital stock or any Rights with respect thereto.

     3.03. INDEBTEDNESS; LIABILITIES; ETC. Other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity.

     3.04. LINE OF BUSINESS; OPERATING PROCEDURES; ETC. Change its lending, investment, liability management or other material banking policies in any material respect, except such changes as are directed by any regulatory agency or are in accordance and in an effort to comply with Section 5.11, make or commit to incur any further capital expenditures beyond those Previously Disclosed in Schedule 3.04 other than in the ordinary course of business and not exceeding $2,000 individually or $20,000 in the aggregate, or make or commit to incur any discretionary expenditure other than in the ordinary course of business consistent with past practice.

     3.05. LIENS AND ENCUMBRANCES. Impose, or suffer the imposition, on any shares of capital stock of any of the AmFirst Subsidiaries, or on any of its or the AmFirst Subsidiaries' other assets, any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist.

     3.06. COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Except as Previously Disclosed in Schedule 3.06, enter into or amend any employment, severance or similar agreement or arrangement with any of its directors, officers or employees, or grant any salary or wage increase, amend the terms of any stock option or increase any employee benefit (including incentive or bonus payments), except normal individual increases in regular compensation to employees in the ordinary course of business consistent with past practice.

     3.07. BENEFIT PLANS. Except as Previously Disclosed in Schedule 3.07, enter into or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

     3.08. CONTINUANCE OF BUSINESS. Dispose of or discontinue any portion of its assets, business or properties, which is material to AmFirst and the AmFirst Subsidiaries taken as a whole, or merge or consolidate

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
with, or acquire all or any portion of, the business or property of any other entity which is material to AmFirst and the AmFirst Subsidiaries taken as a whole (except foreclosures or acquisitions by the Bank in a fiduciary capacity, in each case in the ordinary course of business consistent with past practice).

     3.09.     AMENDMENTS.  Amend its Articles of Incorporation, Charter or
Bylaws.

     3.10. CLAIMS. Settle any claim, litigation, action or proceeding involving any liability for money damages in excess of $25,000 or restrictions upon the operations of AmFirst or any AmFirst Subsidiary.

     3.11 CONTRACTS. Except as previously disclosed on Schedule 3.11, enter into, renew, terminate or make any change in any material contract, agreement or lease, except in the ordinary course of business consistent with past practice with respect to contracts, agreements and leases that are terminable by it without penalty on more than 60 days prior written notice.

     3.12. LOANS. Extend credit other than in accordance with existing lending policies, except that the Bank shall not, without the prior written consent of the Company, make any new loan or modify, restructure or renew any existing loan to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person (or which would be required to be aggregated for loans to one borrower limitations) would be in excess of $770,000.

     3.13 DEPOSIT RATES. Change the pricing structure of its deposit liabilities, except in the ordinary course of business consistent with past practice.

                    IV.  REPRESENTATIONS AND WARRANTIES

     4.01. REPRESENTATIONS AND WARRANTIES OF AMFIRST AND THE BANK. Each of AmFirst and the Bank hereby represents and warrants to the Company and Cascade as follows:

     (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to it are true and correct.

     (B) ORGANIZATION, STANDING AND AUTHORITY. It is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect (as hereinafter defined) on it. Each of AmFirst and the AmFirst Subsidiaries has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

     (C) SHARES. With respect to AmFirst, the outstanding shares of it are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights. With respect to the Bank, except as Previously Disclosed in Schedule 4.01(C), the outstanding shares of it are validly issued and outstanding and fully paid. Except as Previously Disclosed in Schedule 4.01(C), there are no shares of capital stock or other equity securities of AmFirst or the Bank outstanding and no outstanding Rights with respect thereto.

     (D) AMFIRST SUBSIDIARIES. AmFirst has Previously Disclosed in Schedule 4.01(D) a list of all the subsidiaries of AmFirst (each a "AmFirst Subsidiary" and, collectively, the "AmFirst Subsidiaries"). Each of the AmFirst Subsidiaries that is a national banking association is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. No equity securities of any of the AmFirst Subsidiaries are or may become required to be issued (other than to AmFirst or a wholly-owned AmFirst Subsidiary) by reason of any Rights with respect thereto. There are no contracts, commitments, understandings or arrangements by which any of the AmFirst Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of AmFirst or the Bank, as applicable, to vote or to dispose of such shares. All of the shares of capital stock of each AmFirst Subsidiary held by AmFirst or a AmFirst Subsidiary are fully paid and nonassessable and are owned by AmFirst or a AmFirst Subsidiary free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance. Each AmFirst Subsidiary is in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in the jurisdictions where the failure to be duly qualified is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it. Except as Previously Disclosed in Schedule 4.01(D), AmFirst does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any corporation, bank, partnership, joint venture, business trust, association or other organization. The deposits of the Bank are insured by the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC"). The Bank is a member in good standing with the FHLB of Seattle and the Federal Reserve Bank of San Francisco. The term "AmFirst Subsidiary" means any business entity five percent or more of the equity interests of which are owned directly or indirectly by AmFirst.

     (E) CORPORATE POWER. It and each of the AmFirst Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

     (F) CORPORATE AUTHORITY. Subject to any necessary receipt of approval by its stockholders referred to in Section 6.01, this Agreement has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement as to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (G) NO DEFAULTS. Subject to the approval by its stockholders referred to in Section 6.01, the required regulatory approvals referred to in Section 6.02, and the required filings under federal and state securities laws, and except as Previously Disclosed in Schedule 4.01(G), the execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, does not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of the AmFirst Subsidiaries or to which it or any of the AmFirst Subsidiaries or its or their properties is subject or bound, which breach, violation or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it,
(ii) constitute a breach or violation of, or a default under, its Articles of Incorporation, Charter or Bylaws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval, which if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on AmFirst.

     (H) FINANCIAL REPORTS. Except as Previously Disclosed in Schedule 4.01(H), (i) as to AmFirst, its audited consolidated balance sheet as of December 31, 1996, 1995, 1994, 1993 and 1992 and related consolidated statements of income and changes in stockholders' equity and cash flows for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 and (ii) as to the Bank, its call reports for the fiscal years ended December 31, 1996 and 1995, and all other financial reports filed or to be filed subsequent to December 31, 1996, in the form or to be filed with the FDIC and the Office of the Comptroller of the Currency ("OCC") (together, the "AmFirst Financial Reports") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the AmFirst Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the AmFirst Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements. The amount of any obligation of AmFirst or the Bank with respect to any employment, severance, retirement, deferred compensation or similar arrangements where such obligation is contingent upon, triggered by or accelerated by a change in control of AmFirst or the Bank is reflected in the AmFirst Financial Reports as of December 31, 1996. There are no extraordinary or nonrecurring gains or profits that were earned by AmFirst or the Bank after September 30, 1996 that are reflected in the AmFirst Financial Reports as of December 31, 1996.

     (I) ABSENCE OF UNDISCLOSED LIABILITIES. None of AmFirst or the AmFirst Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except (i) as reflected in AmFirst Financial Reports prior to the date of this Agreement, and (ii) for commitments and obligations made, or liabilities incurred, in the ordinary course of its business consistent with past practice since December 31, 1995. Since December 31, 1995, none of AmFirst or the AmFirst Subsidiaries has incurred or paid any obligation or liability (including any obligation or liability incurred in connection with any acquisitions in which any form of direct financial assistance of the federal government or any agency thereof has been provided to any AmFirst Subsidiary) which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

     (J) NO EVENTS. Except as Previously Disclosed on Schedule 4.01(J), since December 31, 1995, no events have occurred which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on it.

     (K) PROPERTIES. Except as reserved against in the AmFirst Financial Reports, AmFirst and the AmFirst Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults, or equities of any character, to all of the properties and assets, tangible and intangible, reflected in the AmFirst Financial Reports as being owned by AmFirst or the AmFirst Subsidiaries as of the dates thereof other than those that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it, except those properties or assets sold or otherwise disposed of in the ordinary course of business. All buildings and all material fixtures, equipment, and other property and assets which are held under leases or subleases by any of AmFirst or AmFirst Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms, other than any such exceptions to validity or enforceability that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on AmFirst.

     (L)  LITIGATION; REGULATORY ACTION.  Except as Previously Disclosed in
Schedule 4.01(L), no litigation, proceeding or controversy before any court or governmental agency is pending which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on AmFirst or which alleges claims under any fair lending law or other law relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed in Schedule 4.01(L), neither it nor any of the AmFirst Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (together with any and all agencies or departments of federal, state or local government (including, without limitation, the OCC, the FHL Bank, the Federal Reserve Board, the FDIC, the Internal Revenue Service, the Department of Revenue of the State of Washington, the Securities Exchange Commission and any other federal or state bank, or other financial institution, insurance and securities regulatory authorities, the "Regulatory Authorities")) and neither it nor any of the AmFirst Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.
(M) COMPLIANCE WITH LAWS. Except as Previously Disclosed in Schedule 4.01(M), each of AmFirst and the AmFirst Subsidiaries:

          (1) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own its businesses presently conducted and that are material to the business of AmFirst and the AmFirst Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current;

          (2) has received no notification or communication from any Regulatory Authority or the staff thereof (i) asserting that any of AmFirst or the AmFirst Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, which, as a result of such noncompliance in any such instance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on AmFirst, (ii) threatening to revoke any license, franchise, permit or governmental authorization, which revocation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on AmFirst or the AmFirst Subsidiaries, or (iii) requiring any of AmFirst or the AmFirst Subsidiaries (or any of its officers, directors or controlling persons) to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy);

          (3) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive; and

          (4) is in compliance in all material respects with all fair lending laws or other laws relating to discrimination, including, without limitation, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act.

     (N)  MATERIAL CONTRACTS.

          (1) Except as Previously Disclosed in Schedule 4.01(N), (and with a true and correct copy of the document or other item in question attached to such Schedule), neither AmFirst nor any AmFirst Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

               (i) any agreement, arrangement or commitment (a) not made in the ordinary course of business or (b) pursuant to which AmFirst or any AmFirst Subsidiary is or may become obligated to invest in or contribute capital to any AmFirst Subsidiary or any other entity;

               (ii) any agreement, indenture or other instrument not disclosed in the AmFirst Financial Reports relating to the borrowing of money by AmFirst or any AmFirst Subsidiary or the guarantee by AmFirst or any AmFirst Subsidiary of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by any AmFirst Subsidiary, such as deposits, Fed Funds borrowings and repurchase agreements);

               (iii) any contract containing covenants that limit the ability of AmFirst or any AmFirst Subsidiary to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, AmFirst or any AmFirst Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

               (iv) any contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission ("SEC");

               (v) any lease with annual rental payments aggregating $10,000 or more;

               (vi) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) involving the payment of more than $10,000 per annum;

               (vii) any agreement with any executive officer or other key employee of AmFirst or any AmFirst Subsidiary the benefits of which are contingent, or the terms of which are materially altered or any payments or rights are accelerated, upon the occurrence of a transaction involving AmFirst or any of AmFirst Subsidiaries of the nature contemplated by this Agreement;

               (viii) any agreement with respect any executive officer of AmFirst or any AmFirst Subsidiary providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of $50,000 per annum; or

               (ix) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (2) Except as Previously Disclosed on Schedule 4.01(N), no officer or director of AmFirst or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of AmFirst or any AmFirst Subsidiary.

          (3) None of AmFirst or the AmFirst Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or any of its respective assets, business or operations receives benefits, which default, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on AmFirst, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as Previously Disclosed in Schedule 4.01(N), neither AmFirst nor any AmFirst Subsidiary is subject to or bound by any contract containing covenants which limit the ability of AmFirst or any AmFirst subsidiary to compete in any line of business or with any person or which involve any restriction of geographical area in which, or method by which, AmFirst or any AmFirst Subsidiary may carry on its business (other than as may be required by law or any applicable Authority).

     (O) REPORTS. Since January 1, 1994, each of AmFirst and the AmFirst Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the FDIC, (ii) the OCC, (iii) the FHL Bank and the FHL Bank System, (iv) the Federal Reserve Board and (v) any other applicable Regulatory Authorities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (P) NO BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment.

     (Q)  EMPLOYEE BENEFIT PLANS.

          (1) Schedule 4.01(Q)(1) contains a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase restricted stock and stock option plans, all employment or severance contracts, all personnel codes, practices, procedures, policies, manuals, affirmative action programs and similar materials, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of the AmFirst Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to the Company.

          (2) All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of
          Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of it and the AmFirst Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in all material respects in compliance with ERISA. Except as Previously Disclosed in Schedule 4.01(Q)(2) each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the "Code") has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. Prior to the Effective Date, AmFirst and the Bank shall deliver or make available to the Company the most recent annual report (Form 5500 Series) and accompanying schedules of each ERISA Plan as filed with the IRS or a written explanation of why such annual report is not required. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. Neither it nor any of the AmFirst Subsidiaries has engaged in a transaction with respect to any ERISA Plan that could subject it or any of the AmFirst Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

          (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of the AmFirst Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of the AmFirst Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.
                                     A-11
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          (4)  All contributions required to be made under the terms of any
          ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
          Section 412 of the Code or Section 302 of ERISA. Neither it nor any of the AmFirst Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (5) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.

          (6) Neither it nor any of the AmFirst Subsidiaries has any obligations for retiree health and life benefits under any plan, except as set forth in Schedule 4.01(Q)(6). There are no restrictions on the rights of it or any of the AmFirst Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.

          (7) Except as Previously Disclosed in Schedule 4.01(Q)(7), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of it or any of the AmFirst Subsidiaries under any Compensation and Benefit Plan or otherwise from it or any of the AmFirst Subsidiaries, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     (R) NO KNOWLEDGE. It knows of no reason why the regulatory approvals referred to in section 6.02 should not be obtained.

     (S) LABOR AGREEMENTS. Neither it nor any AmFirst Subsidiary is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any AmFirst Subsidiary the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any AmFirst Subsidiary, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any AmFirst Subsidiary's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     (T) ASSET CLASSIFICATION. It has Previously Disclosed in Schedule 4.01(T) a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of AmFirst and the AmFirst Subsidiaries that have been classified by it as of November 30, 1996 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of November 30, 1996 by any regulatory examiner as "Other Loans Specially Mentioned," "Substandard," "Doubtful," "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by AmFirst or any AmFirst Subsidiary prior to November 30, 1996.

     (U) ALLOWANCE FOR LOAN AND LEASE LOSSES. The allowance for loan and lease losses shown on the consolidated balance sheets of AmFirst included in the September 30, 1996 AmFirst Financial Reports was, and the allowance for possible loan losses to be shown on subsequent AmFirst Financial Reports, will be, adequate in the opinion of the Board of Directors and management of AmFirst, to provide for possible losses, net
                                     A-12
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
of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the date thereof.

     (V) INSURANCE. Each of AmFirst and the AmFirst Subsidiaries has taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters that are known to AmFirst, except for such matters which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it. Previously Disclosed in Schedule 4.01(V) is a list of all insurance policies maintained by or for the benefit of AmFirst or the AmFirst Subsidiaries or their directors, officers, employees or agents.

     (W) STATE TAKEOVER LAWS; ARTICLES OF INCORPORATION. It has taken all necessary action to exempt this Agreement and the transactions contemplated hereby and thereby from, and this Agreement and the transactions contemplated hereby are exempt from, (i) any applicable state takeover laws, and (ii) any supermajority provisions or other provisions imposing special conditions on business combinations contained in AmFirst's Articles of Incorporation.

     (X) NO FURTHER ACTION. It has taken all action so that the entering into of this Agreement and the consummation of the transactions contemplated hereby (including without limitation the Merger), or any other action or combination of actions, or any other transactions, contemplated hereby or thereby do not and will not (i) require a vote of stockholders (other than as set forth in Section 6.01), or (ii) result in the grant of any rights to any person under the Articles of Incorporation, Charter or Bylaws of AmFirst or any AmFirst Subsidiary or under any agreement to which AmFirst or any AmFirst Subsidiary is a party, or (iii) restrict or impair in any way the ability of the Company to exercise the rights granted hereunder.

     (Y)  ENVIRONMENTAL MATTERS.

          (1) To its knowledge, it and each of the AmFirst Subsidiaries, the Participation Facilities and the Loan/Fiduciary Properties (each as defined below) are, and have been, in compliance with all Environmental Laws (as defined below), except for instances of noncompliance which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on AmFirst.

          (2) There is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which it or any of the AmFirst Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release or threatened release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of the AmFirst Subsidiaries or any Participation Facility, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in Schedule 4.01(Y)(2).

          (3) There is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or it or any of the AmFirst Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in Schedule 4.01(Y)(3).

          (4) To its knowledge, there is no reasonable basis for any proceeding of a type described in subparagraphs (2) or (3) above, except as has been Previously Disclosed in Schedule 4.01(Y)(4).

          (5) To its knowledge, during the period of (i) its or any of the AmFirst Subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of the AmFirst Subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of AmFirst Subsidiaries' holding of a security or other interest in a loan/ Fiduciary Property, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in Schedule 4.01(Y)(5).

          (6) To its knowledge, prior to the period of (i) its or any of the AmFirst Subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of the AmFirst Subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of the AmFirst Subsidiaries' holding of a security or other interest in a Loan/Fiduciary Property, there were no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in Schedule 4.01(Y)(6).

          (7) The following definitions apply for purposes of this Section 4.01(Y): "Loan/Fiduciary Property" means any property owned or controlled by it or any of the AmFirst Subsidiaries or in which it or any of the AmFirst Subsidiaries holds a security or other interest, and, where required by the context, includes any such property where AmFirst or any of the AmFirst Subsidiaries constitutes the owner or operator of such property, but only with respect to such property; "Participation Facility" means any facility in which it or any of the AmFirst Subsidiaries participates in the management and, where required by the context, includes the owner or operator of such property, but only with respect to such property; "Environmental Law" means (i) any federal, state and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment, (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect and includes, without limitation, the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as now in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, and includes, without limitation, any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or
                                     A-14
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
          petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

     (Z)  TAX REPORTS.  Except as Previously Disclosed in Schedule 4.01(Z),
(i) all reports and returns with respect to Taxes (as defined below) that are required to be filed by or with respect to it or the AmFirst Subsidiaries, including without limitation consolidated federal income tax returns of it and the AmFirst Subsidiaries (collectively, the "AmFirst Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, except to the extent all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on it, and such AmFirst Tax Returns were true, complete and accurate in all material respects,
(ii) all taxes (which shall mean federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of it or the AmFirst Subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on AmFirst Tax Returns have been paid in full, (iii) the AmFirst Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such AmFirst Tax Returns were required to be filed has expired, (iv) all Taxes due with respect to completed and settled examinations have been paid in full, (v) no issues have been raised by the relevant taxing authority in connection with the examination of any of the AmFirst Tax Returns which are reasonably likely, individually or in the aggregate, to result in a determination that would have a Material Adverse Effect on it, except as reserved against in the AmFirst Financial Reports, and
(vi) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or the AmFirst Subsidiaries.

     (AA) ACCURACY OF INFORMATION. The statements with respect to AmFirst and the AmFirst Subsidiaries contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of Company or the Bank pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     (BB) DERIVATIVES CONTRACTS. None of AmFirst or the AmFirst Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on the balance sheet which is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes Previously Disclosed in Schedule 4.01(BB), including a list, as applicable, of any AmFirst or AmFirst Subsidiary assets pledged as security for each such Derivatives Contract.

     (CC) ACCOUNTING CONTROLS. Each of AmFirst and the AmFirst Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances that (i) all material transactions are executed in accordance with management's general or specific authorization;
(ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to banks or any other criteria applicable to such statements, and to maintain proper accountability for items; (iii) access to the material property and assets of AmFirst and the AmFirst Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

     (DD) DEPOSITS. Except as Previously Disclosed in Schedule 4.01(DD), none of the Bank's deposits is a brokered deposit as defined in 12 CFR Section
337.6 or subject to any encumbrance, legal testament or other legal process, and no portion of the deposits represents a deposit by any affiliate of the Bank.
                                     A-15
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

     (EE) MINUTE BOOKS. The minute books of AmFirst and the Bank contain complete and accurate records of all meetings held and other corporate action taken since January 1, 1992 by their respective stockholders, Boards of Directors and committees thereof.

     (FF) AFFILIATE TRANSACTIONS. Except as Previously Disclosed on Schedule 4.01(FF), no officer or director of AmFirst or the Bank or any "associate" of such person has any material interest in any contract with AmFirst or any AmFirst subsidiary or in any real or personal property used in the business of AmFirst or any AmFirst Subsidiary. For the purposes of this section, "associate" of a person means (i) any corporation or organization (other than AmFirst or any AmFirst Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

     (GG) LOAN PORTFOLIO.  To the knowledge of AmFirst and the Bank:

          (1) All evidences of indebtedness ("Loans") reflected as assets on the books and records of AmFirst or the Bank are in all respects legal, valid and binding obligations of the respective obligor named therein and no such indebtedness is subject to any defenses which have been or may be asserted, except for defenses arising from applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and general principles of equity.

          (2) The Bank has good title to and is the sole owner of record of each Loan or any participation interest shown as an asset on the books and records of the Bank, free of any lien, encumbrance or claim by any other person, except for Loans securing borrowings from the FHLB-Seattle or Loans subject to repurchase obligations as Previously Disclosed in Schedule 4.01(GG)(2).

          (3) Except as Previously Disclosed in Schedule 4.01(GG)(3) all Loans reflected as assets on the books and records of the Bank that are primarily secured by an interest in real property are secured by a valid and perfected first lien.

          (4) Except as Previously Disclosed in Schedule 4.01(GG)(4), no Loan, all or any part of which is an asset of the Bank was, as of December 31, 1996, more than 30 days past due.

          (5) Except as Previously Disclosed in Schedule 4.01(GG)(5), none of the agreements pursuant to which the Bank has sold Loans or pools of Loans or participation in Loans or pools of participations of Loans, if any, contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

          (6) Previously Disclosed on Schedule 4.01(GG)(6) are all Loans by AmFirst or the Bank to employees of AmFirst or the Bank. There are no Loans to any employee, officer, director or other affiliate of AmFirst or the Bank on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on which the borrower is paying a rate which was below market at the time the Loan was made; and, except as Previously Disclosed in
          Schedule 4.01(GG)(6), all such Loans are and were made in compliance with all applicable federal laws and regulations.

     4.02.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CASCADE.

     Each of the Company and Cascade hereby represents and warrants to AmFirst and the Bank, as follows:
                                     A-16
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
     (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to it are true and correct.

     (B) CORPORATE AUTHORITY. Subject to the required regulatory approvals referred to in Section 6.02, this Agreement has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement as to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (C) NO DEFAULTS. Subject to the approval by its stockholders referred to in Section 6.01, the required regulatory approvals referred to in Section
6.02 and the required filings under federal and state securities' laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby by it, do not and will not
(i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its subsidiaries or to which it or any of its subsidiaries or properties is subject or bound, which breach, violation or default is reasonably likely to have a Material Adverse Effect on it, (ii) constitute a breach or violation of, or a default under, its Certificate of Incorporation, Charter or Bylaws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, or the consent or approval of any other party to any such agreement, indenture or instrument.

     (D) FINANCIAL REPORTS. In the case of the Company, its Annual Report on Form 10-K for the fiscal year ended June 30, 1996 and all documents filed or to be filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "the Company Financial Reports"), did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Company Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the Company Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to savings associations and savings and loan holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

     (E) NO EVENTS. Since June 30, 1996, no events have occurred which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on it, except for the payment of the industry-wide, one-time special assessment to recapitalize the Savings Association Insurance Fund.

     (F) SHARES AUTHORIZED. In the case of the Company, the shares of Company Common Stock to be issued in exchange for shares of AmFirst Common Stock upon consummation of the Corporate Merger in accordance with Article II of this Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

     (G) CORPORATE POWER. The Company and Cascade each has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

     (H) ACCURACY OF INFORMATION. The statements with respect to the Company and Cascade contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of the Company pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
                                     A-17
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     (I)  REGISTRATION OF COMMON STOCK.  The Company Common Stock is
registered pursuant to Section 12 of the Exchange Act, and the Company has been subject to the reporting requirements of Section 13 of the Exchange Act for the past 12 months and has filed with the SEC all the reports required to be filed pursuant thereto during such period.

                               V.  COVENANTS

     Each of AmFirst and the Bank hereby covenants to the Company and Cascade and each of the Company and Cascade hereby covenants to AmFirst and the Bank, that:

     5.01. BEST EFFORTS. Subject to the terms and conditions of this Agreement and to the exercise by its Board of Directors of such Board's fiduciary duties, it shall use its best efforts in good faith to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Mergers as soon as practicable and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end.

     5.02. REGISTRATION STATEMENT. The Company, in cooperation with AmFirst, shall prepare and file with the SEC a Registration Statement with respect to the shares of Company Common Stock to be issued in the Corporate Merger. Such Registration Statement shall contain a Joint Proxy Statement/ Prospectus which shall serve as the proxy statement of AmFirst for the AmFirst Meeting (as defined below), as the proxy statement of the Company for the Company Meeting (as defined below) and as the prospectus of the Company for the shares of Company Common Stock to be issued in the Corporate Merger. The Company shall use its best efforts to cause the Registration Statement to become effective.

     5.03 AMFIRST MEETING. With respect to AmFirst, it shall call a special meeting (the "AmFirst Meeting") of the holders of AmFirst Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated hereby and AmFirst shall use its best efforts to solicit and obtain the votes of the holders of AmFirst Common Stock in favor of the transactions contemplated hereby and, subject to the exercise of its fiduciary duties, the Board of Directors of AmFirst shall recommend approval of such transactions by such holders. In connection with the AmFirst Meeting, the Company and AmFirst shall cooperate in the preparation of the Joint Proxy Statement/Prospectus and, with the approval of each of the Company and AmFirst, which approvals will not be unreasonably withheld, the Joint Proxy Statement/Prospectus will be mailed to the shareholders of AmFirst.

     5.04 COMPANY MEETING. With respect to the Company, it shall call a special meeting (the "Company Meeting") of the holders of Company Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated hereby and the Company shall use its best efforts to solicit and obtain the votes of the holders of Company Common Stock in favor of the transactions contemplated hereby and, subject to the exercise of its fiduciary duties, the Board of Directors of the Company shall recommend approval of such transactions by such holders. In connection with the Company Meeting, the Company and AmFirst shall cooperate in the preparation of the Joint Proxy Statement/Prospectus and, with the approval of each of the Company and AmFirst, which approvals will not be unreasonably withheld, the Joint Proxy Statement/Prospectus will be mailed to the shareholders of the Company.

     5.05. REGISTRATION STATEMENT EFFECTIVENESS. The Company will advise AmFirst, promptly after the Company receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Company Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

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
     5.06. REGISTRATION STATEMENT COMPLIANCE WITH SECURITIES LAWS. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of AmFirst relating to AmFirst or the AmFirst Subsidiaries and by or on behalf of the Company relating to the Company or its subsidiaries, (i) will comply in all material respects with the provisions of the Securities Act and any other applicable statutory or regulatory requirements, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; PROVIDED, HOWEVER, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by or on behalf of such other party specifically for use in the Registration Statement.

     5.07. PRESS RELEASES. AmFirst and the Bank will not, without the prior approval of the Company, and the Company and Cascade will not, without the prior approval of AmFirst, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law.

     5.08.     ACCESS; INFORMATION.

          (1) Upon reasonable notice, AmFirst and the Bank shall afford the Company and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date, to all of its and the AmFirst Subsidiaries' properties, books, contracts, commitments and records and, during such period, AmFirst and the Bank shall furnish promptly to the Company (i) a copy of each material report, schedule and other document filed by AmFirst and the AmFirst Subsidiaries with any Regulatory Authority, and (ii) all other information concerning the business, properties and personnel of AmFirst and the AmFirst Subsidiaries as the Company may reasonably request, including an examination report by any Regulatory Authority, provided that no investigation pursuant to this Section 5.08 shall affect or be deemed to modify or waive any representation or warranty made by AmFirst or the Bank or the conditions to the obligations of AmFirst and the Bank to consummate the transactions contemplated by this Agreement; and

          (2) The Company will not use any information obtained pursuant to this Section 5.08 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and, if this Agreement is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in Section 8.06) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by the Company or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed, and in the event of the termination of this Agreement, the Company will, upon request by AmFirst, deliver to AmFirst all documents so obtained by the Company or destroy such documents and, in the case of destruction, will certify such fact to AmFirst.

     5.09. ACQUISITION PROPOSALS. In the case of AmFirst, without the prior written consent of the Company, it shall not, and it shall cause the AmFirst Subsidiaries not to, solicit, initiate or encourage inquiries or proposals with respect to, or furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, AmFirst or any of the AmFirst Subsidiaries or any merger or other business combination with AmFirst or any of the AmFirst Subsidiaries other than as contemplated by this Agreement; it shall instruct its and the AmFirst Subsidiaries' officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing; and it shall notify the Company immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, AmFirst or any of the AmFirst Subsidiaries.

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
     5.10. BLUE-SKY FILINGS. In the case of the Company, it shall use its best efforts to obtain all necessary state securities laws or "blue sky" permits and approvals, provided that the Company shall not be required by virtue thereof to submit to general jurisdiction in any state.

     5.11. CERTAIN POLICIES OF AMFIRST AND THE BANK. In the case of each of AmFirst and the Bank, it shall, at the Company's request: (i) modify and change its loan, litigation and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves), and (ii) generally conform its operating, lending and compliance policies and procedures, prior to the Effective Date so as to be consistent on a mutually satisfactory basis with those of the Company and generally accepted accounting principles; PROVIDED, HOWEVER, AmFirst and the Bank shall not be required to take any such action set forth in (i) above until all regulatory approvals set forth in Section 6.02 shall have been obtained. AmFirst's and the Bank's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 5.11.

     5.12. STATE TAKEOVER LAW. In the case of AmFirst, AmFirst shall not take any action that would cause the transactions contemplated by this Agreement to be subject to any applicable state takeover statute and AmFirst shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or, if necessary, challenge the validity or applicability of, any applicable state takeover law, as now or hereafter in effect.

     5.13. NO RIGHTS TRIGGERED. In the case of AmFirst, AmFirst shall take all necessary steps to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and thereby (including without limitation the Merger) and any other action or combination of actions, or any other transactions contemplated hereby or thereby do not and will not (i) result in the grant of any rights to any person under the Articles of Incorporation or Bylaws of AmFirst or under any agreement to which AmFirst or any AmFirst Subsidiary is a party, or (ii) restrict or impair in any way the ability of the Company and Cascade to exercise the rights granted hereunder.

     5.14. SHARES LISTED. In the case of the Company, it shall file with the Nasdaq Stock Market a Notification Form for Listing of Additional Shares.

     5.15. REGULATORY APPLICATIONS. In the case of the Company and Cascade, (i) it shall promptly prepare and submit applications to the appropriate Regulatory Authorities for approval of the Mergers, and (ii) promptly make all other appropriate filings to secure all other approvals, consents and rulings which are necessary for the consummation of the Mergers by the Company and Cascade.

     5.16 REGULATORY DIVESTITURES. In the case of AmFirst, effective on or before the Effective Date, AmFirst and the AmFirst Subsidiaries shall cease engaging in such activities as the Company shall advise AmFirst in writing are not permitted to be engaged in by the Company under applicable law following the Effective Date and, to the extent required by any Regulatory Authority as a conditional approval of the transactions contemplated by this Agreement, AmFirst shall divest any subsidiary engaged in activities or holding assets that are impermissible for the Company on terms and conditions agreed to by the Company.

     5.17      CURRENT INFORMATION.

     (a) During the period from the date of this Agreement to the Effective Date, each of AmFirst, the Bank, the Company and Cascade shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other.

     (b) AmFirst and the Bank shall promptly notify the Company of (i) any material change in the business or operations of AmFirst, the Bank or any AmFirst Subsidiary, (ii) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to AmFirst, the Bank, or any AmFirst Subsidiary, (iii) the initiation or threat of material litigation involving or relating to AmFirst, the Bank or any AmFirst Subsidiary, or (iv) any event or condition that might reasonably be expected to cause any of AmFirst's or the Bank's representation or warranties set forth herein not to be true and correct in all material respects as of the Effective Date or prevent AmFirst or the Bank from fulfilling its or their obligations hereunder; and in each case shall keep the Company informed with respect thereto.

     (c) The Company shall (i) promptly notify AmFirst of any event or condition that might reasonably be expected to cause any of the Company's and Cascade's representations or warranties set forth herein not to be true and correct in all material respects as of the Effective Date, and (ii) notify AmFirst immediately of any denial of any application filed by the Company or Cascade with any Regulatory Authority with respect to this Agreement, and in each case shall keep AmFirst and the Bank informed with respect thereto.

     5.18 AFFILIATE AGREEMENTS. In the case of AmFirst, it will cause each person who is an "affiliate" of AmFirst for purposes of Rule 145 under the Securities Act (each an "Affiliate") to execute and deliver to the Company on or before the mailing of the Joint Proxy Statement/Prospectus for the AmFirst Meeting an agreement in the form attached hereto as Exhibit C restricting the disposition of the shares of Company Common Stock to be received by such person in exchange for such person's shares of AmFirst Common Stock. Previously Disclosed on Schedule 5.18 is a list of Affiliates as of the date hereof.

     5.19 ENVIRONMENTAL ASSESSMENT. AmFirst, at its own cost and expense, shall hire an outside consultant acceptable to the Company to undertake to determine as soon as reasonably practicable but in any event prior to the Effective Date whether or not there are any underground storage tanks, asbestos, unreaformaldehyde, polychlorinated biphenyls, solid wastes or hazard substances, as defined in the Model Toxics Control Act, CERCLA or any other applicable Environmental Laws, present at or on any of the "other real estate owned" of AmFirst or any AmFirst Subsidiary (excluding any one-to four-family residential property with appraised value less than $150,000) or at or on any of the branch or office facilities owned by AmFirst or any AmFirst Subsidiary. Such investigation shall be conducted in a manner reasonably satisfactory to the Company, and the results of such investigation shall be set forth in a written report delivered to the Company prior to the Effective Date. The scope and detail of such report shall be reasonably satisfactory to the Company. It is understood that the investigation shall be a "Phase I."

     5.20 COMPANY BOARD OF DIRECTORS. In the case of the Company and the Bank, they shall take such action as may be necessary to cause the size of the Boards of Directors of the Company and the Bank to be increased by two persons and to cause the appointment of two members of the Board of Directors of AmFirst, as may be determined by the Company, to the Boards of Directors of the Company and the Bank, effective as of the Effective Time.

     5.21 POOLING OF INTERESTS. In the case of AmFirst and the Bank, neither AmFirst nor the Bank shall take any action which with respect to AmFirst would disqualify the Corporate Merger as a "pooling of interest" for accounting purposes.

     5.22 CONSENTS AND APPROVALS. In the case of AmFirst and the Bank, they shall take such action as may be necessary, but without the incurrence of substantial expense, to obtain any required consents from the lessor or sublessor on each lease pursuant to which AmFirst or the Bank leases as lessee real or personal property for the assumption of such lease by the Company or Cascade.

     5.23 EMPLOYEE BENEFITS. As soon as administratively practicable following the Effective Date, employees of the Bank who are retained by Cascade shall be entitled to participate in the same benefit plans as are generally available to Cascade employees of similar rank and service. Employees of the Bank who continue as Cascade employees following the Effective Date shall be credited with prior years of service with the Bank for purposes of eligibility and vesting (but not for the accrual of benefits) under the Cascade benefit plans and there shall be no exclusion from health insurance coverage as a result of pre-existing conditions to the extent such conditions were covered under an AmFirst health insurance plan. Employees of the Bank who continue as Cascade employees

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
shall also be credited with their unused vacation and sick leave balance immediately prior to the Effective Date for use as a Cascade employee in accordance with Cascade's policies on vacation and sick leave.

              VI.  CONDITIONS TO CONSUMMATION OF THE MERGERS

     Consummation of the Mergers is conditioned upon:

     6.01. SHAREHOLDER VOTE. Approval of the transactions contemplated hereby by the requisite vote of the stockholders of AmFirst and the Company.

     6.02. REGULATORY APPROVALS. Procurement by the Company of all required regulatory consents and approvals by the appropriate Regulatory Authorities and the expiration of the statutory waiting period relating thereto; PROVIDED, HOWEVER, that no such approval or consent shall have imposed any condition or requirement which, in the opinion of the Company, would so materially adversely impact the economic or business benefits to the Company of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Mergers.

     6.03. NO INJUNCTION. There shall not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated hereby.

     6.04. LEGAL OPINION. AmFirst and the Bank shall have received an opinion, dated the Effective Date, of Breyer & Aguggia, special counsel for the Company and Cascade, in form reasonably satisfactory to AmFirst, which shall cover the matters contained in Exhibit D hereto.

     6.05. LEGAL OPINION. The Company shall have received an opinion, dated the Effective Date, of Keller Rohrback, counsel for AmFirst and the Bank, in form reasonably satisfactory to the Company, which shall cover the matters contained in Exhibit E hereto.

     6.06.     OFFICER'S CERTIFICATE.   (i) Each of the representations and
warranties contained herein of the Company and Cascade shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, and (ii) each and all of the agreements and covenants of the Company and Cascade to be performed and complied with pursuant to this Agreement on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and AmFirst and the Bank shall have received a certificate signed by the Chief Executive Officers and the Chief Financial Officers of the Company and Cascade dated the Effective Date, to such effect.

     6.07.     OFFICERS' CERTIFICATE.   (i) Each of the representations and
warranties contained herein of AmFirst and the Bank shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date and except as otherwise provided in Section 5.11, and (ii) each and all of the agreements and covenants of AmFirst and the Bank to be performed and complied with pursuant to this Agreement on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and the Company and Cascade shall have received a certificate signed by the Chief Executive Officers and the Chief Financial Officers of AmFirst and the Bank dated the Effective Date, to such effect.

     6.08. EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order or other order suspending the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

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
     6.09. BLUE-SKY PERMITS. The Company shall have received all state securities laws and "blue sky" permits necessary to consummate the Corporate Merger.

     6.10. TAX OPINION. The Company and AmFirst shall have received an opinion from Breyer & Aguggia to the effect that (i) the Corporate Merger constitutes a reorganization under Section 368 of the Code, and (ii) no gain or loss will be recognized by stockholders of AmFirst who receive shares of the Company Common Stock in exchange for their shares of AmFirst Common Stock, and, in rendering their opinion, Breyer & Aguggia may require and rely upon representations contained in certificates of officers of the Company, AmFirst and others.

     6.11. EMPLOYMENT AGREEMENTS. The Employment Agreements between the Company, Cascade and David Little and Marlee Fowler substantially in the form attached as Exhibit F shall have been duly executed and delivered by all parties to such agreements.

     6.12. NON-COMPETE AGREEMENTS. David Little, Marlee Fowler and Thomas Rainville shall have entered into a non-compete agreement with the Company substantially in the form of the Company's standard form of non-compete agreement providing for a term of two years for Mr. Little and Ms. Fowler and five years for Mr. Rainville and covering any county where the Company or Bank has an office or a branch.

     6.13. DIRECTOR AGREEMENTS. Each member of the Board of Directors of the Bank shall enter into an agreement with Cascade providing that such individual will not, for a period of one year from the Effective Date, (i) refer any customers of the Bank to any financial institution other than Cascade, (ii) participate or invest in the formation of a de novo financial institution in Snohomish County, Washington, or (iii) solicit any employees of the Bank who become employees of Cascade following the Effective Time.

     6.14. ADVERSE CHANGE. During the period from December 31, 1995 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of AmFirst or the Bank, nor shall AmFirst or the Bank have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and the Company shall have received a certificate dated the Effective Date signed by the Chief Executive Officers of AmFirst and the Bank to such effect.

     6.15. DISSENTERS' RIGHTS. The number of Dissenters' Shares shall not exceed in the aggregate five percent of the outstanding shares of AmFirst Common Stock.

     6.16. RECEIPT OF AFFILIATE AGREEMENTS. The Company shall have received from each Affiliate of AmFirst the agreements referred to in Section 5.18.

     6.17 POOLING LETTERS. The Company shall have received a letter dated as of the Effective Date, in form and substance acceptable to the Company, from KPMG Peat Marwick and AmFirst shall have received a letter dated as of the Effective Date from Hascal, Sjoholm & Company, P.S., in form and substance acceptable to the Company, to the effect that the Mergers will qualify for pooling of interests accounting treatment.

     PROVIDED, HOWEVER, that a failure to satisfy any of the conditions set forth in the proviso following Section 6.02 or in Sections 6.05, 6.07, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16 or 6.17 shall only constitute conditions if asserted by the Company, and a failure to satisfy any of the conditions set forth in Section 6.04 or 6.06 shall only constitute conditions if asserted by AmFirst.

                             VII. TERMINATION

     This Agreement may be terminated prior to the Effective Date, either before or after receipt of required stockholder approvals:

     7.01. MUTUAL CONSENT. By the mutual consent of the Company and AmFirst, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

     7.02. BREACH. By the Company or AmFirst, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of (i) a material breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach, or (ii) a breach by the other party of any of the material covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach.

     7.03. DELAY. By the Company or AmFirst, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Corporate Merger is not consummated by September 30, 1997.

     7.04. NO STOCKHOLDER OR REGULATORY APPROVAL. By the Company or AmFirst, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, (i) in the event that any stockholder approval contemplated by Section 6.01 is not obtained at the AmFirst Meeting or the Company Meeting, including any adjournment or adjournments thereof, or
(ii) in the event that written notice is received which states that any required regulatory approval contemplated by Section 6.02 has not been approved or has been denied.

     7.05. DUE DILIGENCE REVIEW. By the Company in the event that (i) any situation, event, circumstance or other matter shall come to the attention of the Company during the course of the Company Due Diligence Review which the Company shall, in a good faith exercise of its reasonable discretion, believe
(a) to be inconsistent in any material respect with any of the representations and warranties of AmFirst or the Bank, (b) to be of such significance as to have a Material Adverse Effect on the financial condition, prospects, results of operations or business of AmFirst and the Bank, taken as a whole, or (c) is a material deviation from the AmFirst Financial Reports, and (ii) the Company notifies AmFirst of such matters within five (5) business days after the end of the Company Due Diligence Review Period and such matters are not capable of being cured or have not been cured within thirty (30) days after written notice thereof to AmFirst. For purposes of this Section 7.05, (i) the "Company Due Diligence Review" shall mean a review by the Company of AmFirst's and the Bank's operations, business affairs, prospects and financial condition, including without limitation, those matters which are the subject of AmFirst's and the Bank's representations and warranties and (ii) the "Company Due Diligence Review Period" shall mean a thirty (30) day period beginning on the date of this Agreement. Notwithstanding anything in this
Section 7.05 contained or implied to the contrary, the Company Due Diligence Review shall not limit, restrict or preclude the Company, at any time or from time to time, from conducting such reviews or from exercising any rights available to it hereunder as a result of the existence or occurrence prior to the Company Due Diligence Review Period of any event or condition which was not detected in the Company Due Diligence Review by the Company and which constitutes a breach of any representation or warranty of AmFirst or the Bank under this Agreement.

                           VIII.  OTHER MATTERS

     8.01. SURVIVAL. If the Effective Date occurs, all representations, warranties, agreements and covenants contained in this Agreement shall not survive the Effective Date. If this Agreement is terminated prior to the Effective Date, the agreements and representations of the parties in Section 4.01(P), Sections 5.06, 5.08(2), 5.12 and 5.13, and Sections 8.01, 8.03, 8.04,
8.05, 8.06, 8.07, 8.09 and 8.11 shall survive such termination.

     8.02. WAIVER; AMENDMENT. Prior to the Effective Date, any provision of this Agreement may be (i) waived in writing by the party benefitted by the provision, or (ii) amended or modified at any time (including the structure of the transactions contemplated hereby) by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after the
                                     A-24
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
vote by the stockholders of AmFirst, the amount and form of consideration to be received by the stockholders of AmFirst for each share of AmFirst Common Stock shall not thereby be decreased.

     8.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart has been signed by each party hereto.

     8.04. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Washington, except as federal law may be applicable.

     8.05. EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

     8.06. CONFIDENTIALITY. Except as otherwise provided in Section 5.07(2), each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

     8.07. NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram or telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to the Company or Cascade to:  Cascade Financial Corporation
                                  2828 Colby Avenue
                                  Everett, Washington 98201
                                  Telecopy Number:  (206) 259-8512
                                  Attn:  Frank McCord, Chairman & CEO

                   Copies to:     Breyer & Aguggia
                                  1300 I Street, N.W.
                                  Suite 470 East
                                  Washington, D.C.  20005
                                  Telecopy Number:  (202) 737-7979
                                  Attn:  John F. Breyer, Jr., Esq.

If to AmFirst or the Bank to:     AmFirst Bancorporation
                                  6920 Evergreen Way
                                  Everett, Washington 98203-0185
                                  Telecopy Number:  (206) 348-4333
                                  Attn:  Thomas H. Rainville, Chairman,
                                   President & CEO

                   Copies to:     Keller Rohrback
                                  1201 Third Avenue
                                  Suite 3200
                                  Seattle, Washington  98101
                                  Telecopy Number:  (206) 623-3384
                                  Attn:  Glen P. Garrison, Esq.

     8.08. DEFINITIONS. Any term defined anywhere in this Agreement shall have the meaning ascribed to it for all purposes of this Agreement (unless expressly noted to the contrary). In addition:

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
          (A) the term "Material Adverse Effect," when applied to a party, shall mean an event, occurrence or circumstance (including without limitation (i) the making of any provisions for possible loan and lease losses, write-downs of other real estate and taxes and (ii) any breach of a representation or warranty contained herein by such party) which (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of the party and its subsidiaries, taken as a whole, or (b) would materially impair the party's ability to perform its obligations under this Agreement or the consummation of any of the transaction contemplated hereby; and

          (B) the term "Previously Disclosed" by a party shall mean information set forth in a Schedule that is delivered by that party to the other party contemporaneously with the execution of this Agreement and specifically designated as information "Previously Disclosed" pursuant to this Agreement.

     8.09. BREAK-UP FEE. The parties hereby acknowledge that, in negotiating and executing this Agreement and in taking the steps necessary or appropriate to effect the transaction contemplated hereby, the Company has incurred and will incur direct and indirect monetary and other costs (including, without limitation, attorney's fees and costs and costs of the Company employee and management time) and will forego discussion with respect to other potential acquisitions. To compensate the Company for such cost and to induce it to forego initiating discussions regarding other acquisitions, AmFirst and the Bank shall be obligated to pay the Company on demand (and in no event more than three days after such demand) in immediately available funds.

     (A) $500,000 if (i) this Agreement terminates because AmFirst and the Bank do not use all reasonable efforts to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement,
(ii) AmFirst terminates this Agreement for any reason other than the grounds for termination set out in Sections 7.01, 7.02 (but only in the event that the Company materially breaches a representation, warranty or covenant contained herein and, as a result thereof, AmFirst exercises its right to terminate this Agreement under Section 7.02 at a time when the Company was not entitled to terminate this Agreement under Section 7.02, 7.03 or 7.04), 7.03 or 7.04, or
(iii) the Company terminates this Agreement pursuant to Section 7.02 as a result of AmFirst's material breach of a representation, warranty or covenant, including, but not limited to its covenants contained in Section 5.08; or

     (B) $800,000 if within 18 months after the date hereof, the Corporate Merger has not been completed and there occurs any of the events set forth in subparagraphs (i), (ii) or (iii) below.

          (i) Any person other than the Company or an affiliate of the Company acquires beneficial ownership of 25% or more of the then-outstanding AmFirst Common Stock;

          (ii) AmFirst or any of its affiliates, without having received the Company's prior written consent, enters into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this section having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than the Company or any of its subsidiaries, or AmFirst's Board of Directors recommends that the shareholders of AmFirst approve or accept any Acquisition Transaction with any person other than the Company or any of its subsidiaries. For purposes of this section, "Acquisition Transaction" shall mean (a) a merger or consolidation, or any similar transaction, involving AmFirst or the Bank, (b) a purchase, lease or other acquisition of all or substantially all of the assets of AmFirst or the Bank, or (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of AmFirst or the Bank; or

          (iii) A bona fide proposal is made by a third party to AmFirst or the Bank to engage in an Acquisition Transaction and after such proposal is made any of the following events occurs: AmFirst willfully breaches this Agreement and such breach entitles the Company to terminate this Agreement; the holders of AmFirst

Common Stock do not approve this Agreement at the AmFirst Meeting; the AmFirst Meeting is not held or is canceled prior to termination of this Agreement for reasons other than the fault of the Company; or AmFirst's Board of Directors modifies in a manner adverse to the Company the recommendation of AmFirst's Board of Directors with respect to this Agreement.

     Notwithstanding the foregoing, AmFirst and the Bank shall not be obligated to pay to the Company the amounts if, prior to the occurrence of any of the events specified in 8.09(B)(i), (ii) or (iii), AmFirst validly terminates this Agreement pursuant to Section 7.01 or 7.02 (but only in the event that the Company materially breaches a representation, warranty or covenant contained herein and, as a result thereof, AmFirst exercises its right to terminate this Agreement under Section 7.02 at a time when the Company was not entitled to terminate this Agreement under Section 7.02, 7.03 or 7.04) or clause (ii) of Section 7.04. The parties further agree that this
Section 8.09 is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     8.10 TERMINATION FEE. In the event that the Company materially breaches a representation, warranty or covenant contained herein and, as a result thereof (i) AmFirst exercises its right to terminate this Agreement under Section 7.02 at a time when the Company was not entitled to terminate this Agreement under Section 7.02, 7.03 or 7.04 and (ii) the Mergers are not consummated, then the Company agrees to pay to AmFirst a fee of $500,000 within three business days of the Company's receipt of written demand therefor.

     8.11. ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement together represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.12. HEADINGS. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                            CASCADE FINANCIAL CORPORATION

                            By:/s/FRANK MCCORD
                               ----------------
                            NAME:  Frank McCord
                            TITLE: Chairman and Chief Executive Officer

                            CASCADE BANK

                            By:/s/FRANK MCCORD
                               ----------------
                            NAME:  Frank McCord
                            TITLE: Chairman and Chief Executive Officer

                            AMFIRST BANCORPORATION

                            By:/s/THOMAS H. RAINVILLE
                               -----------------------
                            NAME:  Thomas H. Rainville
                            TITLE: Chairman, President and Chief Executive
                                     Officer

                            AMERICAN FIRST NATIONAL BANK

                            By:/s/THOMAS H. RAINVILLE
                               -----------------------
                            NAME:  Thomas H. Rainville
                            TITLE: Chairman and Chief Executive Officer

                                      APPENDIX B

                   CHAPTER 13 OF THE WASHINGTON BUSINESS CORPORATION ACT

23B.13.010  Definitions.  As used in this chapter:

          (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

          (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

          (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

          (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (7) "Shareholder" means the record shareholder or the beneficial shareholder.

23B.13.020 Right to dissent. (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

                     (a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

                     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                     (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

                     (d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or

                     (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

          (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955 the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

          (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

                     (a) The proposed corporate action is abandoned or
                         rescinded;

                     (b) A court having jurisdiction permanently enjoins or
                         sets aside the corporate action; or

                     (c) The shareholder's demand for payment is withdrawn
                         with the written consent of the corporation.

23B.13.030 Dissent by nominees and beneficial owners. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

          (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

                     (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

                     (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

23B.13.200 Notice of dissenters' rights. (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

          (2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after the effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220.

23B.13.210 Notice of intent to demand payment. (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

          (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

23B.13.220 Dissenters' notice. (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

          (2) The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

                     (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                     (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                     (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

                     (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

                     (e) Be accompanied by a copy of this chapter.

23B.13.230 Duty to demand payment. (1) A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

          (2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

          (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

23B.13.240 Share restrictions. (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

          (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

23B.13.250 Payment. (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

          (2) The payment must be accompanied by:

                     (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                     (b) An explanation of how the corporation estimated the fair value of the shares;

                     (c) An explanation of how the interest was calculated;

                     (d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

                     (e) A copy of this chapter.

23B.13.260 Failure to take action. (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

          (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

23B.13.270 After-acquired shares. (1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

          (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

23B.13.280 Procedure if shareholder dissatisfied with payment or offer. (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

                     (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

                     (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

                     (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

          (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

23B.13.300 Court action. (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

          (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

          (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

          (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

          (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

          (6) Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

23B.13.310 Court costs and counsel fees. (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

          (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

                       (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

                     (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

          (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                                       APPENDIX C

                FINANCIAL INFORMATION FOR CASCADE FINANCIAL CORPORATION

                             CASCADE FINANCIAL CORPORATION
                         MANAGEMENT'S DISCUSSION AND ANALYSIS

Asset and Liability Management

          Cascade's principal financial objective is to maximize long-term profitability while limiting exposure to fluctuations in interest rates. Minimizing interest rate risk reduces the financial benefits of falling interest rates and the adverse consequences of rising interest rates. Cascade intends to reduce risk where appropriate but accept a degree of risk when warranted by economic circumstances and internal risk tolerance.

          Expected interest rate sensitivity of assets and liabilities as of June 30, 1996 is shown on the table on page six. Cascade's asset and liability management strategy has resulted in a negative one-year gap as a percent of total assets of 19% at June 30, 1995 and 14% at June 30, 1996. There are numerous estimates and assumptions which significantly influence this calculation. At June 30, 1996, a 200 basis point increase in rates would reduce forecasted net interest income by approximately 7%.

          The Board of Directors sets guidelines for allowable changes in net interest income. Asset maturities are controlled by holding adjustable rate and balloon loans and selling fixed rate loans. By adjusting the pricing on savings deposits, differing deposit maturities can be obtained to lengthen or shorten the repricing time for liability maturities.

          Cascade Bank can also borrow funds from the Federal Home Loan Bank of Seattle (the "FHLB-Seattle"). At various times instruments such as interest rate swaps, interest rate cap agreements, and forward sale commitments are used to reduce the negative effect that rising rates could have on net interest income, or to lower the cost of long-term liabilities. Management has established strict policies and guidelines for the use of these off-balance sheet instruments.

Review of Financial Position

          Total assets increased to $334 million at June 30, 1996, an 8% increase over 1995 and 30% over 1994. Total loans increased by $17 million to $234 million from $217 million at June 30, 1995 and $184 million at June 30, 1994. Most of this increase was due to originations of nonconforming residential loans, multifamily loans and residential construction loans. Cash and securities increased to $91 million in 1996 compared with $83 million in 1995 and $66 million in 1994. This increase was due to management's desire to maintain the Bank's capital ratio near 6%.

          Deposits increased to $218 million at June 30, 1996 compared with $200 million in 1995 and $181 million in 1994. Management has sought to fund asset growth through retail deposits. Total borrowings increased by $5 million in 1996 and $26 million in 1995 to $89 million at June 30, 1996.

Asset Quality

          At June 30, 1996, non-performing loans totaled $373,000 compared to $597,000 in 1995 and $7 million at June 30, 1994. Loans classified as substandard decreased from $13 million at June 30, 1994 to $7 million at June 30, 1995 and to $1 million at June 30, 1996.

          At June 30, 1996, real estate owned (REO) totaled $747,000 compared to $1.6 million at June 30, 1995 and $150,000 in 1994. The decrease in REO in 1996 was due to a sale resulting in a $24,000 gain.

                                     C-1
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
          The gap between interest-sensitive assets and interest-sensitive liabilities at June 30, 1996 is shown in the following table.

                                     Maturity or Repricing Period
                           Within    1-3     3-5     5-10    Over 10
                           One Year  Years   Years   Years   Years    Total
                           --------  -----   -----   -----   -------  -----
                                      (Dollars in thousands)
Interest-Sensitive
 Assets

Fixed rate mortgage
 loans                   $ 26,842   38,512  13,737   6,199    7,628   92,918
Adjustable rate mortgage
 loans                    113,973   13,165  18,660      --       --  145,798
Mortgage-backed
 securities                19,837   10,614   4,060   5,247    3,931   43,689
Investment securities      43,638       --      --      --       --   43,638
                         --------   ------  ------  ------   ------ --------
Interest-earning assets   204,290   62,291  36,457  11,446   11,559  326,043
Impact of interest rate
 caps                       5,000   (5,000)     --      --       --       --
                         --------   ------  ------  ------   ------ --------
 Total interest-sensitive
  assets                  209,290   57,291  36,457  11,446   11,559  326,043
                          =======   ======  ======  ======   ======
Cash on hand and in banks                                              3,627
                                                                    --------
Other assets                                                           4,761
                                                                    --------
 Total assets                                                       $334,431
                                                                    ========
Interest-Sensitive Liabilities

Savings and checking
 accounts                  15,960       --      --      --       --   15,960
Money market accounts      34,982       --      --      --       --   34,982
Certificates of deposit   123,399   23,766  18,293     108       --  165,566
Other borrowings           81,833    7,000      --     159       --   88,992
                         --------   ------  ------  ------   ------ --------
 Total interest-
  sensitive liabilities   256,174   30,766  18,293     267       --  305,500
                          =======   ======  ======  ======   ======
Other liabilities                                                      8,116
                                                                    --------
Stockholders' equity                                                  20,815
                                                                    --------
 Total liabilities and
  stockholders' equity                                              $334,431
                                                                    ========
Excess (deficiency) of
 interest-sensitive
 assets over interest-
 sensitive liabilities    (46,884)  26,525  18,164  11,179   11,559   20,543
Cumulative excess
 (deficiency) of
 interest-sensitive
 assets                   (46,884) (20,359) (2,195)  8,984   20,543       --
Ratio of cumulative gap
 to total assets           (14.01)%  (6.01)% (0.66)%  2.69%    6.14%      --

                                     C-2
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

Average Balance Sheets

           Corporate earnings depend on the amount and yield on interest-earning assets (primarily loans and investments) and the expense of interest-bearing liabilities (primarily deposit accounts and borrowings).
The following table sets forth average balances of assets and liabilities, interest income from interest-earning assets, interest expense on interest-bearing liabilities, percentage yields, interest rate spread, ratio of interest-earning assets to interest-bearing liabilities and net interest margin.  Average balances have been calculated using the month-end balances.  Such average balances are considered to be representative of the average daily balance for each period presented.

                                                   For the year ended June 30,
                                1994                           1995                        1996
                     --------------------------    --------------------------   ----------------------------
                     Average   Interest  Yield/    Average   Interest  Yield/   Average   Interest   Yield/
Assets               Balance   Income    Cost      Balance   Income    Cost     Balance   Income     Cost
                     -------   ------    ------    -------   --------  ------   -------   --------   -------
                                                 (Dollars in Thousands)
Interest-earning
 assets (1)
Mortgage loans      $177,059   13,878     7.84    198,568     18,384    9.26    221,827    19,170      8.64
Home equity and
 consumer loans           --       --       --         --         --      --      5,438       480      8.83
                    --------  -------    -----   --------    -------    -----  --------   -------
  Total loans        177,059   13,878     7.84    198,568     18,384     9.26   227,265    19,650      8.65

Mortgage-backed
 securities           34,356    1,918     5.58     78,238      4,477     5.72    56,670     3,616      6.38
Investment and
 trading securities    8,388      349     4.16      3,135        213     6.79    17,542     1,098      6.26
Interest-earning
 deposits &
 FHLB stock            3,988      400    10.03      4,207        304     7.23     5,286       412      7.79
                    --------  -------    -----   --------    -------    -----  --------   -------
Total interest-
 earning assets      223,791   16,545     7.39    284,148     23,378     8.23   306,763    24,776      8.08

Non interest-
 earning assets

Office properties
 and equipment,
 net                   7,074                        6,471                         6,206
Real estate, net         133                          589                         1,807
Other non-interest-
 earning assets        4,192                        2,789                         4,334
                    --------                     --------                      --------
Total assets         235,190                      293,997                       319,110
                     =======                      =======                       =======
                                            (table continued on following page)

                                                            C-3

                                                   For the year ended June 30,
                                1994                           1995                        1996
                     --------------------------    --------------------------   ----------------------------
                     Average   Interest  Yield/    Average   Interest  Yield/   Average   Interest   Yield/
Liabilities          Balance   Expense   Cost      Balance   Expense   Cost     Balance   Expense    Cost
and Equity           -------   -------   ------    -------   --------  ------   -------   --------   -------
                                                 (Dollars in Thousands)
Interest-bearing
 liabilities
Passbook accounts   $  8,901      275     3.08      8,788        271    3.09      7,844       253      3.23
Checking accounts      8,028      190     2.36      8,205        182    2.22      9,711       165      1.70
Money market
 accounts             28,715    1,092     3.80     22,542        894    3.97     20,853       896      4.30
Certificates of
 deposit             130,947    6,151     4.70    145,061      7,786    5.37    167,150    10,077      6.03
                    --------  -------    -----   --------    -------   -----   --------   -------
  Total deposits     176,591    7,708     4.36    184,596      9,133    4.95    205,558    11,391      5.54
Other interest-
bearing liabilities
FHLB advances         29,984    1,270     4.24     55,309      3,196    5.78     64,380     3,937      6.12
Other interest-
 bearing
 liabilities           4,473      164     3.67     28,229      1,604    5.68     21,697     1,235      5.69
 Total interest-    --------  -------    -----   --------    -------   -----   --------   -------      ----
  bearing
  liabilities        211,048    9,142     4.33    268,134     13,933    5.20    291,635    16,563      5.68
Other liabilities      8,705                        7,518                         7,429
                    --------                     --------                      --------
 Total liabilities   219,753                      275,652                       299,064

Stockholders'
 equity               15,437                       18,345                        20,046
 Total liabilities  --------                     --------                      --------
  and stockholders'
  equity             235,190                      293,997                       319,110
Net interest        ========                     ========                      ========
 income (1)(2)                  7,403                          9,445                        8,213
Interest rate                  ======                         ======                       ======
 spread (1)(3)                            3.06                          3.03                           2.40
Net interest
 margin (1)(4)                            3.31                          3.32                           2.68
Average interest-
 earning assets
 to average
 interest-bearing
 liabilities          106.04                       105.97                        105.19
_________________
(1)  Does not include interest on loans 90 days or more past due.  Includes recovery of $2.1 million in delinquent interest in 1995.
(2)  Interest on total interest-earning assets less interest on total interest-bearing liabilities.
(3)  Total interest-earning assets yield less total interest-bearing liabilities cost.
(4)  Net interest income as an annualized percentage of total interest-earning assets.
                                                C-4

Yields Earned and Rates Paid

The following table sets forth the weighted average yield on assets, the weighted average interest rate on liabilities, and the net yield on interest-earning assets.

                            For the Years Ended June 30,
                           -------------------------------      At June 30,
                               1994    1995*     1996              1996
                               ----    -----     ----              ----

Weighted average yield on
 loan portfolio                7.84%   9.26      8.65              8.44
Weighted average yield on
 mortgage-backed securities    5.58    5.72      6.38              6.16
Weighted average yield on
 securities portfolio and
 cash equivalents              6.05    7.04      6.61              6.33
Weighted average yield on all
 interest-earning assets       7.39    8.23      8.08              7.87
Weighted average rate paid
 on deposits                   4.36    4.95      5.54              5.33
Weighted average rate paid
 on FHLB advances and other
 borrowings                    4.16    5.75      6.01              5.75
Weighted average rate paid
 on all interest-bearing
 liabilities                   4.33    5.20      5.68              5.49
Interest rate spread (spread
 between weighted average
 rate on all interest-earning
 assets and all interest-
 bearing liabilities)          3.06    3.03      2.40              2.38
Net interest margin (net
 interest income as a
 percentage of average
 interest-earning assets)      3.31    3.32      2.68               N/A

* Reduced for the $2.1 million recovery, the yield on loan portfolio, yield on earning assets, spread, and net interest margin are: 8.21%, 7.49%, 2.29% and 2.59%, respectively.

Rate/Volume Analysis

           The following table sets forth the effects of changing rates and volumes on net interest income. Information is provided with respect to (i) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate); (ii) effects on interest income attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) changes in rate/volume (change in rate multiplied by change in volume).

                   Year Ended June 30, 1995(2)    Year Ended June 30, 1996
                    Compared to Year Ended         Compared to Year Ended
                        June 30, 1994                    June 30, 1995
                   Increase (Decrease) Due to    Increase (Decrease) Due to
                   ---------------------------   --------------------------
                                  Rate/                          Rate/
                   Rate  Volume   Volume  Net    Rate  Volume   Volume  Net
                   ----  ------   ------  ---    ----  ------   ------  ---
                                   (Dollars in thousands)
Interest-earning
 assets

Mortgage
 loans(1)        $2,515   1,686     305  4,506  (1,224) 2,154   (144)   786
Home equity
 & consumer
 loans(1)            --      --      --     --      --     --    480    480
                 ------   -----    ----  -----  ------  -----    ---  -----
Total loans(1)    2,515   1,686     305  4,506  (1,224) 2,154    336  1,266
Mortgage-backed
 securities          48   2,449      62  2,559     515 (1,234)  (142)  (861)
Securities          222    (220)   (138)  (136)    (16)   977    (76)   885
Interest-earning
 deposits          (112)     22      (6)   (96)     24     78      6    108
                 ------   -----    ----  -----  ------  -----    ---  -----
Change in income
 on interest-
 earning assets   2,673   3,937     223  6,833    (701) 1,975    124  1,398
                 ------   -----    ----  -----  ------  -----    ---  -----
Interest-bearing
 liabilities

Interest-bearing
 deposits         1,029     349      47  1,425   1,096  1,038    124  2,258
FHLB advances       462   1,074     390  1,926     186    524     31    741
Other borrowings     91     872     477  1,440       3   (371)    (1)  (369)
                 ------   -----    ----  -----  ------  -----    ---  -----
Change in expense
 on interest-
 bearing
 liabilities      1,582   2,295     914  4,791   1,285  1,191    154  2,630
                 ------   -----    ----  -----  ------  -----    ---  -----
Increase
 (decrease) net
 interest income                         2,042                       (1,232)
                                         =====                       ======
_____________________
(1)  Does not include interest on loans ninety days or more past due.
(2)  Includes $2.1 million interest recovery.

OPERATING RESULTS FOR THE YEARS ENDED JUNE 30, 1996, 1995 AND 1994

Interest Income

          Interest income increased to $24.8 million for the year ended June 30, 1996 compared with $23.4 million in 1995 and $16.5 million in 1994. The principal reason for these increases was the higher earning asset balance of $306.8 million in 1996 compared to $284.1 million in 1995 and $223.8 million in 1994. Additionally, in 1995 Cascade recovered $2.1 million in interest from the payoff of a large delinquent loan. The yield on interest earning assets adjusted for the interest recovery increased to 8.08% in 1996 from 7.49% in 1995 and 7.39% in 1994 due to the increase in yields on adjustable rate loans and reinvestment of cash flows at higher interest rates. Interest on loans, adjusted for the interest recovery increased by $3.4 million in 1996 and $2.4 million in 1995 from $13.9 million in 1994. This resulted from an increased average portfolio balance of $227.3 million in 1996, compared to $198.6 million in 1995 and $177.1 million in 1994 and an increase in the yield on loans from 7.84% in 1994 to 8.21% in 1995 and 8.65% in 1996. Interest on securities, FHLB-Seattle stock and interest-bearing deposits increased to $5.1 million in 1996 from $5.0 million in 1995 and $2.7 million in 1994.

Interest Expense

          Interest expense increased by $2.6 million in 1996 and $4.8 million in 1995. These increases were the result of higher market interest rates and higher balances of deposits and borrowings to fund the increased earning assets. The average cost of all liabilities increased to 5.68% in 1996, compared with 5.20% in 1995 and 4.33% in 1994. Interest expense on deposits increased by $2.3 million to $11.4 million in 1996 compared to $9.1 million in 1995 and $7.7 million in 1994. Management has sought to fund asset growth with deposits from new and existing customers.

          Hedging activities decreased interest expense by $49,000 and $42,000 during the years ended June 30, 1996 and 1995, respectively. This compares to an increase of $54,000 in the 1994 period. Interest rate swaps and caps are used to reduce interest rate risk or cost of longer-term liabilities. At June 30, 1996 $5.0 million in interest rate cap agreements were outstanding. At June 30, 1995 $7.5 million in swaps were outstanding.

Net Interest Income

          Net interest income for the year ended June 30, 1996, decreased by $1.2 million to $8.2 million compared with $9.4 million in 1995 and $7.4 million in 1994. The decrease in 1996 is the result of the $2.1 million interest recovery offset by an increase in earning assets of $22.6 million and an increase in the interest rate margin of nine basis points (after adjusting the 1995 margin for the interest recovery) to 2.68% in 1996.

          The trend towards reduced interest margins is occurring throughout the banking industry, especially in the state of Washington. Washington financial institutions have one of the highest cost of funds in the nation, based on data recently published by the federal banking agencies.

Provisions for Loan Losses

          No provision for loan losses was considered necessary in 1996. There was a recovery of $335,000 in 1995 after the repayment of a $5.1 million delinquent loan. After the repayment management determined the allowance for loan losses was higher than necessary and was reduced accordingly. The provision for losses in 1994 was $495,000.

          As the credit quality of the loan portfolio continued to improve, additional provisions were not considered necessary in 1996.

          At June 30, 1996, 1995 and 1994, the loan loss allowance totaled $2.9 million, $3.0 million and $3.5 million respectively and was 1.2%, 1.3% and 1.9% respectively, of net loans. The allowance for loan losses is continuously monitored and adjusted as the economic conditions change. Although the allowance is maintained at levels considered to be adequate to provide for potential losses, there can be no assurance that such losses will not exceed the estimated amounts or that additional provisions will not be necessary in the future.

Other Income

          Other income decreased by $252,000 to $2.2 million in 1996 compared to 1995 and by $2.9 million compared to 1994. The principal reason for the reduction in 1996 was a $474,000 decrease in restitution recovery income and $238,000 decrease in gains on sales of loan servicing rights. In 1996 gains from sales of loans and mortgage-backed securities increased by $518,000 and gains on sales of securities available-for-sale increased to $338,000. The reduction in other income from 1994 is principally the result of a $2.5 million decrease in gains on sales of mortgage servicing rights due to reduced mortgage banking activity. Although not assured, management anticipates future mortgage banking revenues will remain consistent with the 1995-1996 period.

Other Expenses

          Other expenses decreased by $875,000 to $7.0 million in 1996 compared to $7.9 million in 1995 and $9.0 million in 1994. Salary and employee benefits expenses decreased by $233,000 in 1996 and $1.1 million in 1995 as a result of mortgage banking staff reductions and decreased compensation to loan personnel. A $332,000 restructuring charge was incurred in 1995 to close certain loan origination offices. This charge was comprised of $95,000 in required lease payments, $201,000 in equipment and leasehold write-offs on closed facilities and $36,000 in severance costs.

          Marketing expenses decreased $135,000 to $198,000 in 1996 compared to $330,000 in 1995. Increased expenses for marketing, technology and product delivery systems are anticipated.

          Congress is currently considering a recapitalization of the FDIC insurance fund which would require the Bank to make a one-time, after-tax payment of approximately $900,000. The proposed legislation would decrease the Bank's annual insurance premium by approximately $300,000 after taxes.

Liquidity & Capital Resources

          Cascade Bank is required to maintain minimum levels of liquid assets as defined by Office of Thrift Supervision ("OTS") regulations. This requirement, which may change at the direction of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The required ratio is currently 5.0%. The Bank's liquidity ratio was 7.2%, 9.0% and 6.3% at June 30, 1996, 1995 and 1994,
respectively.

          Cascade Bank's most liquid assets are cash and cash equivalents, which include short-term investments. The levels of these assets are dependent on operating, financing and investing activities during any given period. At June 30, 1996 and 1995, cash and cash equivalents totaled $8.6 million and $5.8 million, respectively. The principal sources of funds, exclusive of operating activities, include proceeds from principal payments on loans and mortgage-backed securities and proceeds from the sale of loans.

            Cascade Bank has other significant sources of liquidity including FHLB-Seattle advances, reverse repurchase agreements, and loan sales. If needed, the Bank has additional borrowing ability with the FHLB-Seattle of $31.8 million at June 30, 1996, as well as abilities to borrow from primary dealers of United States government securities through reverse repurchase agreements. Under these agreements, Cascade Bank collateralizes the borrowings, generally with mortgage-backed securities or other investment securities. These borrowings are for short time periods, generally no more than sixty days. Cascade Bank will utilize a particular source of funds based on comparative costs and availability.

            At June 30, 1996 there were outstanding commitments to originate loans of $11.3 million. Cascade Bank anticipates that it will have sufficient funds available to meet its current commitments principally through sales in the secondary market and deposit growth. Certificates of deposit which are scheduled to mature in one year or less totaled $123.4 million at June 30, 1996. Management believes that a significant portion of such deposits will remain with Cascade Bank.

          At June 30, 1996 Cascade Bank was a "well capitalized" institution under the prompt corrective action regulation of the OTS. The following table summarizes the capital requirements and the Bank's capital position at June 30, 1996:

                                                    At June 30, 1996
                                                ------------------------
                                                              Percent of
                                                Amount          Assets
                                                ------        ----------
                                                 (Dollars in Thousands)

Tangible capital                               $21,530            6.4
Tangible capital requirement                     5,027            1.5
                                               -------            ---
Excess                                          16,503            4.9
                                                ======            ===

Core capital                                    21,530            6.4
Core capital requirement                        10,055            3.0
                                               -------            ---
Excess                                          11,475            3.4
                                                ======            ===

Risk-based capital                              23,699           13.7
Risk-based capital requirement                  13,844            8.0
                                               -------            ---
Excess                                           9,855            5.7
                                                ======            ===

KPMG Peat Marwick LLP
3100 Two Union Square
601 Union Street
Seattle, WA  98101-2327
                                INDEPENDENT AUDITORS' REPORT
------------------------------------------------------------------------------

The Board of Directors
Cascade Financial Corporation:

           We have audited the accompanying consolidated balance sheets of Cascade Financial Corporation and subsidiary (the Corporation) as of June 30, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years in the three year period ended June 30, 1996. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cascade Financial Corporation and subsidiary as of June 30, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1996, in conformity with generally accepted accounting principles.

           As discussed in note 1 to the consolidated financial statements, effective July 1, 1995, the Corporation changed its method of accounting for impaired loans.

KPMG Peat Marwick LLP

/s/ KPMG Peat Marwick LLP

Seattle, Washington
July 31, 1996

                          CASCADE FINANCIAL CORPORATION
                                  AND SUBSIDIARY

                           Consolidated Balance Sheets
                             June 30, 1995 and 1996
                             (Dollars in thousands)
------------------------------------------------------------------------------
                                                       1995           1996
                                                       ----           ----
           Assets
           ------

Cash on hand and in banks                            $  5,419        3,627
Interest-bearing deposits in other institutions           343        4,991
Securities available-for-sale (notes 2 and 9)           7,826       72,076
Loan held-for-sale, net (note 3)                        6,040        4,678
Securities held-to-maturity (fair value of $69,360
 and $9,437)(notes 2 and 9)                            69,896        9,941
Loans, net (notes 3 and 4)                            210,569      228,934
Real estate owned, net (note 4)                         1,643          747
Premises and equipment, at cost, net (note 5)           6,359        6,087
Accrued interest receivable and other assets
 (notes 2, 3 and 12)                                    2,848        3,350
                                                     --------     --------
                                                      310,943      334,431
   Liabilities and Stockholders' Equity              ========     ========
   ------------------------------------
Deposits (notes 6 and 7)                              199,938      218,063
Federal Home Loan Bank advances (note 8)               61,159       68,542
Securities sold under agreements to repurchase
 (note 9)                                              23,285       20,450
Advance payments by borrowers for taxes and insurance     874        1,207
Principal and interest payable on loans serviced
 for others                                                35          179
Accrued expenses and other liabilities (note 6)         4,716        3,584
Deferred Federal income taxes (note 10)                 1,649        1,591
                                                     --------     --------
       Total liabilities                              291,656      313,616
                                                     --------     --------
Stockholders' equity (note 11):
  Preferred stock, $.01 par value.
   Authorized 500,000 shares; no shares issued
   or outstanding                                          --           --
  Common stock, $.01 par value.
   Authorized 5,000,000 shares; issued
   and outstanding 2,029,277 shares in 1995
   and 2,045,894 shares in 1996                            20           20
  Additional paid-in capital                            4,143        4,250
  Retained earning, substantially restricted           15,142       17,410
  Unrealized loss on securities available-for-sale        (18)        (865)
                                                     --------     --------
       Total stockholders' equity                      19,287       20,815
                                                     --------     --------
Commitments and contingencies (notes 2, 3, 7, 11
 and 15)                                              310,943      334,431
                                                     ========     ========

See accompanying notes to consolidated financial statements.

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY

                     Consolidated Statements of Operations
                   Years Ended June 30, 1994, 1995, and 1996
               (Dollars in thousands, except per share amounts)
------------------------------------------------------------------------------
                                                1994        1995       1996
Interest income:                                ----        ----       ----
  Loans (note 3)                              $13,878      18,384     19,650
  Securities held-to-maturity                   1,918       4,477      3,616
  Securities available-for-sale                   349         213      1,098
  FHLB stock dividends                            231         182        264
  Interest-bearing deposits                       169         122        148
                                              -------      ------     ------
    Total interest income                      16,545      23,378     24,776
                                              -------      ------     ------
Interest expense:
  Deposits (notes 6 and 7)                      7,708       9,133     11,391
  FHLB advance                                  1,270       3,196      3,937
  Securities sold under agreements to
   repurchase (note 9)                            164       1,604      1,235
                                              -------      ------     ------
   Total interest expense                       9,142      13,933     16,563
                                              -------      ------     ------
    Net interest income                         7,403       9,445      8,213
 Provision for (recovery of) loan
  losses (note 4)                                 495        (335)        --
    Net interest income after provision       -------      ------     ------
     for loan losses                            6,908       9,780      8,213
Other income:                                 -------      ------     ------
  Gain on sale of loans held-for-sale             796         422        506
  Gain on sale of mortgage-backed
   securities held-for-trading                    584          85        519
  Gain on sale of mortgage servicing rights     2,481         238         --
  Service charges                                 861         471        444
  Gain (loss) on sale of securities
   available-for-sale (note 2)                    (29)       (104)       338
  Gain on sale of real estate owned                62         240         24
  Restitution recovery (note 15)                   --         624        150
  Other                                           380         502        245
                                              -------      ------     ------
    Total other income                          5,135       2,478      2,226
Other expenses:                               -------      ------     ------
  Salaries and employee benefits                4,884       3,801      3,568
  Occupancy                                     1,395       1,352      1,186
  Federal deposit insurance premiums              432         471        515
  Data processing                                 291         252        306
  Marketing                                       343         333        198
  Restructuring charge                             --         332         --
  Other                                         1,661       1,338      1,231
                                              -------      ------     ------
   Total other expenses                        9,006       7,879      7,004
                                              -------      ------     ------
  Income before Federal income taxes           3,037       4,379      3,435

Federal income taxes (note 10)                  1,033       1,489      1,167
                                              -------      ------     ------
   Net income                                   2,004       2,890      2,268
                                              =======      ======     ======
Net income per common share, primary            $0.91        1.28       1.00
                                                =====        ====       ====
Net income per common share, fully diluted       0.91        1.28       0.99
                                                 ====        ====       ====
Weighted average number of shares
 outstanding, primary                       2,198,519   2,254,697  2,279,098
                                            =========   =========  =========
Weighted average number of shares
 outstanding, fully diluted                 2,213,213   2,256,306  2,282,033
                                            =========   =========  =========

        See accompanying notes to consolidated financial statements.

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY

                 Consolidated Statements of Stockholders' Equity
                   Years Ended June 30, 1994, 1995, and 1996
               (Dollars in thousands, except per share amounts)
------------------------------------------------------------------------------
                                                          Net
                                                          Valuation   Total
                                  Additional              Reserve     stock-
                        Common    paid-in      Retained   for        holders'
                Shares  stock     capital      earnings   Securities  equity
                ------  -----     -------      --------   ----------  ------

Balances at
 June 30,
 1994, as
 previously
 reported    1,614,498  $  16      4,108        10,248         --     14,372

Five for
 four stock
 split
 effective
 June 10,
 1996,
 including
 $7 for
 fractional
 shares        408,366      4        (11)           --         --         (7)
             ---------     --      -----        ------       ----     ------
Balances at
 June 30,
 1994,
 restated    2,022,864     20      4,097        10,248         --     14,365

Options
 exercised         625     --          5            --         --          5
Net income
 for the
 year ended
 June 30,
 1994               --     --         --         2,004         --      2,004
             ---------     --      -----        ------       ----     ------
Balances at
 June 30,
 1994,
 restated    2,023,489     20      4,102        12,252         --     16,374

Options
 exercised       5,788     --         41            --         --         41
Net income
 for the
 year ended
 June 30,
 1995               --     --         --         2,890         --      2,890
Adjustments
 on available-
 for-sale
 securities         --     --         --            --        (18)       (18)
             ---------     --      -----        ------       ----     ------
Balances at
 June 30,
 1995,
 restated    2,029,277     20      4,143        15,142        (18)    19,287

Options
 exercised      16,617     --        107            --         --        107
Net income
 for the
 year ended
 June 30,
 1996               --     --         --         2,268         --      2,268
Adjustments
 on
 available-
 for-sale-
 securities         --     --         --            --       (847)      (847)
             ---------     --      -----        ------       ----     ------
Balances at
 June 30,
 1996        2,045,894     20      4,250        17,410       (865)    20,815
             =========     ==      =====        ======       ====     ======

         (See accompanying notes to consolidated financial statements).

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY

                    Consolidated Statements of Cash Flows
                   Years Ended June 30, 1994, 1995, and 1996
                           (Dollars in thousands)
------------------------------------------------------------------------------
                                                 1994        1995       1996
                                                 ----        ----       ----
Cash flows from operating activities:
  Net income                                    $2,004      $2,890     $2,268
  Adjustments to reconcile net income to        ------      ------     ------
   net cash provided by (used in) operating
   activities:
     Depreciation and amortization of premises
      and equipment                                620         600        553
     Other                                          --         (42)       (11)
     Amortization of retained servicing rights      --          64        148
     Provision for losses (recovery on):
        Loans                                      495        (335)        --
        Real Estate                                 --          --         25
        Securities                                 197          (2)        --
   Additions to mortgage servicing rights         (508)       (307)      (553)
     Deferred loan fees, net of amortization       232         461         13
     Origination of loans held-for-sale       (211,292)    (34,180)   (55,921)
     Proceeds from sale of loans held-
      for-sale                                 176,352      28,998     25,462
     Proceeds from sale of mortgage-backed
      securities held-for trading               45,632      10,708     32,849
     Proceeds from sale of mortgage
      servicing rights                           3,158         241         --
     Net loss (gain) on sales of:
        Loans held-for-sale                       (796)       (422)      (506)
        Mortgage-backed securities held-
         for-trading                              (584)        (85)      (519)
        Securities available-for-sale             (168)         26       (338)
        Premises and equipment                     143         201         (5)
        Real estate owned                          (63)       (240)       (24)
        Mortgage loan servicing rights          (2,481)       (238)        --
     Federal Home Loan Bank stock dividend
      received                                    (231)       (182)      (264)
     Deferred Federal income taxes                  --       1,338        387
     Net change in accrued in interest
      receivable and other assets over
      principal and interest payable on
      loans serviced for others and
      accrued expenses and other liabilities      (371)     (1,015)    (1,099)
                                               -------     -------    -------
           Total adjustments                    10,335       5,589        197
                                               -------     -------    -------
           Net cash provided by operating
            activities                          12,339       8,479      2,465
                                               -------     -------    -------
Cash flows from investing activities:
  Loan originated, net of principal
   repayments                                  (51,699)    (44,378)   (19,110)
  Purchases of mortgage-backed securities
   held-to maturity                            (15,086)    (25,740)        --
  Principal repayments on mortgage-backed
   securities held-to-maturity                  10,975       9,560      9,452
  Principal repayments on securities
   available-for-sale                               --          --      4,846
  Purchases of securities available-for-sale   (11,331)     (5,039)   (51,740)
  Proceeds from sales of securities
   available-for-sale                           12,448      11,000     32,455
  Proceeds from maturities of securities
   and interest-bearing deposits, net            2,656          --         --
  Proceeds from sales of real estate owned       2,539         755      1,776
  Purchases of real estate owned                    --        (333)      (141)
  Purchases of premises and equipment             (391)       (567)      (257)
  Proceeds from sales of premises and
   equipment, and other assets                     694          --          5
                                               -------     -------    -------
           Net cash used in investing
            activities                         (49,195)    (54,742)   (22,714)
                                               -------     -------    -------
           Subtotal, carried forward           (36,856)    (46,263)   (20,249)
                                               -------     -------    -------

           See accompanying notes to consolidated financial statements.

                          (Dollars in thousands)
------------------------------------------------------------------------------
                                                 1994        1995       1996
                                                 ----        ----       ----
    Subtotal, brought forward                 $(36,856)    (46,263)   (20,249)
                                               -------     -------    -------
Cash flows from financing activities:
  Proceeds from issuance of common stock             5          37        100
  Net increase in deposits                      14,988      18,807     18,125
  Proceeds from Federal Home Loan Bank
   advances                                    134,475     100,800     83,133
  Repayment of Federal Home Loan Bank
   advances                                   (128,175)    (74,775)   (75,750)
  Net increases in securities sold under
   agreements to repurchase                     12,933       3,958     (2,835)
  Net increase (decrease) in advance
   payments by borrowers for taxes
   and insurance                                   (78)         (2)       332
                                               -------     -------    -------
            Net cash provided by financing
             activities                         34,148      48,825     23,105
                                               -------     -------    -------
            Net increase (decrease) in cash
             and cash equivalents               (2,708)      2,562      2,856

Cash and cash equivalents at beginning of
 year                                            5,908       3,200      5,762
                                               -------     -------    -------
Cash and cash equivalents at end of year         3,200       5,762      8,618
                                               =======     =======    =======
Supplemental disclosures of cash flow
 information-cash paid during the year for:

            Interest                             9,370      13,607     16,603
          Federal income taxes                   1,037          70        852
                                               =======     =======    =======

Supplemental schedule of noncash investing
 activities:
   Mortgage loans securitized into FHLMC
    participation certificates and held-
    for-trading and sold                        45,048      10,623     32,330
   Mortgage loans securitized into FHLMC
    participation certificates and held-
    for-investment                              16,100       4,769         --
  Securities reclassified from held-to-
   maturity to available-for-sale                   --          --     50,503
  Net mortgage loans transferred to real
   estate owned                                     95       1,675        740


(See accompanying notes to consolidated financial statements.

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements
                      June 30, 1994, 1995, and 1996
                 (Dollars in thousands, except share amounts)
------------------------------------------------------------------------------
(1)   Summary of Significant Accounting Policies

      The accounting and financial reporting policies of Cascade Financial Corporation and subsidiary (the Corporation) conform to generally accepted accounting principles and to general practice within the financial institutions industry, where applicable. In preparing the consolidated financial statements management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reported periods. Actual results could differ from those estimates.

      Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of real estate owned, securities, and capitalized mortgage servicing rights. In connection with the determination of the allowances for loans and real estate owned, management obtains independent appraisals for significant properties.

      Management believes the allowances for losses on loans and real estate owned are adequate. While management uses available information to recognize losses on these assets, future additions to the allowances may be necessary based on changes in economic conditions, particularly in the western Washington region. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Corporation's allowances for losses on loans and real estate owned and the valuation of securities and capitalized mortgage servicing rights. Such agencies may require the Corporation to recognize additions to the allowances, or change valuations, based on their judgments about information available to them at the time of their examination.

      All of the Corporation's loans are located in the Puget Sound region. At June 30, 1996, the Corporation's loans are secured by one-to-four-family residences (79%), multifamily residences (15%) and commercial real estate properties (6%). Accordingly, the ultimate collectibility of the Corporation's loan portfolio is susceptible to changes in the economic and real estate market conditions in the Puget Sound region.

      Most loans originated by the Corporation are secured by real estate and are generally no more than 80% of the lesser of the appraised value or purchase price of the underlying property. The Corporation currently requires customers to obtain private mortgage insurance on all loans above an 80% loan-to-value ratio.

      The following is a description of the more significant policies, which the Corporation follows in preparing and presenting its consolidated financial statements.

      (a)      Basis of Presentation

               The consolidated financial statements include the accounts of the Corporation, its subsidiary, Cascade Savings Bank, FSB, (the Savings Bank), and the Savings Bank's subsidiary, Cascade Investment Services, Inc. The par value of common stock and additional paid-in capital of the Corporation have been restated to reflect the new par value of the holding company which became effective November 30, 1994. The formation of the holding company was treated in a manner similar to pooling-of-interest accounting.

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
------------------------------------------------------------------------------
      (b)      Cash Equivalents

               The Corporation considers all interest-bearing deposits and short-term highly liquid investment securities with an original maturity of three months or less to be cash equivalents.

      (c)      Loans

               Loans are stated at principal amounts outstanding, net of deferred loan fees and costs. Interest is accrued only if deemed collectible. Accrual of interest income is generally discontinued when a loan becomes 90 days past due and accrued interest amounts are reversed. Once interest has been paid to date or management considers the loan to be fully collectible, it is returned to accrual status. All loans on which interest is not being accrued are referred to as loans on nonaccrual status and are classified as impaired.

               Loan origination fees and certain direct origination costs are deferred and amortized as an adjustment of the loans' yields over their contractual lives using the interest method. In the event loans are sold, the remaining net deferred loan origination fees or costs are recognized as a component of the gains or losses on the sales of loans.

               Loan commitment fees are deferred until loans are funded, at which time they are amortized into interest income using the interest method. If the commitment period expires, the fees are recognized as service charges.

      (d)      Allowance for Loan Losses

               The allowance for loan losses is maintained at a level sufficient to provide for losses based on management's evaluation of known and inherent risks in the loan portfolio. This evaluation includes analyses of the fair value of collateral securing selected loans, consideration of historical loss experience and management's projection of trends effecting credit quality.

               On July 1, 1995, the Corporation adopted Statement of Financial Accounting Standards ("SFAS") No. 114, Accounting by Creditors for Impairment of a Loan, and the related SFAS No. 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures. There was no effect of adopting the Statements on 1996 results of operations or financial position because the allowance for losses established under the previous accounting policy continued to be appropriate following the accounting change. SFAS 114 is applicable to all loans except large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, loans measured at fair value or at the lower of cost or fair value, leases, and debt securities. The Statements require disclosures of impaired loans for which it is probable that the lender will be unable to collect all amounts due according to original contractual terms of the loan agreement, based on current information and events.

               SFAS 114 requires that the valuation of impaired loans be based on the present value of expected future cash flows discounted at the loan's effective interest rate, or as a practical expedient, at the loan's

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
------------------------------------------------------------------------------
              observable market price, or the fair value of the collateral if the loan is collateral dependent. An impaired loan may not be a nonaccrual loan.

      (e)      Sales of Loans

               Loans Held-for-Sale

               Any loan that management determines will not be held-to-maturity is classified as held-for-sale at the time of origination. Loans held-for-sale are carried at lower of cost or market value, determined on an aggregate basis. Market value is determined for loan pools with common interest rates using published quotes as of the close of business. Unrealized losses on such loans are included in gain on sale for loans held-for-sale. All loans are sold without recourse.

               Mortgage-backed securities held-for-trading

               As part of its mortgage-banking activity, the Corporation securitizes certain loans originated for sale. Mortgage-backed securities ("MBS") that the Corporation holds for mortgage-banking purposes are accounted for as trading securities at the time of origination. These securities are carried at fair value, determined on an aggregate basis. Fair value is determined for securities using published quotes as of the close of business. Realized or unrealized gains or losses on such MBS are included in gain on sale of MBS held-for-trading.

               Capitalized Mortgage Loan Servicing Rights, Loan Servicing Income and Sale of Loan Servicing Rights

               In May 1995, the FASB issued SFAS 122, "Accounting for Mortgage Servicing Rights," an amendment of SFAS 65". SFAS 122 requires corporations that acquire mortgage servicing rights ("MSR") through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained allocate the total cost of the mortgage loans to the MSR and the loans (without the MSR) based on their relative fair values. The Statement also requires that corporations assess their MSR for impairment based on the fair value of those rights. The carrying value of the MSR is evaluated on a quarterly basis and any impairment is recognized through a valuation allowance for each impaired stratum. For purposes of measuring impairment, the Corporation stratifies its MSR by various risk characteristics such as loan type, investor type, interest rate and origination date. The MSR are included in other assets and are amortized as an offset to service charges in proportion to and over the period of estimated net servicing income. Management adopted this Statement effective July 1, 1994. As a result of this adoption net income was increased by $112 for the year ended June 30, 1995.

               At the time of loan sales, a gain or loss is recognized and a premium (excess mortgage servicing rights or "EMSR") is recorded based upon the present value of the difference between the contractual interest rates of the loans and the current market rate, reduced by normal servicing fees, over the estimated lives of the mortgage loans. Amortization of the EMSR is recorded as an addition to or reduction of service charges using the level-yield method over the contractual lives of such loans, with appropriate prepayment assumptions. The carrying value of the EMSR is evaluated as described above.

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
------------------------------------------------------------------------------
               Loan servicing generally consists of collecting mortgage payments and certain charges collected from borrowers such as late payment fees, maintaining escrow accounts, and disbursing payments to investors. Loan servicing income is recorded when earned and is recorded to service charges. Loan servicing costs are charged to expense as incurred.

               The Corporation has periodically sold loan servicing rights. Gains and losses from sales of loan servicing rights are calculated using the specific identification of the related carrying value.

      (f)      Securities

               Debt and equity securities, including MBS, are classified as either trading, available-for-sale, or held-to-maturity. Securities classified as trading are carried at fair value with unrealized gains and losses reported in earnings. Securities available-for-sale are carried at fair value. Realized gains or losses on the sales of these available-for-sale securities are recognized using the specific identification method. Unrealized gains and losses are recognized using published quotes as of the close of business with unrealized gains and losses reported in stockholders' equity, net of tax.

               Securities and MBS held-to-maturity are carried at amortized cost or principal balance, adjusted for amortization of premiums and accretion of discounts. Amortization of premiums and accretion of discounts are calculated using a method which approximates the level yield method. The Corporation has the ability, and it is management's intention, to hold such securities until maturity.

               In November 1995, the FASB issued a special report related to the implementation of SFAS 115 that allowed companies a one-time reassessment and related reclassification from the held-to-maturity category to the available-for-sale category without adverse accounting consequences for the remainder of the portfolio. Accordingly, on December 31, 1995, the Corporation reclassified securities with an aggregate amortized cost of $50,503 from the held-to-maturity category to the available-for-sale category, resulting in an increase in gross unrealized gains of $367 and gross unrealized losses of $294.

      (g)      Asset and Liability Management Activities

               The Corporation uses off-balance sheet instruments, including interest rate exchange agreements ("swaps"), interest rate cap agreements and forward sales to manage interest rate exposures. Swap and cap agreements are designated either against specific loan portfolios or against short-term deposits. The fair value of the swap and cap agreements are not reported on the balance sheet. The interest differential paid or received on the agreements is recorded as an adjustment to interest income or interest expense of the related asset or liability. Premiums paid for interest rate caps are deferred and amortized to interest income or expense over the term of the agreement.

               The Corporation uses mandatory and optional forward commitments to hedge loans held-for-sale and a portion of rate locked loan applications. To the extent the Corporation's hedging techniques are not effective, the Corporation may incur mark-to-market losses in its loans held-for-sale portfolio, thereby adversely affecting its results of operations.
               Realized gains or losses and unrealized losses on hedging operations are included in gain on sale of MBS held-for-trading. If at any time the off-balance sheet

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
------------------------------------------------------------------------------
               contract no longer qualifies for hedge accounting treatment, it is marked-to-market on a prospective basis.

      (h)      Real Estate Owned

               Real estate owned includes real estate acquired in settlement of loans. Real estate owned is recorded at the lower of cost or fair value less estimated costs to sell. Any loss recorded at the time a foreclosure occurs is classified as a charge-off against the allowance for loan losses. Losses that result from the ongoing periodic valuation of these properties are established as valuation allowances and charged to operations in the period in which they are identified.

      (i)      Premises and Equipment

               Premises and equipment are stated at cost. Straight-line depreciation is provided over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the estimated useful lives of the improvements or terms of the related leases, whichever is shorter.

      (j)      Federal Income Taxes

               Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (k)      Earnings Per Share

               Primary earnings per share is computed based on the weighted average number of shares of common stock outstanding and common stock equivalents assumed outstanding during the year. Fully diluted shares outstanding includes the maximum dilutive effect of stock issuable upon exercise of common stock equivalents. Common stock equivalents consist of common stock options. Earnings per share figures have been restated to take into effect stock splits.

      (l)      Reclassifications

               Certain 1994 and 1995 balances have been reclassified to conform to the 1996 presentation.

      (m)      Unaudited quarterly financial data

               Quarterly financial data is included in "Selected Consolidated Financial and other Data", in the Corporation's Annual Report on Form 10-K.

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
------------------------------------------------------------------------------
(2)  Securities
     A summary of securities at June 30 follows:

                               1995                          1996
                 ------------------------------- -----------------------------
                 Amor-   Gross    Gross          Amor-  Gross   Gross
                 tized   unreal-  unreal-        tized  unreal- unreal-
                 cost,   ized     ized    Fair   cost,  ized    ized     Fair
                 net     gain     losses  value  net    gain    losses   value
                 ---     ----     ------  -----  ---    ----    ------   -----

Securities
 available-
 for-sale:
 Mutual funds  $4,525       --     18   4,507  21,139    --       70    21,069
 FHLB stock     3,319       --     --   3,319   4,014    --       --     4,014
 FHLMC             --       --     --      --  28,025    --    1,065    26,960
 FNMA              --       --     --      --   6,361    --       49     6,312
 SBA               --       --     --      --  13,849    --      128    13,721
               ------       --    ---  ------  ------    --    -----   -------
                7,844       --     18   7,826  73,388    --    1,312    72,076

Securities
 held-to
 maturity:
 Mortgage-
  backed
  securities
   FHLMC       61,612      268    748  61,132   9,941    --      504     9,437
   FNMA         8,284       --     56   8,228      --    --       --        --
               ------      ---    ---  ------  ------    --    -----     -----
               69,896      268    804  69,360   9,941    --      504     9,437
               ------      ---    ---  ------  ------    --    -----    ------
               77,740      268    822  77,186  83,329    --    1,816    81,513
               ======      ===    ===  ======  ======    ==    =====    ======

       As of June 30, 1995 and 1996, the Corporation was required to maintain 30,580, and 34,271 shares respectively, of $100 par value FHLB stock.

       Accrued interest receivable on securities and interest-bearing deposits was $23, and $250 at June 30, 1995, and 1996, respectively. Accrued interest receivable on mortgage-backed securities was $524, and $278 for the same periods. At June 30, 1995, all mortgage-backed securities are held-to- maturity.

       Mortgage-backed securities are allocated based upon contractual maturity dates. Actual maturities may differ from contractual maturities because the borrowers have the right to prepay their obligations. Held-to-maturity and available-for-sale securities pledged as collateral to secure public deposits were $881 and $0 in 1995 and $0 and $904 in 1996, respectively.

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
------------------------------------------------------------------------------
       Proceeds from the sale of securities available-for-sale and gross realized gains and losses are summarized as follows:

                                          Proceeds      Gains       Losses
                                          --------      -----       ------

       Securities available-for-sale:
         Year ended June 30, 1995
          Equity securities               $11,000          --           23
             FHLMC-PC's                    12,033          --           81
                                          -------         ---          ---
              Total                        23,033          --          104
                                          =======         ===          ===
         Year ended June 30, 1996
          FHLMC-PC's                       32,406         360           22
                                          -------         ---          ---
             Total                         32,406         360           22
                                          =======         ===          ===

The following table shows the contractual maturities of the Corporation's securities held-to-maturity at June 30, 1996:

                                              Over five
                     Within one  Over one to   to ten     Over ten
                        year     five years    years      years      Total
                     ----------  -----------   ---------  ---------  -----

 Amortized Cost
  FHLMC                $2,244       7,697         --         --      9,941
                       ------       -----         --         --      -----
 Total amortized
  cost                  2,244       7,697         --         --      9,941
                       ------       -----         --         --      -----
Fair Value
 FHLMC                 $2,192       7,245         --         --      9,437
                       ------       -----         --         --      -----
  Total fair value      2,192       7,245         --         --      9,437
                       ======       =====         ==         ==      =====

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
------------------------------------------------------------------------------
The following table shows the contractual maturities of the Corporation's securities available-for-sale at June 30, 1996:

                                              Over five
                     Within one  Over one to   to ten     Over ten
                        year     five years    years      years      Total
                     ----------  -----------   ---------  ---------  -----

 Amortized Cost
  FHLMC                $    --      2,148       1,582      24,295    28,025
  FNMA                      --         --          --       6,361     6,361
  SBA                       --         --          --      13,849    13,849
  Mutual Funds          21,139         --          --          --    21,139
  FHLB Stock             4,014         --          --          --     4,014
                       -------      -----       -----      ------    ------
Total Amortized cost    25,153      2,148       1,582      44,505    73,388
                       =======      =====       =====      ======    ======

Fair Value
 FHLMC                 $    --      2,030       1,525      23,405    26,960
 FNMA                       --         --          --       6,312     6,312
 SBA                        --         --          --      13,721    13,721
 Mutual Funds           21,069         --          --          --    21,069
 FHLB Stock              4,014         --          --          --     4,014
                       -------      -----       -----      ------    ------
  Total fair value      25,083      2,030       1,525      43,438    72,076
                       =======      =====       =====      ======    ======

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
------------------------------------------------------------------------------
(3)        Loans

           A summary of loans and loans held for sale at June 30 follows:

                                                     1995          1996
                                                     ----          ----
                     Real estate mortgage:
                       One-to-four family         $157,518        159,749
                       Multifamily                 27,169         37,540
                       Commercial                   16,770         14,739
                       Home equity                   3,553          6,792
                       Installment                      --            507
                      Real estate construction:
                       One-to-four family           22,708         28,277
                       Land loans                      202            194
                                                  --------        -------
                         Total loans               227,920        247,798

                      Loans in process              (6,215)        (9,082)
                      Deferred loan fees, net       (2,146)        (2,158)
                      Allowance for loan losses     (2,950)        (2,946)
                                                  --------        -------
                                                   216,609        233,612
                      Loans held for sale           (6,040)        (4,678)
                                                  --------        -------
                         Loans, net                210,569        228,934
                                                  ========        =======

                      Loans services for others   $ 46,671         78,210


           Accrued interest on loans is $1,333 and $1,535, respectively, at June 30, 1995 and 1996.

           At June 30, 1996, the composition of the loan portfolio was as follows (in thousands):

                                              Fixed Rate     Adjustable Rate
                                              ----------     ---------------

                     Term to Maturity:
                        Less than one year     $ 35,000          71,763
                        1-3 years                11,662          29,640
                        3-5 years                44,517          26,273
                        5-10 years                8,676              --
                        10-20 years               7,371              --
                        Over 20 years            12,896              --

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
-----------------------------------------------------------------------------
      Nonaccrual loans totaled $597 and $373, respectively at June 30, 1995 and 1996. If interest on these loans had been recognized, such income would have been $24 and $8, respectively for 1995 and 1996. In addition, at June 30, 1995 and 1996, the Corporation had restructured loans aggregating $4,168 and $4,150, respectively. During 1994, 1995 and 1996 $267, $280 and $330, respectively was recognized in interest income on these loans. Had these loans not been restructured and interest accrued at their original rates, the additional interest income would have been $192, $148 and $97, respectively for 1994, 1995 and 1996.

      At June 30, 1996, loans totaling $1,599 were impaired of which $1,226 had allocated reserves of $300. The remaining $373 had no reserves allocated to them since the value of the impaired loans was equal to or exceeded the recorded investment. Of the $1,599 of impaired loans, $373 were on nonaccrual status, $0 were under foreclosure and $1,226 were performing but judged to be impaired. The average balance of impaired loans during the year was $1,680 and the Corporation recognized $156 of related interest income. Interest income is normally recognized on the accrual basis, however, if the impaired loan is nonperforming, then interest income is recorded on the receipt of cash. The difference between interest income recognized on the accrual basis and cash basis is not significant.

      At June 30, 1995 and 1996, the Corporation had outstanding commitments to fund loans with fixed interest rates totaling $8,000 and $5,200, respectively and loans with adjustable rates totaling $6,300 and $6,100, respectively.

      The Corporation has forward commitments to sell loans into the secondary market totaling $7,050, and $5,014 respectively, at June 30, 1995 and 1996.

      Significant Gain

      On August 12, 1994, a $5,100 loan was repaid and the Corporation recorded an after-tax gain of approximately $1,450. The components of the gain included deferred interest and reimbursement of legal expenses and other costs.

(4)   Allowance for Losses on Loans Receivable and Real Estate Owned

          A summary of the allowance for losses on loans receivable and real estate owned follows:

                                                 Year ended June 30
                                              -------------------------
                                              1994       1995      1996
                                              ----       ----      ----

               Loans receivable:
                 Balances beginning of year   $3,090     3,485     2,950
                 Provision for loss              495        --        --
                 Reversal of prior provision
                  for losses                      --      (335)       --
                 Charge-offs                    (100)     (200)       (4)
                                              ------     -----     -----
                 Balances at end of year       3,485     2,950     2,946
                                              ======     =====     =====

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
-----------------------------------------------------------------------------
                                                 Year ended June 30
                                              -------------------------
                                              1994       1995      1996
                                              ----       ----      ----

           Real estate owned:
             Balances at beginning of year       391        --        --
             Provision for loss                   --        --        --
             Charge-offs                        (391)       --        --
                                              ------     -----     -----
             Balances at end of year              --        --        --
                                              ======     =====     =====

(5)   Premises and Equipment

          A summary of premises and equipment follows:
                                                                June 30
                                           Estimated          -------------
                                           useful lives       1995     1996
                                           ------------       ----     ----

                 Land                                        $   713     713
                 Buildings                   40 years          6,397   6,485
                 Leasehold improvements      Lease term          394     425
                 Furniture and equipment     2-10 years        3,453   3,578
                 Automobiles                 3-4 years            19      19
                                                             -------  ------
                                                              10,976  11,220
                 Less accumulated depreciation and
                  amortization                                 4,617   5,133
                                                             -------  ------
                                                               6,359   6,087
                                                             =======  ======

      The Corporation took a one-time restructuring charge of $332 during the year ended June 30, 1995 due to a reduction in its mortgage banking activity. This restructuring charge included a write off of approximately $200 in premises and equipment.

      During 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". The Statement establishes accounting standards for the impairment of long-lived assets that either will be held and used in operations or that will be disposed of. The adoption is not anticipated to have a material impact on the results of operations or financial condition of the Corporation.

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
-----------------------------------------------------------------------------
(6)   Deposits

      A summary of deposits follows:

                                                  June 30
                                  ----------------------------------
                                 1995                         1996
                        Amount  Percent   Rate      Amount    Percent   Rate
                        ------  -------   ----      ------    -------   ----
Checking accounts:
  Noninterest bearing   $   829   0.40%               1,555    0.71
  Interest bearing        7,304   3.60  2.05-2.30%    8,038    3.69 1.70-2.03
  Money market deposit
   accounts              19,740   9.90  2.05-4.45    34,982   16.04 4.18-6.00
                        ------- ------              -------  ------
                         27,873  13.90               44,575   20.44
                        ------- ------              -------  ------
Savings accounts          8,133   4.10    3.00        7,922    3.63    3.08
                        ------- ------              -------  ------
Time deposits by
 interest rate:
 3.00-3.99%                 367   0.20                   32    0.01
 4.00-4.99%              15,502   7.80                8,648    3.97
 5.00-5.99%              51,561  25.80              117,089   53.70
 6.00-6.99%              91,659  45.80               36,939   16.94
 7.00-7.99%               4,172   2.10                2,389    1.10
 8.00-8.99%                 474   0.20                  469    0.21
 9.00 and over              197   0.10                    0    0.00
                        ------- ------              -------  ------
                        163,932  82.00              165,566   75.93
                        ------- ------              -------  ------
                        199,938 100.00              218,063  100.00
                        ======= ======              =======  ======

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
-----------------------------------------------------------------------------
                                     Deposit
                                     accounts with
                    Weighted         balances in             Accrued
                average interest     excess of          interest payable
                rate on deposits     $100,000             on deposits
                ----------------     -------------      -----------------

June 30, 1995        5.8%               $33,586                 524
June 30, 1996        5.5%                38,682                 436

     A summary of interest expense on deposits follows:

                                                 Year ended June 30
                                            ------------------------------
                                            1994        1995          1996
                                            ----        ----          ----

Checking accounts                          $1,295      1,076         1,063
Savings accounts and time deposits          6,413      8,057        10,328
                                           ------      -----        ------
                                           $7,708      9,133        11,391
                                           ------      -----        ------

Maturities of time deposits are as follows:

                                               June 30
                                        ----------------------
                                        1995              1996
                                        ----              ----
Years ending June 30:
      1996                             $118,824       $     --
      1997                               17,972        123,400
      1998                                8,055         15,107
      1999                                6,185          8,657
      2000                               12,789         13,130
      2001                                   --          5,164
      Thereafter                            107            108
                                       --------       --------
                                        163,932        165,566
                                        =======        =======

(7)   Asset and Liability Management Activities

      The Corporation has entered into interest rate swap and cap agreements with primary dealers, the Federal Home Loan Bank of Seattle ("FHLB") and other correspondent banks to manage interest rate risk or reduce deposit costs. Swap and cap agreements expose the Corporation to credit risk in the event of nonperformance by counterparties to such agreements. This risk consists primarily of the termination value of agreements where the Corporation is in a favorable position. The Corporation controls the credit risk associated with its swap and

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
-----------------------------------------------------------------------------
      cap agreements through counterparty credit review and monitoring procedures. None of the Corporation's derivative instruments are what are termed leveraged derivative instruments.

      During the years ended June 30, 1995 and 1996, the Corporation entered into interest rate swaps with notional values totaling $7.5 million and $0, respectively. These swaps had the effect of reducing the Corporation's interest expense on deposits. The net difference between the interest received and paid on the interest rate swaps of $54, $42 and $49, respectively for the years ended June 30, 1994, 1995 and 1996, is recorded as a decrease to interest expense on deposits.

      On June 28, 1996, the Corporation entered into interest rate cap agreements with notional values totaling $5,000. These agreements were designated against certain loans. If three month Libor exceeds 6%, the net interest received would be recorded as an increase to interest income on loans.

      Interest rate cap agreements at June 30, 1996 are summarized as follows:

                 Notional amount                  $5,000
                 Weighted average maturity        24 months
                 Strike rate                      6.00%
                 Three month Libor                5.56%
                 Payment terms                    Quarterly

(8)   FHLB Advances

      FHLB advances are summarized as follows:

                                           June 30
                      -------------------------------------------------------
                               1995                           1996
                      -------------------------     -------------------------
                               Weighted average              Weighted average
Maturity date         Amount   interest rate        Amount   interest rate
-------------         ------   ----------------     ------   ----------------

Year ended June 30:
    1996             $30,000         6.27%              --           --
    1997              21,000         6.74           52,383         5.87
    1998              10,000         6.27           16,000         5.81
    Thereafter           159         7.67              159         7.67
                     -------         ----           ------         ----
                     $61,159         6.44           68,542         5.86
                     =======         ====           ======         ====

FHLB advances are collateralized by the investment in FHLB stock and otherwise unencumbered one-to-four family permanent mortgages equal to 120% of outstanding advances.

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
----------------------------------------------------------------------------
(9)   Securities Sold Under Agreements to Repurchase and Lines of Credit

      The Corporation enters into sales of securities under agreements to repurchase (reverse repurchase agreements) which are treated as financing arrangements. Accordingly, the obligations to repurchase securities sold are reflected as a liability in the consolidated balance sheets, and the securities underlying the agreements remain in the asset accounts. The securities underlying the agreements are under the Corporation's control and are held by the Federal Home Loan Mortgage Corporation, nationally known government security dealers who are recognized as primary dealers by the Federal Reserve Board, or other investment banking firms approved by the Corporation's Board of Directors. Such agreements typically have maturities ranging from thirty to 270 days.

      Securities sold under agreements to repurchase the same securities consist of mortgage-backed securities summarized as follows:

                                                  Underlying securities
                                                  ---------------------
                                                   Book value,
                                    Weighted-      including
                      Balance    average interest  accrued       Market
                    outstanding       rate         interest      value
                    -----------       ----         --------      -----

June 30, 1995         $23,285         6.12%         25,685       25,100
June 30, 1996          20,450         5.44          21,266       21,120


      A summary of outstanding agreements' activity follows:

                                             Year ended June 30
                                             ------------------
                                              1995        1996
                                              ----        ----

Maximum amount of outstanding
  agreements at any month-end               $36,313      $24,261
Average amount of outstanding
 agreements during the year                  26,418       21,432

      The Corporation has a commitment of $2,000 from a regional commercial bank to purchase Federal funds on an unsecured basis subject to annual renewal.

      On June 28, 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities". This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities and provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The adoption is not anticipated to have a material impact on the results of operations or financial condition of the Corporation.

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
----------------------------------------------------------------------------
(10) Federal Income Taxes

      Income tax expense includes the following components:

                                        Year ended June 30
                                 ---------------------------------
                                 1994          1995           1996
                                 ----          ----           ----

Current                         $1,033          151            780
Deferred                            --        1,338            387
                                ------        -----          -----
                                 1,033        1,489          1,167
                                 =====        =====          =====

      Deferred Federal income taxes result from temporary differences in the recognition of income and expense for financial statement and income tax reporting purposes. The sources of these temporary differences and their tax effects follow:

                                                   Year ended June 30
                                                   --------------------
                                                    1995          1996
                                                    ----          ----

Premises and equipment                             $   --          (12)
Loan fee income for financial
  statements recognized for tax
  purposes as loans are repaid                        207          169
Differences between provision for
  loan and securities losses taken
  for financial statements and bad debt
  deduction for tax purposes                          863          141
FHLB stock dividend and redemptions                    61           90
Deductible expenses previously
  recognized for financial statements                 212           --
Accrued expenses and mark-to-market adjustments         8           22
Prepaid expenses                                      (13)         (23)
                                                    -----          ---
                                                    1,338          387
                                                    -----          ---

      The provision for Federal income tax expense approximates the amount computed by applying the "expected" Federal income tax rate of 34% to income before Federal income taxes.

      Under provision of the Internal Revenue Code, the Corporation is allowed a statutory bad debt deduction (based upon a percentage of taxable income before such deduction) for additions to tax bad debt reserves established for the purpose of absorbing losses on loans or property acquired through foreclosure. SFAS 109 provides that savings banks are not required to provide a deferred tax liability for additions to the tax bad debt reserve accumulated as of December 31, 1987, which amount for the Corporation is $473. This amount represents allocations of income to bad debt deductions for tax reporting purposes only.
      Reduction of amounts so allocated for purposes other than tax bad debt losses will create income for tax reporting purposes only, which will be subject to the then current corporate income tax rate.

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
----------------------------------------------------------------------------
      The following table presents major components of the net deferred tax liability resulting from differences between financial reporting and tax bases at June 30:

                                                 1995            1996
                                                 ----            ----
Deferred tax assets:
  Securities available-for-sale                $    --             446
  Loans                                             90              --
                                                ------          ------
     Gross deferred tax assets                      90             446

Deferred tax liabilities:
 Loans                                              --             (51)
 Deferred loan fees                               (824)           (993)
 Premises and equipment                           (370)           (358)
 FHLB stock                                       (509)           (599)
 Other                                             (36)           (367)
                                                ------          ------
   Gross deferred tax liabilities               (1,739)         (2,037)
                                                ------          ------
Net deferred tax liability                      (1,649)         (1,591)
                                                ======          ======

      A valuation allowance for deferred tax assets was not considered necessary at June 30, 1995 or 1996.

(11) Retained Earnings

      (a)    Stock Conversion

             Concurrent with the 1992 stock conversion, the Savings Bank established a liquidation account equal to its retained earnings as reflected in its March 31, 1992 statement of financial condition. The liquidation account is maintained for the benefit of eligible depositors who maintain eligible accounts in the Savings Bank after the conversion. In the event of a complete liquidation of the Savings Bank (and only in such an event), eligible depositors who continue to maintain eligible accounts shall be entitled to receive a distribution from the liquidation account before any liquidating distribution may be made with respect to common stock.

      (b)    Restrictions on Dividends

             The Savings Bank's liquidation account does not restrict the use or application of net worth except for the repurchase of stock and the payment of dividends. Current regulations allow the Savings Bank to pay dividends on its stock if its regulatory capital would not thereby be reduced below the amount required for the aforementioned liquidation account or statutory capital requirements set by the Office of Thrift Supervision ("OTS").

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
----------------------------------------------------------------------------
      (c)    Regulatory Capital

             At June 30, 1996 banking regulations require institutions to have a minimum regulatory tangible and core (or leverage) capital equal to 1.5% and 3%, respectively, of adjusted total assets, and Tier 1 and total risk-based capital ("RBC") equal to 4% and 8%, respectively, of risk-weighted assets. The OTS has adopted a final rule adding an interest rate risk component to the RBC requirement although implementation of the regulation has been delayed. Management currently does not believe the interest rate risk rule will materially affect the Corporation's current business strategy when it is implemented.

             The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") instituted a risk-based assessment system that defined five capital tiers: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Under the regulations, a well capitalized institution must have a Tier 1 RBC ratio of at least 6%, a total capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. The Savings Bank had a tangible capital ratio of 6.4%, Tier 1 RBC ratio of 12.4%, a total capital ratio of 13.7% and a leverage ratio of 6.4% at June 30, 1996, compared with 6.2%, 12%, 13.2% and 6.2% at
             June 30, 1995, respectively. At June 30, 1996, the Savings Bank was in compliance with the regulatory requirements for well-capitalized institutions.

(12) Mortgage Servicing Rights

      A summary of capitalized mortgage servicing rights and excess mortgage servicing rights at June 30, 1995 and 1996 follows:

                                          June 30
                               1995                        1996
                                    Excess                         Excess
                   Capitalized      mortgage       Capitalized     mortgage
                mortgage servicing  servicing   mortgage servicing servicing
                     rights          rights          rights         rights
                ------------------  ---------   ------------------ ---------

Fair value
 at beginning
 of year                $ --             3             169            74
Additions                222            85             400            53
Amortization              53            11              92            56
Sale                      --             3              --            --
Allowance for
 losses                   --            --              --            --
                        ----            --             ---           ---
Fair value at
 end of year             169            74             477           171
                         ===            ==             ===           ===

           There was no activity in the allowance for loss for the years ended June 30, 1995 and 1996.

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
------------------------------------------------------------------------------
(13) Fair Value of Financial Instruments

      Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures About Fair Value of Financial Instruments," requires the Corporation to disclose estimated fair values for its financial instruments. The fair value estimates, methods and assumptions, set forth below for the Corporation's financial instruments, are made solely to comply with the requirements of SFAS 107 and should be read in conjunction with the financial statements and footnotes in this report. The fair value estimates are subjective in nature, involve uncertainties and matters of significant judgment and, therefore, are not necessarily indicative of the amounts the Corporation could realize in a current market exchange. The Corporation has not included certain material items in its disclosure, such as the value of the long-term relationships with the Corporation's lending and deposit customers since this is an intangible and not a financial instrument. Additionally, the estimates do not include any tax ramifications. There may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could materially affect the results. For all of these reasons, the aggregation of the fair value calculations presented herein do not represent, and should not be construed to represent, the underlying value of the Corporation. The following table presents a summary of the Corporation's financial instruments, as defined by SFAS 107:

                              At June 30, 1995          At June 30, 1996
                            Carrying    Estimated     Carrying   Estimated
                             value      fair value     value     fair value
                             -----      ----------     -----     ----------
      Financial assets:
       Cash and short-
        term securities      $5,762        5,762        8,618       8,618
       Securities
        available-for-sale    7,826        7,826       72,076      72,076

       Mortgage-backed
        securities           69,896       69,360        9,941       9,437
       Loans, net           221,705      224,383      238,716     240,205
       Normal servicing
        rights                  169          169          477         540
       Excess servicing
        rights                   74           74          171         194

      Financial liabilities:
       Deposit accounts     199,138      201,651      218,063     218,238
       Borrowings            84,444       84,653       88,992      88,921
       Interest rate swaps/
        caps                  7,500        7,507        5,000       5,000

      Cash and short-term securities

      The carrying amount represents fair value.

      Securities

      Fair values are based on quoted market prices or dealer quotes.

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
------------------------------------------------------------------------------
      Mortgage-backed securities

      Fair values are based on quoted market prices or dealer quotes.

      Loans, net

      Fair values are estimated using current market interest rates to discount future cash flows for each of fifteen different loan segments. Interest rates used to discount the cash flows are based on U.S. Treasury yields or other market interest rates with appropriate spreads for each segment. The spread over the treasury yields or other market rates is used to account for liquidity, credit quality and higher servicing costs. Prepayment rates are based on expected future prepayment rates or where appropriate and available, market prepayment rates.

      Servicing rights

      Fair values for mortgage servicing rights are based on quoted market prices discounted for costs to sell.

      Deposit accounts

      SFAS 107 states the fair value of deposits with no stated maturity, such as checking accounts, money market deposit accounts and savings accounts, equals the amount payable on demand. The fair value of certificates of deposits is calculated based on the discounted value of contractual cash flows. The discount rate is equal to the rate currently offered on similar products.

      Borrowings

      The fair value is calculated based on the discounted cash flow method, adjusted for market interest rates and terms to maturity.

      Off-balance sheet financial instruments

      Fair values are estimated using market interest rates to discount the future cash flows of the held-for-sale commitments, sale agreements, interest rate cap agreements and swaps. Commitments to originate portfolio loans are valued consistent with the method described above for loans receivable.

                              LIMITATIONS

      These fair value disclosures are made solely to comply with the requirements of SFAS 107. The calculations represent management's best estimates; however, due to the lack of broad markets and the significant items excluded from this disclosure the calculations do not represent the underlying value of the Corporation at June 30, 1995 and 1996.
      These amounts have not been updated since year-end; therefore, the valuations may have changed significantly since that point in time.

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
------------------------------------------------------------------------------
(14) Employee Benefit Plans

      (a)   Savings Plan

            In October 1991, the Corporation adopted a savings plan under section 401(k) of the Internal Revenue Code, covering substantially all full-time employees after one year of continuous employment. Under the plan, employee contributions are partially matched by the Corporation. Such matching becomes vested over a period of five years of credited service. Employees may make investments in various stock, fixed income or money market plans, or may purchase stock in the Corporation. The Corporation contributed $24, $27 and $24 to the plan for the years ended June 30, 1994, 1995 and 1996, respectively.

      (b)   Employee Stock Ownership Plan

            The Corporation established an employee stock ownership plan
            (ESOP) which became effective on July 1, 1992 for employees of the Corporation, the Savings Bank, and its subsidiary who have at least one year of continuous service. The ESOP was initially funded by the Corporation for $117 which was used to purchase shares in the conversion. The Corporation pays all ESOP expenses. Shares purchased by the ESOP are held in a suspense account for allocation among the participants. Benefits become 20% vested after the third year of service with an additional 20% vesting each year thereafter until 100% vesting after seven years. Forfeitures are reallocated annually among remaining participating employees. For the years ended June 30, 1994, 1995 and 1996, the Corporation contributed $100, $75 and $91, respectively to the ESOP, which is invested in Cascade Financial Corporation stock.

      (c)   Employee Stock Purchase Plan

            The Corporation maintains an employee stock purchase plan, under the terms of which 78,125 shares of Common Stock have been authorized for issuance. The plan allows employees of the Corporation with three months of service the opportunity to purchase common stock through accumulated salary deductions during each offering period. On the first day of each six month offering period, (January 1 and July 1 of each year), eligible employees who elect to participate are granted options to purchase a limited number of shares and unless the participant withdraws from the plan, the option is automatically exercised on the last day of each offering period. The aggregate number of shares to be purchased in any given offering is determined by dividing the accumulated salary deduction for the period by the lower of 85% of the market price of a common share at the beginning or end of an offering period.

      (d)   Stock Options

            The Corporation maintains stock option plans pursuant to which an aggregate of shares of Common Stock have been authorized for issuance to certain key employees and directors of the Corporation and it subsidiaries upon exercise of stock options. The options granted under these plans are, in general, exercisable under a vesting schedule whereby all options become exercisable over seven years, and expire not more than ten years after the date of grant.

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
------------------------------------------------------------------------------
            All options granted have limited rights which enable a holder, upon a change in control of the Corporation, to elect to receive cash equal to the difference between the exercise price of the option and the fair market value of the common stock on the date of exercise. At June 30, 1995 and 1996, 54,884 and 111,801 shares, respectively, were fully exercisable. They range in price from $3.07 to $13.60 per share in 1995 and $2.46 to $12.40 per share in 1996.

            During 1995, the FASB issued SFAS No. 123, "Accounting for Stock-based Compensation". The statement requires expanded disclosures of stock-based compensation arrangements with employees and encourages (but does not require) application of the fair value recognition provision in the statement. SFAS No. 123 does not alter the existing accounting rules for employee stock-based programs. Companies may continue to follow rules outlined in Accounting Principles Board Opinion 25 ("APB 25"), but they will now be required to disclose the pro forma amounts of net income and earnings per share that would have been reported had the company elected to follow the fair value recognition provision of SFAS No. 123. The adoption of the disclosure requirements of SFAS No.123 will have no material impact on the results of operations or financial condition of the Corporation.

Changes in total options outstanding during 1994, 1995 and 1996 are as follows:
                                                       1994
                                        ----------------------------------
                                        Shares Under     Option Price Per
                                          Option             Share
                                          ------             -----
Outstanding at beginning of year         82,656              $6.00
Granted during year                      66,100     14.50 to 10.50
Exercised during year                      (625)             10.50
Two Five-for-four stock splits           82,828      14.50 to 6.00
Forfeited during year                    (2,764)     14.50 to 3.84
                                        -------     --------------
Outstanding at end of year              228,195       9.28 to 3.84
                                        =======       ============

                                                       1995
                                        ----------------------------------
                                        Shares Under     Option Price Per
                                          Option             Share
                                          ------             -----


Outstanding at beginning of year        228,195       9.28 to 3.84
Granted during year                       4,021     17.00 to 10.88
Exercised during year                    (5,788)     10.88 to 3.84
Five-for-four stock split                52,947      17.00 to 3.84
Forfeited during year                   (17,636)      9.28 to 3.84
                                        -------     --------------
Outstanding at end of year              261,739      13.60 to 3.07
                                        =======      =============

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
------------------------------------------------------------------------------
                                                       1996
                                        ----------------------------------
                                        Shares Under     Option Price Per
                                          Option             Share
                                          ------             -----

Outstanding at beginning of year        261,739      13.60 to 3.07
Granted during year                      35,789     17.00 to 13.30
Exercised during year                   (16,617)      7.42 to 3.07
Five-for-four stock split                66,673      17.00 to 3.07
Forfeited during year                   (15,346)     17.00 to 3.07
                                        -------     --------------
Outstanding at end of year              332,238      13.60 to 2.46
                                        =======      =============

(15) Contingencies

      The Corporation is a defendant in various legal proceedings arising in connection with its business. It is the opinion of management that the financial position of the Corporation will not be materially adversely affected by the final outcome of these legal proceedings and that adequate provision has been made in the accompanying consolidated financial statements.

      At periodic intervals, the OTS and the Federal Deposit Insurance Corporation ("FDIC") routinely examine the Corporation's financial statements as part of their legally prescribed oversight of the thrift industry. Based on these examinations, the regulators can direct that the Corporation's financial statements be adjusted in accordance with their findings. A future examination by OTS or the FDIC could include a review of certain transactions or other amounts reported in the Corporation's 1996 financial statements. In view of the increasingly uncertain regulatory environment in which the Corporation operates, the extent, if any, to which a forthcoming regulatory examination may ultimately result in adjustments to the 1996 financial statements cannot presently be determined.

      On February 21, 1995, the United States Supreme Court refused to consider the United States Ninth Circuit Court of Appeals ruling upholding an OTS restitution order against the Corporation's former Chairman and Chief Executive Officer. As a result the Corporation recorded approximately $400 of after-tax income from the restitution order. The OTS has separately brought an enforcement action in relation to security provided by the former executive, and in March 1994, the United States District Court for the Western District of Washington entered a judgement requiring payment of approximately $280 to the Corporation by the former executive. During 1996, $150 of this amount was collected. Ultimate collection of the remaining amount will be recorded as income when received.

      On March 30, 1995, the United States District Court granted the Corporation's motion for summary judgement in a suit brought by the former executive against the Corporation and several current executive officers.

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
------------------------------------------------------------------------------
(16) Condensed Financial Information of Cascade Financial Corporation Following are the condensed financial statements of Cascade Financial Corporation (Parent only) for the period indicated. The holding company was formed on November 30, 1994.

                                           Balance Sheet
                                             June 30,
                                      --------------------
                                         1995        1996
Assets:                                  ----        ----

 Cash                                 $    --           40
 Investment in subsidiary              19,294       21,580
 Other Assets                              --           63
                                      -------       ------
                                       19,294       21,683
                                       ======       ======
Liabilities and Stockholders' Equity:

  Other Liabilities                        --            2
  Stockholders' equity                 19,294       21,681
                                      -------       ------
                                       19,294       21,683
                                       ======       ======

                                           Statement of Operations
                                                For the periods
                                     November 30, 1994 to June 30, 1995 and
                                         July 1, 1995 to June 30, 1996
                                     --------------------------------------
                                            1995               1996
                                            ----               ----
Equity in undistributed net income
  of the subsidiary                       $1,088              2,356
Operating Expenses                            --               (135)
                                          ------              -----
Income before Federal income
  taxes                                    1,088              2,221
Income tax benefit                            --                 47
                                          ------              -----
Net income                                 1,088              2,268
                                           =====              =====

                        CASCADE FINANCIAL CORPORATION
                               AND SUBSIDIARY
                  Notes to Consolidated Financial Statements

                 (Dollars in thousands, except share amounts)
------------------------------------------------------------------------------
                                           Statement of Operations
                                                For the periods
                                     November 30, 1994 to June 30, 1995 and
                                         July 1, 1995 to June 30, 1996
                                     --------------------------------------
                                            1995               1996
                                            ----               ----

Cash flows from operating activities:
 Net income                               $1,088              2,268
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
     Equity in net income of subsidiary   (1,088)            (2,356)
     Increase in other assets                 --                (63)
     Increase in other liabilities            --                  2
                                          ------              -----
       Net cash used by operating
        activities                            --               (149)
Cash flows from investing activities:
 Dividends received from subsidiary           --                 50
                                          ------              -----
     Net cash provided by financing
      activities                              --                 50

Cash flows from financing activities:
 Proceeds from issuance of common stock,
  net                                         --                139
                                          ------              -----
   Net cash provided by financing
    activities                                --                139
                                          ------              -----
   Net increase in cash and cash
    equivalents                               --                 40
                                           =====              =====
Cash and cash equivalents:
 Beginning of year                            --                 --
                                          ------              -----
 End of year                                  --                 40
                                           =====              =====

                 CASCADE FINANCIAL CORPORATION AND SUBSIDIARY
      FINANCIAL INFORMATION FOR THE SIX MONTHS ENDED DECEMBER 31, 1996
                      CONSOLIDATED BALANCE SHEETS
                  (dollars in thousands, unaudited)

                                                December 31,      June 30,
ASSETS                                          ------------      --------
------                                              1996            1996
                                                    ----            ----
Cash on hand and in banks                        $  3,517        $  3,627
Interest-earning deposits in other institutions       371           4,991
Securities available-for-sale                      57,638          72,076
Loans available for sale, net                       4,804           4,678
Mortgage-backed securities held to maturity
 (market value of $10,754 and $9,437)               9,225           9,941
Loans, net                                        261,896         228,934
Real estate owned, net                                639             747
Premises and equipment, at cost, net                6,149           6,087
Accrued interest receivable and other assets        3,811           3,350
                                                 --------        --------
    TOTAL ASSETS                                 $348,050        $334,431
                                                 ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Deposits                                         $225,306        $218,063
Federal Home Loan Bank advances                    72,159          68,542
Securities sold under agreements to
 repurchase                                        21,981          20,450
Advance payments by borrowers for taxes
 and insurance                                      1,438           1,207
Principal and interest payable on loans
 serviced for others                                  170             179
Accrued expenses and other liabilities              4,421           3,584
Deferred income taxes                               1,352           1,591
                                                 --------        --------
    TOTAL LIABILITIES                             326,827         313,616

Preferred stock, $.01 par value,
 500,000 shares authorized;
 no shares issued or outstanding                       --              --

Common stock,  $.01 par value,
    5,000,000 shares authorized;
    2,052,929 and 2,045,894 shares issued and
    outstanding                                        20              20
Additional paid-in capital                          4,278           4,250
Retained earnings, substantially restricted        17,504          17,410
Unrealized loss on securities available-for-sale     (579)           (865)
                                                 --------        --------
    TOTAL STOCKHOLDERS' EQUITY                     21,223          20,815
                                                 --------        --------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $348,050        $334,431
                                                 ========        ========

               See notes to consolidated financial statements.

                 CASCADE FINANCIAL CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              (dollars in thousands, except per share amounts)
                                 (unaudited)

                                  Three Months Ended    Six Months Ended
                                      December 31,         December 31,
                                  ------------------    -----------------
                                   1996        1995      1996       1995
Interest income:                   ----        ----      ----       ----
    Loans                         $5,282      $4,712    $10,313   $ 9,283
    Mortgage-backed securities
     held-to-maturity                149         999        275     2,047
    Securities available-for-
     sale                          1,018         110      2,055       208
    FHLB stock dividends              82          62        163       120
    Interest-bearing deposits         12          39         11        73
                                   -----       -----     ------    ------
         Total interest income     6,543       5,922     12,817    11,731
Interest expense:
    Deposits                       2,944       2,921      5,904     5,795
    Borrowed funds                 1,412       1,187      2,688     2,464
                                   -----       -----     ------    ------
         Total interest expense    4,356       4,108      8,592     8,259
                                   -----       -----      -----     -----
Net interest income                2,187       1,814      4,225     3,472
    Provision for loan losses         --          --         --        --
Net interest income after          -----       -----     ------    ------
 provision for loan losses         2,187       1,814      4,225     3,472
Other income:
    Gain on sale of loans             22          88         80       243
    Service charges                  225         110        412       216
    Loss on sale of securities
     available-for-sale              (16)         --        (15)       --
    Gain on sale of real estate
     owned                             3          --          3        --
    Restitution recovery              --          --         --       150
    Other                            100         129        213       267
                                   -----       -----     ------    ------
       Total other income           334         327        693       876
Other expenses:
    Salaries and employee
     benefits                        923         768      1,765     1,633
    Occupancy                        298         294        579       582
    Federal deposit insurance
     premiums                         96         127      1,441       251
    Advertising                       76          57        153       101
    Data processing                   84          66        156       135
    Other                            353         299        682       625
                                  ------      ------     ------    ------
        Total other expenses       1,830       1,611      4,776     3,327
                                   -----       -----     ------    ------
        Income before income
         taxes                       691         530        142     1,021
    Federal income taxes             235         180         48       347
                                   -----       -----     ------     -----
         Net income               $  456      $  350     $   94    $  674
                                  ======      ======     ======    ======
Net income per common and
 common equivalent share,
 primary                          $  .20      $  .15     $  .04    $  .30
Net income per common and
 common equivalent share,
 fully diluted                    $  .20      $  .15     $  .04    $  .30
Weighted average common and
 common equivalent shares
 outstanding, primary          2,294,933   2,272,623  2,296,976 2,274,128
Weighted average common and
 common equivalent shares
 outstanding, fully diluted    2,299,712   2,272,623  2,299,366 2,275,617

                 See notes to consolidated financial statements.

                 CASCADE FINANCIAL CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              (dollars in thousands, except per share amounts)
                                 (unaudited)

                                                     Six Months Ended
                                                       December 31,
                                                     -----------------
                                                      1996       1995
                                                      ----       ----

Cash flows from operating activities:
    Net income                                      $    94    $   674
    Adjustments to reconcile net income to
     net cash provided by (used in) operating
     activities:
       Depreciation and amortization of
        premises and equipment                          255        270
       Other                                             --        (13)
       Amortization of retained servicing rights         87         61
       Additions to mortgage servicing rights           (88)      (215)
       Deferred loan fees, net of amortization          193         39
       Origination of loans held-for-sale and
        mortgage-backed securities held for
        trading                                     (16,284)   (25,920)
       Proceeds from sale of loans held-for-sale
        and mortgage-backed securities held for
        trading                                      22,139     26,120
       Net loss (gain) on sales of:
           Securities available-for-sale                 15         --
           Premises and  equipment                        1         (4)
       Federal Home Loan Bank stock dividend
        received                                       (163)      (120)
       Net change in accrued interest receivable
        and other assets over principal and
        interest payable on loans serviced for
        others and accrued expenses and other
        liabilities                                     (13)    (1,993)
                                                     ------    -------
              Net cash provided by (used in)
               operating activities                   6,236     (1,101)

Cash flows from investing activities:
    Loans originated, net of principal repayments   (33,169)    (9,114)
    Principal repayments on securities held-to
     maturity                                           716      8,456
    Principal repayments on securities available-
     for-sale                                         3,770         --
    Purchases of securities available-for-sale      (10,797)    (6,990)
    Proceeds from sales of securities available-
     for-sale                                        16,075         --
    Purchase of real estate owned                        --        (46)
    Proceeds from sales of real estate owned            108         --
  Purchases of premises and equipment                  (318)       (89)
    Proceeds from sales of premises and equipment,
     and other assets                                    (1)         4
                                                     ------    -------
       Net cash used in investing activities        (23,616)    (7,779)

Subtotal, carried forward                           (17,380)    (8,880)
                                                    -------    -------

                 CASCADE FINANCIAL CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              (dollars in thousands, except per share amounts)
                                 (unaudited)

                                                     Six Months Ended
                                                       December 31,
                                                     -----------------
                                                      1996       1995
                                                      ----       ----
Subtotal, brought forward                          $(17,380)  $ (8,880)
                                                   --------   --------
Cash flows from financing activities:
    Proceeds from issuance of common stock               28         69
    Net increase in deposits                          7,243      2,010
    Proceeds from Federal Home Loan Bank advances    75,150     42,383
    Repayment of Federal Home Loan Bank advances    (71,533)   (36,500)
    Net increase (decrease) in securities sold
     under agreements to repurchase                   1,531     (3,538)
    Net decrease in advance payments by borrowers
     for taxes and insurance                            231         70
                                                    -------    -------
       Net cash provided by  financing activities    12,650      4,494
                                                    -------    -------
       Net decrease in cash and cash equivalents     (4,730)    (4,386)
Cash and cash equivalents at beginning of period      8,618      5,762

Cash and cash equivalents at end of period         $  3,888   $  1,376
                                                   ========   ========

Supplemental disclosures of cash flow
 information--cash paid during the period for:
    Interest                                       $  8,627   $  8,553
    Federal income taxes                                 46        219
                                                   --------   --------
Supplemental schedule of noncash
 investing activities:
    Mortgage-backed securities reclassified
     from held to maturity to available for sale $ -- $ 50,577 Mortgage loans securitized into Federal Home
     Loan Mortgage Corporation participation
     certificates                                        --         --

             See notes to consolidated financial statements.

                   CASCADE FINANCIAL CORPORATION AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1996
                                  (unaudited)

1.         Presentation of Financial Information

           The accompanying financial information is unaudited and has been prepared from the books and records of Cascade Financial Corporation, (the "Corporation"). The Corporation's sole subsidiary is Cascade Bank, ("Cascade" or "The Bank"). In the opinion of management, the financial information reflects all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial condition, results of operations, and cash flows in conformity with generally accepted accounting principles.

            Certain information and footnote disclosures included in the Corporation's consolidated financial statements for the year ended June 30, 1996, have been condensed or omitted from this report. Accordingly, these statements should be read with the financial statements and notes thereto included in the Corporation's Annual Report on Form 10-K.

2.         Commitments and Contingencies

           In the normal course of business there are various commitments to fund mortgage loans. Management does not anticipate any material loss as a result of these commitments.

           Periodically there have been various claims and lawsuits against the Corporation or the Bank, such as claims to enforce liens, condemnation proceedings on properties in which the Bank holds security interests, claims involving the making and servicing of real property loans and other issues incidental to the Corporation's and the Bank's business. In the opinion of management no significant loss is expected from any of such pending lawsuits.

3.         Financial Statement Reclassification

           Certain amounts in the financial statements for fiscal 1996 have been reclassified to conform with the financial statement classification for fiscal 1997.

4.         Changes in Accounting Methods

           In 1995, Statement of Financial Account Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", and SFAS No. 123, "Accounting for Stock-Based Compensation", were issued. SFAS 121 establishes accounting standards for the impairment of long-lived assets that either will be held and used in operations or that will be disposed of. SFAS 123 requires expanded disclosures of stock-based compensation arrangements with employees and encourages (but does not require) application of the fair value recognition provision in the statement. SFAS No. 123 does not alter the existing accounting rules for employee stock-based programs. Companies may continue to follow rules outlined in Accounting Principles Board Opinion 25 ("APB 25"), but they will now be required to disclose the pro forma amounts of net income and earnings per share that would have been reported had the company elected to follow the fair value recognition provision of SFAS No. 123.

The adoption of the disclosure requirements of SFAS No. 123, and the accounting methods of SFAS 121 are not expected to have a material impact on the results of operations or financial condition of the Corporation.

Management's Discussion and Analysis of Financial Condition and Results of Operations

                             PLAN OF MERGER

           On February 6, 1997, Cascade Financial Corporation and Cascade Bank entered into an Agreement and Plan of Merger with Amfirst Bancorporation, the holding company for American First National Bank, pursuant to which Amfirst will be merged into Cascade. In the transaction, Amfirst shareholders will receive approximately two shares of Cascade common stock for each share of Amfirst common stock. The transaction is subject to the approval of federal banking regulators and the shareholders of Cascade and Amfirst. At December 31, 1996 American First had four offices located in Snohomish County and assets of approximately $71 million. It is anticipated that the merger will be completed during June of 1997 and will be treated as a pooling-of-interests.

                      ASSET/LIABILITY MANAGEMENT

           Cascade, like other financial institutions, is subject to fluctuations in interest rates because its interest-bearing liabilities reprice on different terms than its interest-earning assets. During periods of interest rate declines this position has a generally favorable impact on net interest income, while increases in interest rates have a generally adverse impact on net interest income.

           Cascade uses a simulation model to measure its interest rate risk and the effects on net interest income resulting from changes in market interest rates. Based on this model (which includes a number of significant assumptions and estimates), a 200 basis point increase in general interest rates would reduce Cascade's annual net interest income by 7%. Cascade manages interest rate risk by retaining in its portfolio permanent and construction adjustable rate loans with repricing periods that generally do not exceed five years. Cascade also originates a limited amount of multi-family loans in its local market area. Principally all new fifteen and thirty year loans are sold. Cascade extends the maturity of its liabilities by offering deposit products to long-term, less rate sensitive customers, and by periodically obtaining longer term FHLB-Seattle advances. Cascade also uses interest rate swap and interest rate cap agreements to effectively extend the repricing of short-term deposit accounts or reduce the cost of longer-term deposits.

           Cascade uses mandatory and optional forward commitments from investment banking firms to mitigate the interest rate risk from its mortgage banking operation.

                     CHANGES IN FINANCIAL CONDITION

           Total assets increased to $348.1 million at December 31, 1996, compared with $334.4 million at June 30, 1996. Loans, net increased by $33.0 million. The loan growth was funded by a decrease in interest-earning deposits of $4.6 million and a decrease of $14.4 million in securities available for sale. Increases in deposits and borrowings also helped to fund the increase in loans. Deposits increased $7.2 million during the six months ended December 31, 1996. Total borrowings increased by $5.1 million to $94.1 million.


Asset Quality

           Nonperforming assets totaled $373,000 and $1.4 million at June 30, 1996 and December 31, 1996, respectively. Assets classified as substandard increased from $2.5 million at June 30, 1996 to $3.6 million at December 31, 1996.

                      RESULTS OF OPERATIONS

Comparison of the Three and Six Months Ended December 31, 1996 and 1995

General

           Net income for the three months ended December 31, 1996 increased to $456,000 compared with $350,000 in 1995. Net interest income increased $373,000 for the quarter ended December 31, 1996 and other expenses increased $219,000 over the prior year. Net income for the six months ended December 31, 1996, decreased to $94,000 from $674,000 in 1995. The principal reason for the decrease in the six months earnings was an $811,000 charge, after tax, related to the recapitalization of the Savings Association Insurance Fund
(SAIF). Excluding this charge, net income for the six months ended December 31, 1996 increased to $905,000 compared with the $674,000 earned in the six month period ended December 31, 1995.

Net Interest Income

           Net interest income increased $373,000 compared to the quarter ended December 31, 1995 to $2.2 million for the three months ended December 31, 1996. Net interest income increased by $752,000 for the six months ended December 31, 1996 compared to 1995. Increased interest margins of 17 basis points for the most recent quarter and 23 basis points for the six months ended December 31, 1996 coupled with an increase of $32 million in interest earning assets over the prior December's numbers were responsible for the increase. The increase in earning assets was primarily in loans which is consistent with management's policy of increasing Cascade's asset size in a controlled manner. The increase in the net interest margin for the recent period is a result of the higher margin loans Cascade is adding, an increase in yield of adjustable rate loans, and slightly lower funding costs.

           Cascade is focusing on adding nonconforming one-to-four family loans, multi-family loans, home equity lines of credit and one-to-four family construction loans to its portfolio. Nonconforming loans generally include loans where the borrower has a debt level or other financial consideration that makes the loan unsalable to government agencies such as FHLMC and FNMA. Management believes these products provide the best returns for Cascade and can be underwritten conservatively to ensure low delinquency, absent unforeseen changes in local or national economic conditions. Additionally, these loan types are typically not effected as much by refinance activity as conforming loans. This should help to lower Cascade's overall origination and servicing costs in the future.

Provision for Loan Losses

           Cascade's provision for loan losses was $0 for both the six months ended December 31, 1996 and 1995. Management intends to grow the nonconforming, construction and income property portfolios. These loans typically have a higher credit risk. Management monitors these loans at an increased level to maintain credit quality and adequate reserve levels. At December 31, 1996 and June 30, 1996, the Corporation's loan loss allowance totaled $2.9 million, and the loan loss allowance as a percent of net loans outstanding was 1.04% and 1.29%, respectively. The provision for loan losses reflects management's quarterly evaluation of the adequacy of the allowance for losses on loans. In determining adequacy, management considers changes in the size and composition of the loan portfolio, actual loan loss experience, current and anticipated economic conditions and other factors. The Bank has not had to add to it's provision in recent years because substandard assets have decreased from a high of $39.0 million at September 30, 1991 to $3.6 million at December 31, 1996. Nonperforming loans increased $979,000 to $1.4 million at December 31, 1996 as compared to the period ending June 30, 1996. Substandard loans increased $1.1 million to $3.6 million during the same period.

Other Income

           Other income increased $7,000 to $334,000 for the three months ended December 31, 1996 as compared with the three months ended December 31, 1995. For the six months ended December 31, 1996 other income decreased $182,000 to $693,000 as compared to the six months ended December 31, 1995. The principal reason for the decrease in other income was a $150,000 restitution recovery in 1995 that did not occur in 1996. Gain on sale of loans decreased $66,000 and $163,000 for the three and six month periods ending December 31, 1996 as compared to the same periods in 1995. The reduction occurred as a result of the Bank's emphasis on portfolio lending which resulted in a $9.6 million decrease in the origination of salable products. Service charges increased $115,000 to $225,000 and $196,000 to $412,000 for the three and six month periods ending December 31, 1996 as compared to the same periods in 1995. Service charges generated from increases in net loan and servicing portfolio's accounted for most of the change.

Other Expenses

           Other expenses increased to $1.8 million for the three months ended December 31, 1996 compared with $1.6 million for the three months ended December 31, 1995. Increases in salaries and employee benefits of $155,000 coupled with smaller increases in advertising and data processing costs accounted for this increase. For the six month period ending December 31, 1996 other expenses totaled $4.8 million, a $1.5 million increase over the December 31, 1995 total of $3.3 million. Federal deposit insurance premiums increased $1.2 million, before taxes, as a result of the SAIF conversion charge. Increases to salaries and employee benefits coupled with increased advertising costs, both related to development of new products and services, were responsible for increases in these areas.

Liquidity and Sources of Funds

           Cascade maintains liquidity balances in Federal Home Loan Bank deposits and short-term securities at levels in accordance with regulatory guidelines. The Corporation held average liquid assets of $19.0 million in December 1996, which was in excess of the required liquidity level of $15.1 million.

           Loan commitments outstanding at December 31, 1996, were $14.6 million and will be funded through sales of loans, existing liquidity balances, FHLB-Seattle advances, and other borrowings.

           At December 31, 1996, the Corporation had $72.2 million in outstanding advances from the FHLB-Seattle. The Corporation's credit line with the FHLB-Seattle is 30% of total assets or up to $104.4 million. The Corporation also had $22.0 million of reverse repurchase agreements outstanding, an increase of $1.5 million from June 30, 1996.

Capital Resources

           Cascade Bank is in full compliance with all capital requirements established by the OTS at December 31, 1996. Cascade's regulatory capital, capital requirements, and related excess capital amounts as of December 31, 1996 are presented in the following table:

         Tangible capital                Amount        Percentage
         ----------------                ------        ----------

         Tangible capital                $21,667          6.22%
         Less: Minimum requirement         5,227          1.50
                                         -------         -----
         Excess                          $16,440          4.72%
                                         =======         =====

         Core capital                    Amount        Percentage
         ----------------                ------        ----------

         Core capital                    $21,667          6.22%
         Less:  Minimum requirement       10,455          3.00
                                         -------         -----
         Excess                          $11,212          3.22%
                                         =======         =====

         Risk-based capital              Amount        Percentage
         ----------------                ------        ----------

         Risk-based capital              $24,210         11.90%
         Less: Minimum requirement(1)     16,272          8.00
                                         -------         -----
         Excess                          $ 7,938          3.90%
                                         =======         =====
        (1)  Based on risk-weighted assets.

           The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was signed into law on December 19, 1991. Among other things, the FDICIA provides the OTS, effective December 19, 1992, with broad powers to take "prompt corrective action" to resolve problems of insured depository institutions. The actions the OTS can take depend upon whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." The OTS has advised the Corporation that at September 30, 1996, Cascade Bank, is a "well capitalized" institution.

           The OTS issued a final rule on August 31, 1993 that incorporates an interest rate risk component into the OTS's risk-based capital rule. The rule requires that an institution with an "above normal" level of interest rate risk hold additional capital against interest rate risk exposure. This additional capital for interest rate risk exposure would be in excess of the 8% risk-based capital requirement. Only institutions whose measured interest rate risk exceeds the above normal level, has risk-based capital below 12%, and assets exceed $300 million will be required to maintain an interest rate risk component. The interest rate risk component will be computed quarterly. The OTS has postponed the date the component will first be deducted from an institution's total capital until an appeal process is developed for the measurement of an institution's interest rate risk.

           Management currently does not believe the final rule will materially adversely increase Cascade's regulatory capital requirement nor materially adversely effect the current business strategy when, or if it is implemented.

SAIF Premium Assessment

           Cascade is a member of the SAIF. On September 30, 1996 the President of the United States signed an omnibus appropriations bill which contained, among other provisions, a requirement that member companies of SAIF pay a one-time premium assessment to recapitalize the SAIF. The premium has been assessed at 65.7 basis points applied to March 31, 1995 deposit balances and was paid on November 30, 1996. In accordance with generally accepted accounting principles, the Bank recorded the SAIF premium assessment as of September 30, 1996, by charging to non-interest expense the amount of its $1.2 million assessment. The corresponding tax deduction will be taken on the Corporation's tax return for fiscal 1997.

Impact of New Accounting Standards

         SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in June 1996 and established, among other things, new criteria for determining whether a transfer of financial assets in exchange for cash or other consideration should be accounted for as a sale or as a pledge of collateral in a secured borrowing. As issued SFAS No. 125 is effective for all transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. In December 1996, SFAS No.

127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125," was issued. In general, SFAS No. 127 defers for one year the effective date of SFAS No. 125. Cascade will implement SFAS No. 125, as amended by SFAS No. 127, as required.

          SFAS No. 128, "Earnings Per Share," standardizes the international calculation for earnings per share and requires companies with complex capital structures that have publicly held common stock or potential common stock to present both basic and diluted earnings per share on the face of the income statement. SFAS No. 128 becomes effective for periods ending after December 15, 1997.

          The adoption of these new accounting standards is not anticipated to have a material impact on the results of operations or financial position of Cascade.

                                    APPENDIX D

                  FINANCIAL INFORMATION FOR AMFIRST BANCORPORATION

        MANAGEMENTS DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION
            AND RESULTS OF OPERATIONS OF AMFIRST BANCORPORATION

General

           The Bank is primarily engaged in commercial banking activities including lending to local businesses to meet their credit needs and commercial real estate lending. The Bank also offers consumer lending secured by residential real estate, home equity lending, as well as secured and unsecured personal lending. The Bank funds its activities principally through deposits from its commercial business customers, and also from retail customer deposits. The Bank has access to FHLB-Seattle advances, reverse repurchase agreements and purchased Federal funds from a regional commercial bank.

Asset\Liability Management

           The Bank's principal financial objective is to achieve long-term profitability while maintaining little exposure to fluctuations in interest rates. To accomplish this objective, management has formulated an asset/liability management policy with the following principal elements: originate commercial loans with variable rates tied to the prime rate, originate commercial real estate loans with fixed interest rates to generally no more than five years, maintain a loan-to-deposit ratio of no more than 80%, and maintain an investment portfolio with typically US Treasury securities with maturities less than two years for liquidity and local municipal securities for generation of tax-free income. Additionally, the policy is to require commercial loan customers to maintain non-or low interest bearing checking deposits with the bank. Further the Bank seeks to attract long term, stable term deposits by offering personal service rather than high interest rates.

           The Bank's asset and liability management strategy has resulted in a positive one-year "gap" (i.e., the difference between its interest-sensitive assets and interest-sensitive liabilities that mature or reprice within one year, based upon certain estimates and assumptions) as a percent of total assets of 5% at December 31, 1996.

     The gap between interest-sensitive assets and interest-sensitive liabilities at December 31, 1996 is shown in the following table.

                        Maturity or Repricing Period
                      ----------------------------------
                      Within     1-3      3-5     Over 5
                      One Year   Years    Years   Years    Total
                      --------   -----    -----   -----    -----

Securities . . . .    $10,736   $ 9,740  $  205   $4,025  $24,706
Loans, net . . . .     28,422     5,632   2,816    3,354   40,224
Interest-earning      -------   -------  ------   ------  -------
 assets. . . . . .    $39,158   $15,372  $3,021   $7,379  $64,930
Cash and due from     =======   =======  ======   ======  =======
 banks . . . . . .                                          4,018
Other assets . . .                                          2,151
  Total assets . .                                        $71,099

Transaction
 accounts. . . . .    $11,776   $ 2,095  $   --   $6,450  $20,321
Certificates of
 deposit . . . . .     23,366     3,000   6,000      --    32,366
Notes payable. . .        418        --      --      --       418
Interest-bearing      -------   -------  ------   ------  -------
 liabilities . . .    $35,560   $ 5,095  $6,000   $6,450  $53,105
                      =======   =======  ======   ======  =======
Other liabilities.                                         12,891
Stockholders'
 equity. . . . . .                                          5,103
  Total liabilities
   and stockholders'
   equity. . . . .                                        $71,099
                                                          =======

                        Maturity or Repricing Period
                      ----------------------------------
                      Within     1-3      3-5     Over 5
                      One Year   Years    Years   Years    Total
                      --------   -----    -----   -----    -----

Excess (deficiency)
 of interest-earning
 assets over
 interest-bearing
 liabilities . . .    $ 3,598   $10,277  $(2,979) $   929 $11,825

Cumulative excess
 (deficiency) of
 of interest-
 sensitive assets.    $ 3,598   $13,875  $10,896  $11,825     --

Ratio of cumulative
 gap to total assets        5%       20%      15%      17%

Review of Financial Position

           Total assets increased by $5.3 million to $71.1 million as of December 31, 1996. Total loans increased by $2.1 million to $40.2 million, principally by an increase of $2.9 million in real estate based loans and $401,000 increase in installment loans offset by a decrease in commercial loans of $1.1 million. Cash and securities increased by $2.7 million to $27.5 million at December 31, 1996. This increase was in US Treasury and agency available-for-sale securities which increased by $4.0 million to $12.4 million.

           Deposits increased by $4.1 million to $64.9 million at December 31, 1996. This increase was the result of increases of $954,000 in interest-bearing checking, $1.2 million money market accounts, and $1.5 million in savings accounts.

           Non-accrual loans totaled $497,000 at December 31, 1996, a $456,000 increase from December 31, 1995. The allowance for loan losses totaled $441,000 at December 31, 1996, an increase of $97,000 compared to the allowance at December 31, 1995. The allowance as a percent of outstanding loans was 1.1% and 0.9% at December 31, 1996 and 1995, respectively.

Real Estate Acquisition

           On December 31, 1996, AmFirst completed the acquisition of assets and assumption of liabilities of Rainville & Associates, Inc. through a merger accounted for as a pooling-of-interests. The principal assets of this company were the buildings and land which the Bank occupies for two branch locations. See Note 12-REAL ESTATE ACQUISITION, in the Notes to Consolidated Financial Statements, for additional information.

RESULTS OF OPERATIONS

General

           Net income increased to $574,000 for the year ended December 31, 1996 compared to $413,000 for the year ended December 31, 1995. The increase is principally the result of an increase of $369,000 in net interest income offset by a $124,000 increase in the provision for loan losses and $51,000 increase in other expenses.

Interest Income

           For the year ended December 31, 1996, total interest income increased by $630,000 to $5.3 million compared with 1995 and the yield on interest earning assets decreased to 8.41% in 1996 from 8.84% in 1995. The principal reason for the increase in income was a $504,000 increase in interest on loans to $4.1 million in 1996 as compared with $3.6 million. This was the result of a $7.9 million average increase in loans outstanding to $39.6 million in 1996 compared to 1995. Offsetting this increase was a decrease in the average yield on loans from 11.36% in 1995 to 10.39% in 1996. This decrease was due to decreasing balances of commercial loans which have higher yields than those secured by real estate and an increase in nonaccrual loans. Interest on municipal securities increased by $110,000 in 1996 to $298,000. This increase was a result of a $2.3 million increase in the average balance of municipal securities held and an increase in the yield of 0.05% from 5.45% to 5.50%.

Interest Expense

            Interest expense increased to $2.5 million for the year ended December 31 1996 compared with $2.2 million in 1995 and the cost of funds decreased to 4.22% in 1996 from 4.50% in 1995. The increase in interest expense was due to increased balances of $8.0 million to fund the increased earning assets. The decrease in the cost of funds was a result of higher noninterest-bearing and low interest-bearing liabilities of $43.7 million and slightly lower market interest rates.

Net Interest Income

           Net interest income for the year ended December 31, 1996 increased to $2.7 million compared with $2.4 million in 1995. The increase is a result of higher earning asset balances of $10.2 million offset by a decrease in the net interest margin to 4.39% in 1996 from 4.54% in 1995.

Provisions for Loan Losses

           The provision for loan losses increased by $124,000 to $151,000 for the year ended December 31, 1996. Several Small Business Administration loans were placed on nonaccrual and subsequently changed off. Additionally, the allowance for loan losses was increased during the year based on growth in the Bank's loan portfolio. At December 31, 1996 and 1995, the allowance totaled $441,000 and $344,000 respectively and was 1.1% and .9% respectively, of net loans. The allowance for loan losses is continuously monitored and adjusted as the economic conditions change. Although the allowance is maintained at levels considered to be adequate to provide for potential losses, there can be no assurance that such losses will not exceed the estimated amounts or that additional provisions will not be necessary in the future.

Other Income

           Other income increased by $12,000 to $383,000 for the year ended December 31, 1996 as compared with 1995. Income from credit card activities and other sales related revenues offset a slight decrease in service charges on deposits.

Other Expenses

           Other expenses increased by $51,000 to $2.2 million for the year ended December 31, 1996. Total compensation expenses increased $17,000 and occupancy expenses increased by $16,000 in 1996 compared with 1995.

Liquidity and Capital Resources

           The Bank maintains liquid assets to meet both short-term funding requirements and long-term growth objectives. The long-term growth objectives are to attract and retain stable deposit relationships from its business and consumer customers.

           To meet its immediate needs for funds as well as long-term lending demands, the Bank maintains various sources of liquid assets and borrowing capabilities. At December 31, 1996, the Bank was able to borrow $7.1 million from the FHLB-Seattle. The Bank has commitments of $1.3 million from two regional commercial banks to purchase Federal funds on an unsecured basis subject to periodic renewal. Additionally, the Bank is able to use its U.S. Treasury and agency securities as collateral for repurchase agreements.

           At December 31, 1996 there were outstanding commitments to originate loans of $7.5 million. The Bank anticipates it will have sufficient funds available to meet its current commitments through its liquidity balances and deposit growth.

           At December 31, 1996, the Bank was a "well capitalized" institution under the prompt corrective action regulation. The following table summarized the capital requirements and the Bank's capital position at December 31, 1996:
(Dollars in thousands)                                          Minimum
                              Amount    Percent of Assets     Requirement
                              ------    -----------------     -----------
Tier 1 leverage ratio         $4,710          6.7%              3.0-5.0%
Risk-based capital ratio       5,151         12.1                 8.0

           The following table sets forth certain information for the periods indicated regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and average yields and costs. Such yields and costs for the periods indicated are derived by dividing income or expense by the average quarterly balance of assets or liabilities, respectively, for the periods presented. Average balances are derived from quarter-end balances. Management does not believe that the use of quarter-end balances instead of daily balances has caused any material difference in the information presented.

                                      Year Ended December 31,
                     --------------------------------------------------------
                                1996                          1995
                     --------------------------     -------------------------
                     Average            Average     Average           Average
                     Balance  Interest   Rate       Balance  Interest  Rate
                     -------  --------   ----       -------  --------  ----
                                        (Dollars in Thousands)

Interest-earning
 assets(1):
 Loans . . . . . .   $39,624   $4,116    10.39%     $31,751   $3,606   11.36%
 Investment
  securities . . .    18,795    1,055     5.61       15,773      878    5.57
 Federal funds
  sold and cash
  and cash
  equivalents. . .     4,117       87     2.11        4,805      144    3.00
   Total interest-   -------   ------    -----      -------   ------   -----
    earning assets    62,536    5,258     8.41       52,329    4,628    8.84

Non-interest-bearing
 assets. . . . . .     2,079                          2,094
                     -------                        -------
   Total assets. .   $64,615                        $54,423
                     =======                        =======
Interest-earning
 liabilities:
 Deposits. . . . .   $49,600    2,506     5.05      $41,597    2,243    5.39
 Borrowed funds. .       192        9     4.69          376       11    2.93
   Total interest-   -------   ------               -------   ------
    bearing
    liabilities. .    49,792    2,515     5.05       41,973    2,254    5.37
Non-interest-bearing           ------                         ------
 liabilities . . .    10,358                          8,612
                     -------                        -------
   Total liabilities  60,150                         50,585
Total stockholders'
 equity. . . . . .     4,465                          3,838
   Total liabilities -------                        -------
    and total
    stockholders'
    equity . . . .   $64,615                        $54,423
                     =======                        =======
Net interest income            $2,743                         $2,374
                               ======                         ======
Interest rate
 spread. . . . . .                        3.36                          3.47

Net interest
 margin. . . . . .                        4.39                          4.54

Ratio of average
 interest-earning
 assets to average
 interest-bearing
 liabilities . . .    125.59%                        124.67%

--------------
(1)  Does not include interest on loans 90 days or more past due.

                                        D-5
PAGE

           The following table sets forth the effects of changing rates and volumes on interest income and interest expense. Information is provided with respect to: (i) effects attributable to changes in rate (changes in rate multiplied by prior volume); and (ii) effects attributable to changes in volume (changes in volume multiplied by prior rate). The changes due to the combined impact of rate and volume have been allocated proportionately to the changes due to volume and the changes due to rate.

                                Year Ended December 31,
                              1996 Compared to Year Ended
                                  December 31, 1995
                              ---------------------------
                                 Increase (Decrease)
                                       Due to
                              Rate      Volume       Net
                              ----      ------       ---
                                   (In Thousands)

Interest-earning assets:
 Loans . . . . . . . . .    $(327)       $837       $510
 Investment securities .        8         168        176
 Federal funds sold and
  cash and cash
  equivalents. . . . . .      (38)        (18)       (57)
                            -----        ----       ----
Total net change in
 income on interest-
 earning assets. . . . .     (357)        987        630
                            -----        ----       ----
Interest-bearing
 liabilities:
 Deposits. . . . . . . .     (148)        411        263
 Borrowed funds. . . . .        5          (7)        (2)
                            -----        ----       ----
Total net change in
 expense on interest-
 bearing liabilities . .     (143)        404        261
                            -----        ----       ----
Net increase (decrease)
 in net interest
 income. . . . . . . . .    $(214)       $583       $369
                            =====        ====       ====
--------------
(1)  Does not include interest on loans 90 days or more past due.

           The following table sets forth the composition of AmFirst's loan portfolio by type of loan at the dates indicated. AmFirst had no concentration of loans exceeding 10% of total gross loans other than as disclosed below.

                                         At December 31,
                            ----------------------------------------
                                  1996                   1995
                            -----------------      -----------------
                            Amount    Percent      Amount    Percent
                            ------    -------      ------    -------
                                     (Dollars in Thousands)

Commercial, financial
 and agricultural. . .     $13,449      33.0%     $14,555      37.7%
Real estate -
 mortgage. . . . . . .      24,596      60.3       21,702      56.3
Installment. . . . . .       2,720       6.7        2,318       6.0
                           -------     -----      -------     -----
   Total . . . . . . .      40,765     100.0%      38,575     100.0%
                            ======     =====      =======     =====
Less:
 Allowance for loan
  losses . . . . . . .         441                    344
 Net unamortized loan
  origination fees . .         100                     91
                           -------                -------
   Total loans . . . .     $40,224                $38,140
                           =======                =======

           Loans, excluding allowances for loan losses, deferred loan fees and premiums and discounts, by maturity or repricing date were as follows at December 31, 1996:

                                        After
                                        One Year
                            Within      Through     After
                            One Year    5 Years     5 Years     Total
                            --------    -------     -------     -----
                                        (In Thousands)

Adjustable-rate
 loans. . . . . . . .        $21,900    $   978      $   --    $22,878
Fixed-rate loans. . .          5,166     11,131       1,591     17,888
                             -------    -------      ------    -------
    Total . . . . . .        $27,066    $12,109      $1,591    $40,766
                             =======    =======      ======    =======

           The following table sets forth information with respect to AmFirst's nonaccrual, past due and restructured loans within the meaning of SFAS No. 15 at the dates indicated. It is the policy of AmFirst to cease accruing interest on loans more than 90 days past due or when management believes collectability is questionable.

                                        At December 31,
                                      -------------------
                                      1996           1995
                                      ----           ----
                                         (In Thousands)

Loans accounted for on a
 nonaccrual basis:
 Commercial, financial and
  agricultural . . . . . . . . .      $471           $ 41
 Real estate - mortgage. . . . .        --             --
 Installment . . . . . . . . . .        26             --
                                      ----           ----
     Total . . . . . . . . . . .       497             41
                                      ----           ----
Accruing loans which are
 contractually past due 90
 days or more:
 Commercial, financial and
  agricultural . . . . . . . . .        --            116

 Real estate - mortgage. . . . .        --             --
 Installment . . . . . . . . . .        62             12
                                      ----           ----
     Total . . . . . . . . . . .        62            128
                                      ----           ----
Restructured loans . . . . . . .        --             --
                                      ----           ----
Total nonperforming assets . . .      $559           $169
                                      ====           ====

Total nonperforming assets . . .      0.79%          0.26%

           The gross interest income on nonaccrual and restructured loans that would have been recorded in fiscal 1996 if the loans had been current in accordance with their terms was $64,000.

           Assets classified as substandard decreased to $799,000 at December 31, 1996 from $1.1 million at December 31, 1995. Assets classified as doubtful were $63,000 at December 31, 1996 and $0 in 1995. Other assets especially mentioned decreased to $263,000 in 1996 from $2.1 million in 1995. Especially mentioned assets are those management grades for close review and more critical financial analysis than assets graded pass.

           The following table sets forth an analysis of AmFirst's allowance for loan losses at and for the periods indicated.

                                        Year Ended December 31,
                                        -----------------------
                                        1996              1995
                                        ----              ----
                                        (Dollars in thousands)

Balance at beginning of period . . .    $344              $357

Provision for loan losses. . . . . .     151                27

Recoveries . . . . . . . . . . . . .      --                --

Charge-offs. . . . . . . . . . . . .     (54)              (40)
                                        ----              ----
   Net charge-offs . . . . . . . . .     (54)              (40)
                                        ----              ----
Balance at end of period . . . . . .    $441              $344
                                        ====              ====
Ratio of net charge-offs to
 average loans outstanding
 during the period . . . . . . . . .    0.14%             0.13%

       The allowance for loan losses is established by charges to operations based on management's evaluation of the assets, economic conditions, and other factors considered necessary to maintain the allowance at an adequate level. Uncollectible loans are charged to the allowance at an adequate level. Uncollectible loans are charged to the allowance account in the period such determination is made. For a discussion of the factors responsible for charges in AmFirst's provision for loan losses from 1995 to 1996 see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AMFIRST BANCORPORATION -- RESULTS OF OPERATIONS -- Provisions for Loan Losses."

           The following table sets forth the breakdown of the allowance for loan losses by loan category for the periods indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

                                          At December 31,
                               -----------------------------------------
                                    1996                   1995
                               -----------------      ------------------
                                          % of                   % of
                                        Loans in                Loans in
                                        Category                Category
                                        to Total                to Total
                              Amount     Loans         Amount    Loans
                              ------     -----         ------    -----
                                       (Dollars in Thousands)

Commercial, financial and
 agricultural. . . . . .       $120       33.0         $ 28      37.7%
Real estate - mortgage .         --       60.3           --      56.3
Installment. . . . . . .         10        6.7            4       6.0
Unallocated. . . . . . .        311        N/A          312       N/A
                               ----      -----         ----     -----
   Total allowance for
     loan losses . . . .       $411      100.0%        $344     100.0%
                               ====      =====         ====     =====

           The following table sets forth the composition of AmFirst's investment securities portfolio at the dates indicated.

                                       At December 31,
                       -------------------------------------------------
                               1996                       1995
                       ----------------------     ----------------------
                       Carrying    Percent of     Carrying    Percent of
                       Value       Portfolio      Value       Portfolio
                       -----       ---------      -----       ---------
                                       (In Thousands)

Available for sale:
 U.S. Government
  and federal agency
  obligations. . . .   $12,413       58.3%       $ 8,512        45.1%
 State and municipal
  obligations. . . .     4,961       23.3          5,646        30.0
                       -------      -----        -------       -----
   Total available
    for sale . . . .    17,374       81.6         14,158        75.1

Held to maturity:
 U.S. Government and
  federal agency
  obligations. . . .     3,919       18.4          4,721        24.9
                       -------      -----        -------       -----
   Total held to
    maturity . . . .     3,919       18.4          4,721        24.9
                       -------      -----        -------       -----
    Total. . . . . .   $21,293      100.0%       $18,879       100.0%
                       =======      =====        =======       =====

           The table below sets forth certain information regarding the carrying value, weighted average yields and maturities of AmFirst's investment securities at December 31, 1996. Yields on tax exempt obligations have not been computed on a tax equivalent basis.

                                  Over             Over
                  Less Than       One to          Five to        Over Ten
                  One Year       Five Years       Ten Years        Years
               --------------  --------------  -------------   -------------
               Amount  Yield   Amount  Yield   Amount  Yield   Amount  Yield
               ------  -----   ------  -----   ------  -----   ------  -----
                                  (Dollars in Thousands)

Available for
 sale:
  U.S.
   Government
   and federal
   agency
   obligations $4,003   5.98%  $7,933  5.85%   $  499  5.65%   $  --     --%
  State and
   municipal
   obligations     97   6.75    1,260  6.86     3,463  5.05      119   5.65
    Total      ------          ------          ------          -----
    available
    for sale    4,100           9,193           3,962            119

Held to maturity:
  U.S.
   Government
   and federal
   agency
   obligations  3,919   4.45       --    --        --    --       --     --
               ------          ------          ------          -----
    Total held
     to
     maturity   3,919   4.45       --    --        --    --       --     --
               ------          ------          ------          -----
    Total      $8,019   4.88   $9,193  5.98    $3,962  5.13     $119   5.65
               ======          ======          ======           ====

           The following table sets forth the amount of certificates of deposit of $100,000 or more by time remaining until maturity as of December 31, 1996.

Maturity Period                         Amount
---------------                         ------
                                    (In Thousands)

Three months or less . . . . . .        $ 3,475
Over three through 12 months . .          5,657
Over 12 months . . . . . . . . .          5,603
                                        -------
     Total . . . . . . . . . . .        $14,735
                                        =======

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
AmFirst Bancorporation
Everett, Washington

We have audited the accompanying consolidated balance sheets of AmFirst Bancorporation as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AmFirst Bancorporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Hascal, Sjoholm & Company, P.S.

HASCAL, SJOHOLM & COMPANY, P.S.
Everett, Washington
January 31, 1997

                       AMFIRST BANCORPORATION
                    CONSOLIDATED BALANCE SHEETS
                     DECEMBER 31, 1996 AND 1995

                            A S S E T S
                            -----------

                                               1996           1995
                                               ----           ----
ASSETS:
Cash and due from banks                     $ 4,017,614    $ 4,372,562
Federal funds sold                            2,200,000      1,600,000
                                            -----------    -----------
Total cash and cash equivalents               6,217,614      5,972,562
                                            -----------    -----------
Securities available for sale (Note 2)       17,374,354     14,157,538
Securities to be held to maturity (Note 2)    3,918,682      4,721,324
                                            -----------    -----------
Total investment securities                  21,293,036     18,878,862
                                            -----------    -----------
Loans, less unearned income and allowance
 for loan losses of $540,905 and $435,496,
 respectively (Note 3)                       40,224,134      38,140,069
Bank premises and equipment, net (Note 5)     1,724,225       1,244,421
Federal Home Loan Bank stock                    716,100         662,900
Cash surrender value of insurance on life
 of officer                                     435,869         416,274
Accrued interest and other assets               487,887         465,872
                                            -----------    -----------
Total assets                                $71,098,865     $65,780,960
                                            ===========     ===========

The accompanying notes are an integral part of these financial statements.

   L I A B I L I T I E S  A N D  S T O C K H O L D E R S '  E Q U I T Y
   --------------------------------------------------------------------

                                               1996           1995
                                               ----           ----
LIABILITIES:
 Deposits-
  Demand                                    $12,212,468    $11,700,843
  NOW Checking                                6,046,586      5,092,670
  Money Market                                5,978,589      4,747,361
  Savings                                     8,294,862      6,829,791
  Time                                       32,365,856     32,397,724
                                            -----------    -----------
    Total deposits                           64,898,361     60,768,389

Note payable (Note 12)                          417,834              -
Accrued interest and other liabilities          600,082        574,090
Deferred income taxes (Note 8)                   79,158         79,806
                                            -----------    -----------
    Total liabilities                        65,995,435     61,422,285
                                            -----------    -----------
COMMITMENTS AND CONTINGENT
 LIABILITIES (Notes 7 and 9)

STOCKHOLDERS' EQUITY:
 Common stock, par value $1; 1,000,000
  shares authorized, 331,408 and 299,231
  shares issued and outstanding of which
  493 and 778 are in treasury                   331,408        299,231
 Surplus                                      3,655,433      3,188,789
 Unrealized gain on securities
  available for sale, net of tax of
  $50,158 and $77,006 (Note 2)                   97,366        149,482
 Retained earnings (Note 6)                   1,030,069        736,644
 Less treasury stock at cost                    (10,846)       (15,471)
                                            -----------    -----------
    Total stockholders' equity                5,103,430      4,358,675
                                            -----------    -----------
    Total liabilities and stockholders'
     equity                                 $71,098,865    $65,780,960
                                            ===========    ===========

                       AMFIRST BANCORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
            FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                               1996           1995
                                               ----           ----
Interest Income:
 Interest and fees on loans                 $ 4,116,002    $ 3,611,793
 Interest on investment securities -
  U.S. Treasury Securities                      670,931        616,142
  Obligations of other U.S. government
   agencies and corporations                     85,909         74,523
  Obligations of states and political
   subdivisions                                 297,835        188,312
Interest on Federal funds sold                   87,393        137,278
                                            -----------    -----------
    Total interest income                     5,258,070      4,628,048
                                            -----------    -----------
Interest Expense:
 Interest on deposits                         2,505,301      2,242,553
 Interest on borrowed funds                       9,468         11,152
                                            -----------    -----------
    Total interest expense                    2,514,769      2,253,705
                                            -----------    -----------
    Net interest income                       2,743,301      2,374,343

Provision for loan losses (Note 3)              151,378         27,200
                                            -----------    -----------
    Net interest income after provision
     for loan losses                          2,591,923      2,347,143
                                            -----------    -----------
Other Income:
 Service fees                                   187,654        199,651
 Other                                          195,320        171,181
                                            -----------    -----------
    Total other income                          382,974        370,832
                                            -----------    -----------
Other Expenses:
 Salaries                                     1,061,175      1,010,883
 Payroll taxes and employee benefits            188,164        221,104
 Occupancy expenses                             294,206        277,949
 Other operating expenses                       692,028        674,641
                                            -----------    -----------
    Total other expenses                      2,235,573      2,184,577
                                            -----------    -----------
    Income before income taxes                  739,324        533,398

Provision for income taxes (Note 8)             165,102        120,000
                                            -----------    -----------
    Net income                              $   574,222    $   413,398
                                            ===========    ===========
Earnings per share, primary                 $      1.69    $      1.29
                                            ===========    ===========
Earnings per share, fully diluted           $      1.66    $      1.28
                                            ===========    ===========
Weighted average number of shares
 outstanding, primary                           340,739        319,510
                                            ===========    ===========
Weighted average number of shares
 outstanding, fully diluted                     345,638        321,713
                                            ===========    ===========

The accompanying notes are an integral part of these financial statements.

                       AMFIRST BANCORPORATION
        CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                         Capital Stock
                                      --------------------
                                      Shares        Amount         Surplus
                                      ------        ------         -------
Balance January 1, 1995               282,370      $282,370       $2,868,471

5% stock dividend (Note 6)             14,081        14,081          267,539

Cash paid for fractional share
 dividends (Note 6)                      -             -                   -

Exercise of director option (Note 11)   1,000         1,000           17,000

Sale of 1,780 shares at $19.50 and
 $19.56                                 1,780         1,780           33,009

Purchase of 8,152 shares at $18.00 to
 $20.00 for treasury                        -             -                -

Sale of 7,734 shares of treasury
 stock at $19.50 to $21.00                  -             -            2,770

Net change in unrealized appreciation
 on securities available for sale net
 of tax of $77,006                          -             -                -

1995 net income                             -             -                -
                                      -------       --------      ----------
Balance December 31, 1995             299,231       299,231        3,188,789

5% stock dividend (Note 6)             14,863        14,863          312,123

Cash paid for fractional share
 dividends (Note 6)                         -             -                -

Stock exchanged for real estate
 (Note 12)                             16,000        16,000          126,215

Sale of 1,314 shares at $20.50
 to $22.00                              1,314         1,314           26,153

Purchase of 2,376 shares at $20.50
 to $22.00 for treasury                     -             -                -

Sale of 2,661 shares of treasury
 stock at $21.00 to $22.00                  -             -            2,153

Net change in unrealized appreciation
 on securities available for sale net
 of tax of $26,848                          -             -                -

1996 net income                             -             -                -
                                      -------      --------        ----------
Balance December 31, 1996             331,408      $331,408        $3,655,433
                                      =======      ========        ==========

The accompanying notes are an integral part of these financial statements.

Net Unrealized
Appreciation
on Securities                              Treasury Stock
Available               Retained          -----------------
For Sale                Earnings          Shares     Amount        Total
--------------          --------          ------     ------        -----
$        -             $   606,539             -    $     -      $3,757,380

         -                (281,620)            -          -               -

         -                  (1,673)            -          -          (1,673)

         -                       -             -          -          18,000

         -                       -             -          -          34,789

         -                       -         8,152   (156,557)       (156,557)

         -                       -        (7,374)   141,086         143,856

   149,482                       -             -          -         149,482

         -                 413,398             -          -         413,398
----------              ----------       -------    --------     ----------
   149,482                 736,644           778    (15,471)      4,358,675

         -                (326,986)            -          -               -

         -                  (2,102)            -          -          (2,102)

         -                  48,291             -          -         190,506

         -                       -             -          -          27,467

         -                       -         2,376    (49,994)        (49,994)

         -                       -        (2,661)    54,619          56,772

   (52,116)                      -             -          -         (52,116)

         -                 574,222             -          -         574,222
----------              ----------       -------    --------     ----------
$   97,366              $1,030,069           493    $(10,846)    $5,103,430
==========              ==========       =======    ========     ==========

                       AMFIRST BANCORPORATION
               CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                1996            1995
                                                ----            ----

Cash Flows From Operating Activities:
 Interest and fees received on loans and
  investments                                $ 5,149,352     $ 4,456,978
 Other cash received                             359,167         350,212
 Interest paid                                (2,558,099)     (2,088,068)
 General and administrative expenses paid     (2,008,982)     (1,950,782)
 Income taxes paid                              (217,866)       (259,964)
                                             -----------     -----------
      Net cash provided by operating
       activities                                723,572         508,376
                                             -----------     -----------
Cash Flows From Investing Activities:
 Proceeds from maturities and calls of
  investment securities                        5,681,666       3,898,769
Purchases of investment securities            (8,048,561)     (7,865,823)
Net increase in loans                         (2,244,400)     (8,004,593)
Proceeds from sale of equipment                    5,726           3,001
Purchase of bank premises and equipment          (46,428)       (190,132)
Proceeds from sale of other real estate
 owned                                                 -          81,103
                                             -----------     -----------
      Net cash used in investing activities   (4,651,997)    (12,077,675)
                                             -----------     -----------
Cash Flows From Financing Activities:
 Net increase in deposits                      4,129,972      13,740,501
 Net proceeds from stock transactions             45,607          40,088
 Dividends paid - fractional shares              (2,102)          (1,673)
                                             -----------     -----------
      Net cash provided by financing
       activities                              4,173,477      13,778,916
                                             -----------     -----------
Net increase in cash and cash equivalents        245,052       2,209,617

Cash and cash equivalents, beginning of year   5,972,562       3,762,945
                                             -----------     -----------
Cash and cash equivalents, end of year       $ 6,217,614     $ 5,972,562
                                             ===========     ===========

The accompanying notes are an integral part of these financial statements.

                                                1996            1995
                                                ----            ----

Reconciliation of Net Income to Net Cash
Provided By Operating Activities:
 Net income                                  $   574,222     $   413,398
 Adjustments to reconcile net income to net
  cash provided by operating activities -
   Provision for loan losses                     151,378          27,200
   Depreciation and amortization of premises
    and equipment                                162,092         157,914
   Gain on sale of equipment                        (773)         (1,060)
   FHLB stock dividend                           (53,200)        (41,700)
   Amortization of investment security
    premiums, net of accretion of discounts      (43,840)        (57,733)
   Gain on sale of securities                     (3,439)              -
   Amortization of unearned interest                   -             (45)
   Amortization of organization costs              2,765           2,765
   Increase in cash surrender value of life
    insurance                                    (19,595)        (19,560)
   Deferred income taxes                         (52,764)        (17,970)
   Increase (decrease) in unamortized loan
    origination fees                               8,956          13,009
   (Increase) decrease in interest receivable    (20,634)        (84,600)
   (Increase) decrease in other assets            (4,145)         15,147
   Increase (decrease) in interest payable       (43,330)        165,636
   Increase (decrease) in other liabilities       65,879         (64,025)
                                             -----------     -----------
      Net cash provided by operating
       activities                            $   723,572     $   508,376
                                             ===========     ===========

                       AMFIRST BANCORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1996 AND 1995

NOTE 1 -  Summary of Significant Accounting Policies:
          ------------------------------------------

          NATURE OF OPERATIONS - The Bank provides a variety of financial services to individuals and corporate customers through four branches in the greater Everett area. The Bank's primary source of revenue is commercial and real estate loans to businesses and individuals.

          BASIS OF CONSOLIDATION - The 1996 and 1995 financial statements include the financial position and results of operations of AmFirst Bancorporation (AmFirst) and its wholly owned subsidiary, American First National Bank (Bank). All intercompany transactions have been eliminated.

          ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
          Actual results could differ from those estimates.

          Material estimates that are particularly susceptible to significant changes relate to the determination of the allowance for losses on loans.

          CASH AND DUE FROM BANKS - Included in cash and due from banks are legally reserved amounts which are required to be maintained on an average basis in the form of cash and balances due from the Federal Reserve Bank and other banks. Reserve requirements at December 31, 1996 and 1995, amounted to $50,000 for each year.

          SECURITIES AVAILABLE FOR SALE - Securities available for sale are carried at fair value, based upon market quotations. Deferred income taxes are provided on any unrealized appreciation or decline in value. Such appreciation or decline in value, net of deferred taxes is reflected as a separate component of stockholders' equity.

          SECURITIES TO BE HELD TO MATURITY - Securities which the bank has the intent and ability to hold to maturity are carried at cost. Premiums and discounts on these securities are amortized to expense and accreted to income over the life of the securities using a method which approximates the level yield method. Gain or loss on sales are based on the specific identification method.

                       AMFIRST BANCORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1996 AND 1995

NOTE 1 -  Summary of Significant Accounting Policies (continued):
          -------------------------------------------------------
          RECOGNITION OF INTEREST INCOME - Interest on commercial and real estate loans is computed daily based on the principal amount outstanding. Interest on installment loans is recognized on the interest method. Accrual of interest income is generally discontinued when a loan becomes 90 days past due and accrued
          interest amounts are reversed.   Once interest has been paid to date
          or management considers the loan to be fully collectible, it is returned to accrual status. All loans on which interest is not being accrued are referred to as loans on nonaccrual status and are classified as impaired.

          Loan origination fees and related direct costs are deferred and recognized as an adjustment of yield on the interest method.

          ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses is established by charges to operations based on management's evaluation of the assets, economic conditions, and other factors considered necessary to maintain the allowance at an adequate level. Uncollectible loans are charged to the allowance account in the period such determination is made. Recoveries on loans previously charged off are credited to the allowance account in the period received.

          BANK PREMISES AND EQUIPMENT - Bank premises, leasehold improvements and equipment are stated at cost, less accumulated depreciation and amortization. The provision for depreciation for equipment is computed principally on the straight-line method over the estimated useful lives of the assets, which range from 3 to 24 years. The building is depreciated by the straight-line method over its estimated life of 39 years. Leasehold improvements are amortized over the lesser of the lease terms or the estimated lives of the improvements. Costs of major additions and improvements are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Gains or losses from the disposition of property are reflected in operations, and the asset accounts and related allowance for depreciation are reduced.

          ORGANIZATION COSTS - Costs incurred in the organization of AmFirst were amortized over sixty months.

          PENSION PLAN - The Bank contributes to a "401(k)" retirement plan covering employees who meet participation requirements. The amount of the contribution is discretionary as determined by the Board of Directors up to the maximum deduction allowed for Federal income tax purposes. In 1996 and 1995 contributions to the plan amounting to $29,376 and $29,148, respectively, are included in employee benefits expense.

                       AMFIRST BANCORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1996 AND 1995

NOTE 1 -  Summary of Significant Accounting Policies (continued):
          -------------------------------------------------------

          PER SHARE AMOUNTS - Per share amounts are calculated based on the weighted average number of shares outstanding during the period presented, with appropriate retroactive recognition for stock dividends and splits.

          INCOME TAXES - The Bank provides for income taxes based on its income reported for financial statement purposes. Deferred income taxes are provided for temporary differences in reporting income for financial statement purposes and tax purposes. (See Note 8).

          OTHER REAL ESTATE OWNED - Other real estate owned includes foreclosed property held pending disposition. Real estate acquired through foreclosure is valued at the lower of its fair value less estimated costs to sell or the recorded investment in the related loan. If subsequent declines in value occur, the additional loss is charged to income.

          CASH EQUIVALENTS - Cash equivalents include amounts due from banks, short-term interest bearing deposits in banks, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods. The Bank maintains cash balances in banks which will exceed the federally insured amount of $100,000. The Bank remains liable for any outstanding checks in the event of a default by a depository bank.

NOTE 2 -  Investment Securities:
          ----------------------

          The carrying amounts of investment securities as shown in the balance sheets and their approximate fair values at December 31 were as follows:

                                    Gross         Gross
                    Amortized     Unrealized    Unrealized      Fair
                     Cost           Gains         Losses        Value
                    ---------     ----------    ----------      -----
Securities
Available for
Sale -

December 31, 1996:
 U.S.
  Government
  and agency
  securities      $12,423,240    $      -       $(10,109)     $12,413,131
State and
 municipal
 securities         4,803,590     157,633              -        4,961,223
                  -----------    --------       --------      -----------
                  $17,226,830    $157,633       $(10,109)     $17,374,354
                  ===========    ========       ========      ===========

                       AMFIRST BANCORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1996 AND 1995

NOTE 2 -  Investment Securities (continued):
          ----------------------------------

                                    Gross         Gross
                    Amortized     Unrealized    Unrealized      Fair
                     Cost           Gains         Losses        Value
                    ---------     ----------    ----------      -----

December 31, 1995:
 U.S.
  Government
  and agency
  securities      $ 8,463,055    $ 57,137       $ (8,721)     $ 8,511,471
State and
 municipal
 securities         5,467,995     178,072              -        5,646,067
                  -----------    --------       --------      -----------
                  $13,931,050    $235,209       $ (8,721)     $14,157,538
                  ===========    ========       ========      ===========

Securities to be
held to maturity -
December 31, 1996:
 U.S.
  Government
  securities      $ 3,918,682    $      -       $20,556       $ 3,898,126
                  ===========    ========       ========      ===========

December 31, 1995:
 U.S.
  Government
  securities      $ 4,721,324    $      -       $63,510       $ 4,657,814
                  ===========    ========       ========      ===========

The scheduled maturities of securities to be held to maturity and securities available for sale at December 31, 1996, were as follows:

                        Securities to be Held         Securities Available
                            to Maturity                    For Sale
                        ---------------------         --------------------
                        Amortized      Fair           Amortized      Fair
                          Cost         Value            Cost         Value
                        ---------      -----          ---------      -----
Due in one
 year or less          $ 3,918,682   $ 3,898,126     $ 4,090,045  $ 4,100,221
Due from one
 year to
 five years                      -             -       9,128,456    9,192,988
Due from six to ten
 years                           -             -       3,893,329    3,961,688
Due after ten years              -             -         115,000      119,457
                       -----------   -----------     -----------  -----------
                       $ 3,918,682   $ 3,898,126     $17,226,830  $17,374,354
                       ===========   ===========     ===========  ===========

                       AMFIRST BANCORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1996 AND 1995

NOTE 2 -  Investment Securities (continued):
          ----------------------------------

          Assets, principally securities, carried at approximately $2,000,000 and $1,000,000 at December 31, 1996 and 1995, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

NOTE 3 -  Loans:
          ------

          A summary of loans outstanding by category at December 31, 1996 and 1995, is as follows:

                                              1996             1995
                                              ----             ----

Commercial, financial, and
 agricultural                             $13,448,545      $14,554,627
Real estate - mortgage                     24,596,704       21,702,410
Installment loans                           2,719,790        2,318,528
                                          -----------      -----------
                                           40,765,039       38,575,565
Less:
  Allowance for possible loan losses         (440,780)        (344,327)
  Net unamortized loan origination
   fees                                      (100,125)         (91,169)
                                          -----------      -----------
          Total loans                     $40,224,134      $38,140,069
                                          ===========      ===========

          Loans on which the accrual of interest has been discontinued amounted to $497,115 and $41,215 at December 31, 1996 and 1995,
          respectively.

          If interest had been accrued, such income would have approximated $64,000 and $1,800 for 1996 and 1995, respectively.

          The Bank grants commercial, real estate and installment loans to customers predominantly in northwestern Washington. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economy of the region.

                       AMFIRST BANCORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1996 AND 1995

NOTE 3 -  Loans (continued):
          ------------------

          A summary of loan maturities and the approximate amounts of loans carrying fixed and variable interest rates as of December 31, 1996 and 1995, is as follows:

                                                1996
                         --------------------------------------------------
                          Within      One to          After
                         One Year     Five Years      Five Years      Total
                         --------     ----------      ----------      -----

Fixed rate loans       $ 5,166,000   $11,131,000     $ 1,591,000   $17,888,000
Variable rate
 loans                  21,900,000       978,000               -    22,878,000


                                                1995
                         --------------------------------------------------
                          Within      One to          After
                         One Year     Five Years      Five Years      Total
                         --------     ----------      ----------      -----

Fixed rate loans       $ 3,061,000   $ 9,079,000     $ 1,334,000   $13,474,000
Variable rate
 loans                  24,110,000       991,000               -    25,101,000


          Changes in the allowance for loan losses at December 31, 1996 and 1995, are as follows:

                                                1996            1995
                                                ----            ----
Balance at beginning of year                 $ 344,327        $ 356,864
Provision charged to operating expenses        151,378           27,200
Loan losses:
 Loans charged off                             (54,925)         (39,737)
                                             ---------        ---------
    Balance at end of year                   $ 440,780        $ 344,327
                                             =========        =========

          For Federal income tax purposes, the allowance for loan losses is maintained at the maximum allowable by the Internal Revenue Code.

                       AMFIRST BANCORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 1996 AND 1995

NOTE 4 -  Related Party Transactions:
          ---------------------------

          Certain parties (principally directors and senior officers of the Bank, including their affiliates, families, and companies in which they hold ten percent or more ownership) were customers of, and had loans and other transactions with the Bank in the ordinary course of business. The balances of such loans at December 31, 1996 and 1995, are as follows:

                                                     1996          1995
                                                     ----          ----
Loans to officers, directors, and related
 companies                                        $2,264,970    $1,894,445
                                                  ==========    ==========

          These totals exclude loans made in the ordinary course of business to other companies with which the Bank does not have a relationship other than the association of one of its directors in the capacity of officer or director. These loan transactions were made on substantially the same terms as those prevailing at the time for comparable loans to other persons. They did not involve more than the normal risk of collectibility or present other unfavorable features.

          Real property for two of the Bank's four locations was leased from a corporation in which a bank officer and directors are stockholders. Total rental expense associated with these operating leases amounted to $88,782 and $84,794 in 1996 and 1995, respectively. (See Note
          12).

NOTE 5 -  Bank Premises and Equipment:
          ----------------------------

          Annual provisions for depreciation and amortization total $162,092 for 1996 and $157,914 for 1995. The following is a summary of bank premises and equipment as of December 31, 1996 and 1995:

                                                     1996          1995
                                                     ----          ----

Land                                              $  857,471    $  325,567
Bank building                                        313,735       162,043
Leasehold improvements                               654,706       654,706
Furniture and equipment                              988,014       950,250
Transportation equipment                              11,582        11,582
                                                  ----------    ----------
                                                   2,825,508     2,104,148
Less allowance for depreciation and
 amortization                                      1,101,283       859,727
                                                  ----------    ----------
                                                  $1,724,225    $1,244,421
                                                  ==========    ==========

                       AMFIRST BANCORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1996 AND 1995

NOTE 6 -  Limitation on Dividends:
          ------------------------

          The approval of the Comptroller of the Currency is required before the Bank's dividends to AmFirst in a given year may exceed the total of its net profit (as defined) for the year combined with retained net profits of the preceding two years.

          A 5% stock dividend was issued September 17, 1996, to AmFirst shareholders of record at September 1, 1996. A 5% stock dividend was issued September 18, 1995, to AmFirst shareholders of record at September 1, 1995. Retained earnings have been capitalized in an amount equal to the fair market value of the additional shares issued.

NOTE 7 -  Leases:
          -------

          The Bank leases the main branch/administration offices under a 12 year noncancelable operating lease beginning in April, 1996. The lease requires monthly payments of $7,439 with adjustments every three years based on the Consumer Price Index.
          Total rental expense was $90,054 and $82,656 in 1996 and 1995, respectively.

          Future minimum lease commitments as of December 31, 1996 are as follows:

Year Ending December 31,
------------------------
      1997                                   $    89,268
      1998                                        89,268
      1999                                        89,268
      2000                                        89,268
      2001                                        89,268
      2002 and thereafter                        557,925
                                             -----------
                                                            $1,004,265
                                                            ==========

                       AMFIRST BANCORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1996 AND 1995

NOTE 8 -  Federal Income Taxes:
          ---------------------

          The provisions for Federal income taxes consist of the following at December 31, 1996 and 1995:
                                                   1996            1995
                                                   ----            ----
Current                                        $  151,340       $  137,970
Deferred                                           13,762          (17,970)
                                               ----------       ----------
         Total provision for income taxes      $  165,102       $  120,000
                                               ==========       ==========

          The provision for income taxes is less than that computed by applying the Federal statutory rate of 34% due primarily to the effect of tax exempt income.

          The sources of deferred income taxes (benefits) and the tax effect of each follows:
                                                   1996            1995
                                                   ----            ----

Unrealized gains on securities
 available for sale                            $   50,158       $   77,006
Provision for loan losses                        (130,300)         (97,500)
Cash basis reporting                                2,300          (17,110)
Loan fee reporting                                 34,800           17,350
Depreciation                                       91,300           78,300
Deferred compensation                             (61,500)         (59,700)
FHLB stock dividends                               80,300           62,300
Other                                              12,100           19,160
                                               ----------       ----------
         Total deferred liability              $   79,158       $   79,806
                                               ==========       ==========

NOTE 9 -  Financial Instruments With Off-Balance-Sheet Risk:
          --------------------------------------------------

          The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to a degree, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                       AMFIRST BANCORPORATION
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1996 AND 1995

NOTE 9 -  Financial Instruments With Off-Balance-Sheet Risk (continued):
          --------------------------------------------------------------

          Financial instruments whose contract amounts represent credit risk:

                                                   1996            1995
                                                   ----            ----

          Commitments to extend credit         $ 7,559,000      $ 8,923,000
          Standby letters of credit                232,000          275,000

          Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the customer.

          Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

          The estimated fair values of the Bank's financial instruments were as follows:

                            December 31, 1996            December 31, 1995
                           --------------------         --------------------
                           Carrying      Fair           Carrying       Fair
                            Amount       Value          Amount         Value
                           --------      -----          --------       -----
Financial Assets:
 Cash and due from
  banks, interest-
  bearing deposits
  with banks, and
  federal funds sold      $ 6,217,612  $ 6,217,612    $ 5,972,562  $ 5,972,562
Securities available
 for sale                  17,374,354   17,374,354     14,157,538   14,157,538
Securities to be held
 to maturity                3,918,682    3,898,126      4,721,324    4,657,814
Loans receivable           40,224,134   40,224,134     38,140,069   38,140,069
Accrued interest
 receivable                   274,398      274,398        349,755      349,755
Financial Liabilities:
 Deposit liabilities       64,898,361   64,898,361     60,768,389   60,768,389

                       AMFIRST BANCORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   DECEMBER 31, 1996 AND 1995

NOTE 10 - Non-Qualified Compensation Plans:
          ---------------------------------

          The Bank has an executive salary continuation agreement with its CEO dated April 15, 1987, whereby the Bank has agreed to pay monthly retirement benefits of $2,083 upon the president's retirement at age sixty-five. The bank has accrued the present value of payments expected to be made under this non-qualified deferred compensation agreement. The amounts so accrued at December 31, 1996 and 1995, were $180,840 and $175,461, respectively. The amounts charged against current earnings for each year were $30,378 and $30,295, respectively.

          In December 1995, the Bank adopted a non-qualified retirement plan covering two key officers. The plan calls for benefits payable for a period of ten years after attainment of age 65. The ten year pay-out will range between 5 - 8% per year of the final base salary earned prior to retirement. Vesting will not occur before 1999, at which point the two participants will become 50% vested, with an additional 10% vesting each of the five years thereafter. If the Bank is sold or merged, all benefits vest fully and become due immediately.

NOTE 11 - Stock Options Plans:
          --------------------

          In 1994, the AmFirst Bancorporation shareholders adopted stock option plans for employees and directors.

          The purpose of the employee plan is to assist the Bank in securing and retaining key employees and to increase their efforts towards the Bank's success by participating in the ownership of the Bank. The plan is administered by the Board of Directors. Total shares authorized for award pursuant to the plan are 42,000. Stock options will generally be granted to salaried key employees and officers who are selected by the board from time to time. Options will ordinarily be granted at the fair market value of the shares as of the date of the award, exercisable during a period of time not to exceed ten years. With the stock dividend declared in September 1996 and 1995, the total shares awarded amounted to 46,305 and 44,100, with 46,305 and 38,850 vested as of December 31, 1996 and 1995, respectively. No options have been exercised. Option prices range from $16.33 to $20.00 per share.

          The purpose of the director stock option plan is to encourage significant ownership in the Bank by outside directors whose services are considered essential to the Bank's progress and to provide them with an incentive to remain as directors. The plan is administered by the Board of Directors. Total shares authorized for award pursuant to the plan are 10,500. Upon adoption of the plan by shareholders, each of the nine outside directors was awarded options for the purchase of 1,000 shares at $18 per share. Such options vest upon each director having served for three years, including service prior to plan adoption. Generally, the director stock options expire on the earlier of ten years or 90 days after a director ceases to serve as a member of the Board.

          During 1994, one director exercised his 1,000 share stock option. In December 1995 the board authorized and awarded an additional 200 shares per outside director at an option price of $21 per share.

          In October 1995, the FASB issued SFAS 123, Accounting for Stock-based Compensation. The statement requires expanded disclosures of stock-based compensation arrangements with employees and encourages (but does not require) application of the fair value recognition provisions in the statement. SFAS 123 does not rescind or interpret the existing accounting rules for employee stock-based arrangements. Companies may continue following those rules to recognize and measure compensation as outlined in Accounting Principles board ("APB") Opinion 25, Accounting for Stock Issued to Employees, but they are now required to disclose the pro forma amounts of net income and earnings per share that would have been reported had the company elected to follow the fair value recognition provisions of SFAS 123. Effective January 1, 1996, AmFirst adopted the disclosure requirements of SFAS 123, but has determined that it will continue to measure its employee stock-based compensation

                       AMFIRST BANCORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   DECEMBER 31, 1996 AND 1995

          arrangements under the provisions of APB 25. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for AmFirst's option plans been determined consistent with SFAS 123, AmFirst's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                       Year Ended December 31,
                                       1996              1995
                                       ----              ----
           Net income:
           As reported:              $574,222          $413,398
           Pro forma:                 541,268           381,844

           Net income per common share
           Primary:
           As reported:                 $1.69             $1.29
           Pro forma:                    1.59              1.20

           Fully diluted:
           As reported:                 $1.66             $1.28
           Pro forma:                    1.57              1.19

          The compensation expense included in the pro forma net income and earnings per share is not likely to be representative of the effect on reported net income for future years because options vest over several years and additional awards may be made.

          The fair value of options granted under AmFirst's stock option plans is estimated on the date of grant with the following weighted average assumptions used for 1996 and 1995: risk-free interest rates of 6%; expected lives of six months (due to the pending merger), and five years, respectively; no expected cash dividends; and no volatility factor since AmFirst is a nonpublicly traded stock.

NOTE 12 - Real Estate Acquisition:
          ------------------------

          On December 31, 1996, AmFirst Bancorporation completed the acquisition of assets and assumption of liabilities of Rainville & Associates, Inc. Rainville & Associates, Inc. stockholders are current and former board of director members of AmFirst Bancorporation. The principal assets of Rainville & Associates, Inc. consisted of the buildings and land which the Bank occupies at the Broadway and Harbour Pointe branch offices. The acquisition was accounted for by the pooling of interest method. 1.6 shares of AmFirst Bancorporation stock were exchanged for each share of Rainville & Associates, Inc. stock.

          The transaction included building and land at historical cost of $600,421, net of accumulated depreciation of $83,175. A note payable to Key Bank of Washington of $417,834 was assumed. The note is secured by the buildings and land. Monthly payments are $6,000 including interest at a variable rate of the lender's prime rate plus 1.5%. The current rate at December 31, 1996 was 9.75%. The note is due August of 1999.

                       AMFIRST BANCORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1996 AND 1995

          The following is a summary of the principal payments due on the long-term debt:

Year Ending December 31,
------------------------
       1997                                  $  32,722
       1998                                     36,034
       1999                                    349,078
                                             ---------
                                                           $ 417,834
                                                           =========
NOTE 13 - Merger:
          -------

          The Board of Directors have approved a merger with Cascade Bank.
          The merger needs final approval from the shareholders of both banks and bank regulators. The shareholders of AmFirst will receive about two shares of Cascade Bank stock for each share of AmFirst stock. Changes in banking operations is expected to be complete in the summer of 1997.

                              APPENDIX E

             CASCADE FINANCIAL CORPORATION 1997 STOCK OPTION PLAN

                       Cascade Financial Corporation
                           1997 Stock Option Plan


SECTION 1. Purpose. The purposes of the Cascade Financial Corporation 1997 Stock Option Plan are to promote the interests of the Company, its affiliates, and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees and directors of the Company and its affiliates; (ii) motivating such employees and Eligible Directors by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees and Eligible Directors to participate in the long-term growth and financial success of the Company.

SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

                  "Affiliate" shall mean the Bank and any other "subsidiary" of the Company as defined in Section 424(f) of the Code.

                  "Award" shall mean any grant of Options or Director Options.

                  "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

                  "Bank" shall mean Cascade Bank, Everett, Washington, or any successor thereto.

                  "Board" shall mean the Board of Directors of the Company.

                  "Change in Control" shall mean an event deemed to occur if and when (a) an offeror other than the Company purchases shares of the common stock of the Company or the Bank pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company or the Bank representing twenty-five percent (25%) or more of the combined voting power of the Company's or the Bank's then outstanding securities, (c) the membership of the board of directors of the Company or the Bank changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four (24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Company or the Bank approve a merger, consolidation, sale or disposition of all or substantially all of the Company's or the Bank's assets, or a plan of partial or complete liquidation. If any of the events enumerated in clauses (a) - (d) occur, the Board shall determine the effective date of the change in control resulting therefrom, for purposes of the Plan.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Committee" shall mean a committee of the Board consisting of at least two non-employee directors designated by the Board to administer the Plan. If a separate committee is not so designated, the Board shall serve as the Committee for all purposes under the Plan.

                  "Company" shall mean Cascade Financial Corporation, a Delaware corporation.

                  "Director Option" shall mean a Non-Qualified Stock Option granted to an Eligible Director pursuant to Section 6(e).

                  "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code. For purposes of the Plan, all determinations as to whether a Participant has become disabled shall be made by a majority of the Board upon the basis of such evidence as it deems necessary or desirable, and shall be final and binding on all interested persons.

                  "Effective Date" shall mean the date specified in Section 9(a) of the Plan.

                  "Eligible Director" shall mean, on any date, a person who is serving as a member of the Board but shall not include a person who is an Employee.

                  "Employee" shall mean an employee of the Company or any Affiliate.

                   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" shall be determined as follows:

                  (a) If the Shares are traded or quoted on the Nasdaq Stock Market or other national securities exchange at the time of grant of the Award, then the Fair Market Value shall be the average of the highest and lowest selling price on such exchange on the date such Award is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

                  (b) If the Shares are not traded or quoted on the Nasdaq Stock Market or other national securities exchange, then the Fair Market Value shall be a value determined by the Committee in good faith on such basis as it deems appropriate.

                  "Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                  "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

                  "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option but shall not include a Director Option.

                  "Participant" shall mean any Employee or Eligible Director selected by the Committee to receive an Award of Options or Director Options, as appropriate.

                  "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

                  "Plan" shall mean this Cascade Financial Corporation 1997 Stock Option Plan.

                  "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

                  "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

                  "Shares" shall mean common shares of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

                  "Ten Percent Stockholder" shall mean any stockholder who, at the time an Incentive Stock Option is granted to such stockholder, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the voting power of all classes of stock of the Company.

                  "Termination for Cause" shall mean termination because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Company and/or, the Bank and a Participant.

SECTION 3.    Administration.

      (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

      (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, and Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

SECTION 4.    Shares Available for Awards.

      (a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Options and Director Options may be granted under the Plan shall be 115,000. If, after the effective date of the Plan, any Shares covered by an Option or Director Option granted under the Plan, or to which such an Option or Director Option relates, are forfeited, or if an Option or Director Option otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Option or Director Option, or to which such Option or Director Option relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Options and Director Options may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Options and Director Options may be granted. In the event that any Option or Director Option is exercised through the delivery of Shares, the number of Shares available for Awards under the Plan shall be increased by the number of Shares surrendered.

      (b) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall proportionately adjust any or all (as necessary) of
(i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate
Section 422(b)(1) of the Code, as from time to time amended.

      (c) Sources of Shares. Any Shares delivered pursuant to an Option or Director Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. Eligibility. An Employee, including any officer or employee-director of the Company, shall be eligible to be designated a Participant. Each Eligible Director shall be eligible to receive Director Options in accordance with Section 6(e) hereof.

SECTION 6.    Options and Director Options.

      (a) Grant. Subject to the provisions of the Plan and the recommendation of the Board, the Committee shall determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In such case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute, including without limitation, the requirements of Code Section 422(d), which limits the aggregate fair market value of Shares of which Incentive Stock Options are exercisable for the first time to one hundred thousand dollars ($100,000) per calendar year. Each provision of the Plan and of each written option agreement relating to an Option designated an Incentive Stock Option shall be construed so that such Option qualifies as an Incentive Stock Option, and any provision that cannot be so construed shall be disregarded.

      (b) Exercise Price. The Committee shall establish the exercise price at the time each Option or Director Option is granted, which price shall not be less than one hundred percent (100%) of the per Share Fair Market Value on the date of grant. Notwithstanding any provision contained herein, in the case of an Incentive Stock Option, the exercise price at the time such Incentive Stock Option is granted to any Employee who, at the time of such grant, is a Ten Percent Stockholder, shall not be less than one hundred ten percent (110%) of the per Share Fair Market Value on the date of grant.

      (c) Exercise. Subject to the provisions of the Plan, each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter; provided, however, that in the case of an Incentive Stock Option, a Participant may not exercise such Option as an Incentive Stock Option after the earlier of (i) the date which is ten (10) years (five (5) years in the case of a Participant who is a Ten Percent Stockholder) after the date on which such Incentive Stock Option is granted, or (ii) the date which is three (3) months (twelve (12) months in the case of a Participant who becomes Disabled, or who dies) after the date on which he ceases to be an employee of the Company or an Affiliate. Each Award shall be one hundred percent (100%) vested upon a Participant's death or Disability. In the event of an Employee's Termination for Cause, his Options shall be canceled on the date he ceases to be an Employee. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

      (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option or Director Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price. The Committee may, in its discretion, arrange procedures for the payment of the exercise price with one or more stock brokerage firms for the purpose of allowing a Participant to make a "cashless exercise" of an Option or Director Option.


      (e) Director Options. Subject to the provisions of the Plan and the recommendation of the Board, the Committee shall determine the Eligible Directors to whom Director Options shall be granted, the number of shares to be covered by each Director Option and the condition and limitations applicable to the exercise of each Director Option. Each Award of Director Options shall vest ratably over a five (5) year period whereby twenty percent (20%) of the Award shall vest on each of the first through the fifth anniversaries of the date of grant so long as the Eligible Director continues to serve as a member of the Board; provided, however, that each Award shall be one hundred percent (100%) vested in the event of the Eligible Director's death or Disability. A Director Option shall be exercisable until the earlier to occur of the following two (2) dates (i) the tenth anniversary of the date of grant of such Director Option or (ii) one (1) year (two (2) years in the case of an Eligible Director who becomes Disabled, or who dies) after the date the Eligible Director ceases to be a member of the Board, except that if the Eligible Director ceases to be a member of the Board upon Termination for Cause, his Director Options shall be canceled on the date he ceases to be a member of the Board. An Eligible Director may pay the exercise price of a Director Option in the manner described in Section 6(d).

      (f) Effect of a Change in Control. In the event of a Change in Control, all then outstanding Options and Director Options shall become one hundred percent (100%) vested and exercisable as of the effective date of the Change in Control. If, in connection with or as a consequence of a Change in Control, the Company or the Bank is merged into or consolidated with another corporation, or if the Company or the Bank sells or otherwise disposes of substantially all of its assets to another corporation, then unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of then outstanding Options and Director Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, such Options or Director Options shall be canceled as of the effective date of the merger, consolidation, or sale and the Participant or Eligible Director shall be paid in cash an amount equal to the difference between the Fair Market Value of the Shares subject to the Options or Director Options as of the effective date of such corporate event and the exercise price of the Options or Director Options, as appropriate.

SECTION 7.    Amendment and Termination.

      (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement with which the Committee deems it necessary or appropriate to comply.

      (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

      (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award of Options granted hereunder to be canceled in consideration of the granting to the holder of an alternative Award of Options having a Fair Market Value equal to the Fair Market Value of such canceled Award.

SECTION 8.    General Provisions.

      (a)     Nontransferability.

              (i) Each Award, and each right under any Award, shall be exercisable only by the Participant during his lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative or a transferee receiving such Award pursuant to a domestic relations order or
Section 8(a)(ii) as determined by the Committee.

              (ii) No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the preceding sentence, the Committee shall have discretionary authority to permit the transfer of any Non-Qualified Stock Option to members of a Participant's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners; provided, however, that a transferred Non-Qualified Stock Option may be exercised by the transferee on any date only to the extent that the Participant would have been entitled to exercise the Non-Qualified Stock Option on such date had the Non-Qualified Stock Option not been transferred. Any transferred Non-Qualified Stock Option shall remain subject to the terms and conditions of the Participant's Award Agreement.

      (b) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

      (c) Share Certificates. All Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange or national securities association upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any certificates representing such Shares or other securities to make appropriate reference to such restrictions.

      (d) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Company for purposed of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

      (e) Withholding. A Participant shall be required to pay to the Company and the Company is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes, including, but not limited to, the withholding of the issuance of Shares to be issued upon the exercise of any Option or Director Option until the Participant reimburses the Company for any amount required to be withheld.

      (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

      (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

      (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or an Affiliate. Further, the Company may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

      (i) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he has become the holder of such Shares.

      (j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

      (k) Severability. If any provisions of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

      (l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recovery under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

      (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such rights shall be no greater than the right of any unsecured general creditor of the Company.

      (n)     Rule 16b-3 Compliance.  With respect to persons subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable terms and conditions of Rule 16b-3 and any successor provisions. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      (o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

      (p) No Impact on Benefits. Unless specifically provided under any other benefit plan of the Company or its Affiliates, Awards shall not be treated as compensation for purposes of calculating an Employee's or Eligible Director's rights under such benefit plans.

      (q) Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgement in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, by contract, as a matter of law, or otherwise.

SECTION 9.    Term of the Plan.

      (a) Effective Date. The Plan shall become effective upon approval by a majority of the Company's stockholders at an annual or special meeting of stockholders of the Company held not more than twelve (12) months after the date of adoption of the Plan by the Board.

      (b) Expiration Date. The Plan shall terminate on and no Award shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

                                *      *      *

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
                                    PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

          Article XVI of Cascade's Certificate of Incorporation provides for indemnification of the directors, officers, employees and agents of Cascade for expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action or suit if such director is successful on the merits or otherwise, or acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of Cascade and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities:

          145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.--(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) of this section.
Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

           (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her or incurred by him or her any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 21.  Exhibits and Financial Statement Schedules

          (a)  Exhibits

Exhibit
Number     Description of Document
-------    -----------------------

  2 Agreement and Plan of Mergers dated February 6, 1997 by and between Cascade Financial Corporation and Cascade Bank, and AmFirst Bancorporation and American First National Bank (incorporated by reference to Appendix A to the Prospectus/Joint Proxy Statement contained in this Registration Statement).

  5        Opinion of Breyer & Aguggia regarding legality of securities. (a)

  8 Form of opinion of Breyer & Aguggia regarding federal income tax consequences. (a)

23.1 Consent of Breyer & Aguggia (contained in its opinion filed as Exhibit 5). (a)

23.2       Consent of Breyer & Aguggia as to its tax opinion. (a)

23.3       Consent of KPMG Peat Marwick LLP, Cascade's independent auditors.
           (a)

23.4       Consent of Hascal, Sjoholm & Co., AmFirst's independent auditors.

24 Power of Attorney (contained in the signature page of the Registration Statement). (a)

99.1 Form of proxy to be mailed to shareholders of Cascade Financial Corporation. (a)

99.2       Form of proxy to be mailed to shareholders of AmFirst
           Bancorporation. (a)
_____________
(a)  Previously filed.


     (b)   Financial Statement Schedules

           Not applicable.

     (c)   Reports, Opinions or Appraisals

           None

Item 22.  Undertakings

The undersigned registrant hereby undertakes:

           (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 20 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

           (c) The undersigned registrant hereby undertakes to supply by means of a post effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in the registration statement when it became effective.

                                 SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Everett, State of Washington on May 14, 1997.

                                   CASCADE FINANCIAL CORPORATION

                                   By: /s/ Frank M. McCord
                                       ------------------------------------
                                       Frank M. McCord
                                       Chairman and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Russell E. Rosendal       Executive Vice President and    May 14, 1997
---------------------------   Chief Financial Officer
Russell E. Rosendal           (Principal Financial and
                              Accounting Officer)

/s/ C. F. Safstrom            President and Director          May 14, 1997
---------------------------
C. F. Safstrom

/s/ Robert Disotell*          Executive Vice President        May 14, 1997
---------------------------   and Director
Robert Disotell

/s/ David W. Duce*            Director                        May 14, 1997
---------------------------
David W. Duce

/s/ Gary Meisner*             Director                        May 14, 1997
---------------------------
Gary Meisner

/s/ Dwayne Lane*              Director                        May 14, 1997
---------------------------
Dwayne Lane

/s/ D. R. Murphy*             Director                        May 14, 1997
---------------------------
D. R. Murphy

/s/ Ronald E. Thompson*       Director                        May 14, 1997
---------------------------
Ronald E. Thompson

/s/ G. Brandt Westover*       Director                        May 14, 1997
---------------------------
G. Brandt Westover

/s/ Paull Shin*               Director                        May 14, 1997
---------------------------
Paull Shin

/s/ Joan M. Earl*             Director                        May 14, 1997
---------------------------
Joan M. Earl

*By power of attorney dated March 28, 1997.

                            EXHIBIT INDEX


Exhibit
Number     Description of Document
--------   -----------------------

2 Agreement and Plan of Mergers dated February 6, 1997 by and between Cascade Financial Corporation and Cascade Bank, and AmFirst Bancorporation and American First National Bank (incorporated by reference to Appendix A to the Prospectus/Proxy Statement contained in this Registration Statement).

5          Opinion of Breyer & Aguggia regarding legality of securities. (a)

8 Form of opinion of Breyer & Aguggia regarding federal income tax consequences. (a)

23.1 Consent of Breyer & Aguggia (contained in its opinion filed as Exhibit 5). (a)

23.2       Consent of Breyer & Aguggia as to its tax opinion. (a)

23.3       Consent of KPMG Peat Marwick LLP, Cascade's independent auditors.
           (a)

23.4       Consent of Hascal, Sjoholm & Co., AmFirst's independent auditors.

24 Power of Attorney (contained in the signature page of the Registration Statement). (a)

99.1 Form of proxy to be mailed to shareholders of Cascade Financial Corporation. (a)

99.2       Form of proxy to be mailed to shareholders of AmFirst
           Bancorporation. (a)
____________
(a)  Previously filed.

                              Exhibit 23.4

                     Consent of Hascal, Sjoholm & Co.
                      AmFirst's Independent Auditors

                         HASCAL, SJOHOLM & COMPANY, P.S.
                          Certified Public Accountants


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
AmFirst Bancorporation


We consent to the use in this Registration Statement on Form S-4 on behalf of Cascade Financial Corporation of our report dated January 31, 1997, relating to the consolidated financial statements of AmFirst Bancorporation and Subsidiary, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" contained in the Prospectus/Joint Proxy Statement, which is a part of such Registration Statement.


/s/ Hascal, Sjoholm & Company, P.S.

HASCAL, SJOHOLM & COMPANY, P.S.
May 13, 1997